UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant     ☑
Filed by a Party other than the Registrant     ☐
Check the appropriate box:
☑      Preliminary Proxy Statement
☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐       Definitive Proxy Statement
☐       Definitive Additional Materials
☐       Soliciting Material Pursuant to §240.14a-12
SoftBrands, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐       No fee required.
☑       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

	o	Common stock, par value $0.01 per share (“Common Stock”)
	o	Series B Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”)
	o	Series C-1 Preferred Stock, par value $0.01 per share (“Series C-1 Preferred Stock”)
	o	Series D Preferred Stock, par value $0.01 per share (“Series D Preferred Stock”)

2)	Aggregate number of securities to which transaction applies:

	o	44,866,535 shares of Common Stock (representing the number of shares of Common Stock outstanding on June 11, 2009, excluding shares of Common Stock held by SoftBrands, Inc. in its treasury and unvested Common Stock);
	o	4,331,540 shares of Series B Preferred Stock (representing the number of shares of Series B Preferred Stock outstanding on June 11, 2009, which were each convertible into 1.024 shares of Common Stock as of June 11, 2009) or 4,435,497 shares of Common Stock;
	o	18,000 shares of Series C-1 Preferred Stock (representing the number of shares of Series C-1 Preferred Stock outstanding on June 11, 2009, which were each convertible into 509.16 shares of Common Stock as of June 11, 2009) or 9,164,970 shares of Common Stock;
	o	6,000 shares of Series D Preferred Stock (representing the number of shares of Series D Preferred Stock outstanding on June 11, 2009, which were each convertible into 612 shares of Common Stock as of June 11, 2009) or 3,671,971 shares of Common Stock;
	o	warrants to purchase 6,299,788 shares of Common Stock (as of June 11, 2009) (“Warrants”);
	o	options to purchase 8,682,390 shares of Common Stock (as of June 11, 2009) (“Options”);
	o	stock appreciation rights with respect to 3,795,500 shares of Common Stock (as of June 11, 2009) (“Stock Appreciation Rights”); and
	o	1,856,119 shares of unvested Common Stock (as of June 11, 2009) representing restricted stock units granted under SoftBrands’ stock and employee plans (“Restricted Stock Units”).

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Calculated solely for the purpose of determining the filing fee. The transaction value was determined based upon the sum of:

	o	$41,277,212 (44,866,535 shares of Common stock multiplied by $0.92 per share);
	o	$4,591,432 (4,331,540 shares of Series B Preferred Stock multiplied by $1.06 per share);
	o	$18,000,000 (18,000 shares of Series C-1 Preferred Stock multiplied by $1,000.00 per share);
	o	$6,000,000 (6,000 shares of Series D Preferred Stock multiplied by $1,000.00 per share);
	o	$0 (0 Warrants with an exercise price of less than $0.92 per share multiplied by the difference between $0.92 and the applicable exercise price of each Warrant);
	o	$180,125 (327,500 Options with an exercise price of less than $0.92 per share multiplied by the difference between $0.92 and the applicable exercise price of each Option);
	o	$479,700 (1,180,000 Stock Appreciation Rights with an exercise price of less than $0.92 per share multiplied by the difference between $0.92 and the applicable grant price of each Stock Appreciation Right); and
	o	$1,707,629 (1,856,119 shares of Common Stock represented by Restricted Stock Units multiplied by $0.92 per share).

In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .0000558 by the proposed maximum aggregate value of the transaction of $72,236,098.

4)	Proposed maximum aggregate value of transaction: $72,236,098

5)	Total fee paid: $4,031
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

SPECIAL MEETING OF STOCKHOLDERS — MERGER VOTE REQUIRED

To the Stockholders of SoftBrands, Inc.:

On June 11, 2009, we entered into an Agreement and Plan of Merger with Steel Holdings, Inc. and Steel Merger Sub, Inc., a wholly owned subsidiary of Steel Holdings. If the merger is completed pursuant to the terms of the merger agreement, Steel Merger Sub will be merged with and into SoftBrands, and SoftBrands will become a wholly owned subsidiary of Steel Holdings. Upon completion of the merger, (1) holders of our outstanding common stock will be entitled to receive $0.92 in cash, without interest, and less any applicable withholding taxes, for each share of common stock they own at the effective time of the merger, (2) holders of our outstanding Series B Preferred Stock will be entitled to receive $1.06 in cash, without interest, and less any applicable withholding taxes, for each share of Series B Preferred Stock that they own, (3) holders of our outstanding Series C-1 Preferred Stock will be entitled to receive $1,000.00 in cash, plus an amount equal to any accrued but unpaid dividends, without interest, and less any applicable withholding taxes, for each share of Series C-1 Preferred Stock that they own, and (4) holders of our outstanding Series D Preferred Stock will be entitled to receive $1,000.00 in cash, plus an amount equal to any accrued but unpaid dividends, without interest, and less any applicable withholding taxes, for each share of Series D Preferred Stock that they own.

In connection with our merger agreement with Steel Holdings, we will hold a special meeting of SoftBrands stockholders on August • , 2009 at • , local time, at • . Stockholders of SoftBrands will be asked, at the special meeting, to consider and vote upon the adoption of the merger agreement. After careful consideration, the board of directors of SoftBrands has unanimously approved and has declared the proposed merger, the merger agreement and the transactions contemplated by the merger agreement advisable, and has determined that it is in the best interests of SoftBrands stockholders that SoftBrands enter into the merger agreement and consummate the proposed merger on the terms and conditions set forth in the merger agreement. Accordingly, the board of directors of SoftBrands unanimously recommends that SoftBrands stockholders vote “FOR” the adoption of the merger agreement. We are also asking you to vote “FOR” any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.

The merger cannot be completed unless (i) the holders of a majority of the outstanding shares of our capital stock, voting together as a class on an as-converted-to-common stock basis at the close of business on the record date for the special meeting vote “FOR” the adoption of the merger agreement and (ii) subject to our repurchase rights provided in the Certificate of Designations, Preferences and Rights of the Series B Preferred Stock, the holders of a majority of the outstanding shares of our Series B Preferred Stock consent to the transaction. The completion of the merger is also subject to the satisfaction or waiver of other specified closing conditions. The accompanying proxy statement provides you with more detailed information about the proposed merger and the special meeting. We encourage you to read the accompanying proxy statement carefully and in its entirety, because it explains the proposed merger, the documents related to the merger and other related matters.

Your vote is very important, regardless of the number of shares you hold. Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or nominee. If you submit your proxy but do not indicate how you want to vote, your proxy will be voted “FOR” the adoption of the merger agreement and “FOR” any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement. If you do not vote or do not instruct your broker, bank or nominee how to vote, it will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement — so please vote.

We are very excited about the merger and I join the other members of our board of directors in recommending that you vote “FOR” the adoption of the merger agreement. After you have reviewed the enclosed materials, please vote by one of the means specified in the proxy statement as soon as you can. Thank you in advance for your continued support.

Sincerely,

Randal B. Tofteland
President and Chief Executive Officer

This transaction has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of this transaction or upon the adequacy or accuracy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated July • , 2009 and is first being mailed to stockholders of SoftBrands, Inc. on or about July • , 2009.

800 LaSalle Avenue, Suite 2100
Minneapolis, Minnesota 55402
Telephone: (612) 851-1500

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST • , 2009
To the Stockholders of SoftBrands, Inc.:

NOTICE IS HEREBY GIVEN THAT a special meeting of stockholders of SoftBrands, Inc., a Delaware corporation, will be held on August • , 2009 at • , local time, at • :

1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 11, 2009, by and among Steel Holdings, Inc., Steel Merger Sub and SoftBrands, Inc.;

2. To consider and vote upon any proposal by SoftBrands’ board of directors to adjourn the special meeting, if necessary, to solicit additional proxies in support of Proposal 1 if there are not sufficient votes at the time of the special meeting in favor of adoption of the merger agreement; and

3. To transact such other business as may properly come before the special meeting or any adjournments of the special meeting.

The board of directors of SoftBrands has unanimously approved the merger agreement and recommends that SoftBrands stockholders vote “FOR” the adoption of the merger agreement. The board of directors of SoftBrands also recommends that SoftBrands stockholders vote “FOR” any proposal by SoftBrands’ board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.

The board of directors of SoftBrands has fixed the close of business on July • , 2009 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. Only holders of record of shares of our capital stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. At the close of business on the record date, SoftBrands had outstanding and entitled to vote • shares of common stock, [4,331,540] shares of Series B Preferred Stock, 18,000 shares of Series C-1 Preferred Stock and 6,000 shares of Series D Preferred Stock. Holders of our common stock and Preferred Stock as of the record date are entitled to cast a total of • votes on an as-converted-to-common stock basis at the special meeting. SoftBrands stockholders who do not wish to accept the merger consideration for their shares and who do not vote in favor of the adoption of the merger agreement may have appraisal rights under Delaware law in connection with the merger if they meet specified conditions. See the section of this proxy statement entitled “The Merger — Appraisal Rights” beginning on page • .

Your vote is very important, regardless of the number of shares you hold. The affirmative vote of the holders of a majority of the outstanding shares of our capital stock, voting together as a class on an as-converted-to-common stock basis, at the close of business on the record date is required to adopt the merger agreement. The affirmative vote of the holders of a majority of the outstanding shares of our capital stock, voting together as a class on an as-converted-to-common stock basis, at the close of business on the record date, present in person or represented by proxy at the special meeting and entitled to vote may approve any proposal by our board of directors to adjourn the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the adoption of the merger agreement. The chairperson of the special meeting may also adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the adoption of the merger agreement.

Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the special meeting if you are unable to attend. You may also vote your shares by using a toll-free number or via the internet. If you submit your proxy but do not indicate how you wish to vote, your proxy will be counted as a vote “FOR” the adoption of the merger agreement and “FOR” any proposal by SoftBrands’ board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement. If you do not vote, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and make it more difficult for SoftBrands to achieve a quorum at the special meeting — so please vote. If you do not vote, it will not affect the outcome of any proposal to adjourn the special meeting, but will reduce the number of votes required to approve such a proposal. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

This proxy statement contains detailed information about the merger and the other transactions contemplated by the merger agreement. Please read this proxy statement and the merger agreement attached to it as Annex A carefully and in their entirety. For specific instructions on how to vote your shares, please refer to the section of this proxy statement entitled “The Special Meeting” beginning on page • .

By Order of the Board of Directors,

Gregg A. Waldon
Secretary

Minneapolis, Minnesota
July • , 2009

SUMMARY VOTING INSTRUCTIONS

YOUR VOTE IS IMPORTANT

Ensure that your shares can be voted at the special meeting by submitting your proxy or contacting your broker, bank or other nominee. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting “AGAINST” the adoption of the merger agreement.

If your shares are registered in the name of a broker, bank or other nominee:  check the voting instruction card forwarded by your broker, bank or other nominee to see which voting options are available or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares are voted in favor of the proposals at the special meeting.

If your shares are registered in your name:  submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares can be voted in favor of the proposals at the special meeting.

Instructions regarding telephone and Internet voting are included on the proxy card.

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact:

SoftBrands, Inc.
Attn: Vice President, Corporate Communications
800 LaSalle Avenue, Suite 2100
Minneapolis, Minnesota 55402
Telephone: (612) 851-1500

i

Annexes

Annex A — Agreement and Plan of Merger	A-1
Annex B — Voting Agreements	B-1
Annex C — Opinion of Piper Jaffray & Co.	C-1
Annex D — Section 262 of the General Corporation Law of the State of Delaware	D-1

This proxy statement contains information related to our special meeting of stockholders to be held on August • , 2009 at • , local time, at • , and at any adjournments or postponements thereof. We are furnishing this proxy statement to the stockholders of SoftBrands, Inc. as part of the solicitation of proxies by SoftBrands’ board of directors for use at the special meeting.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following are some questions that you, as a stockholder of SoftBrands, may have regarding the proposed merger, the special meeting of SoftBrands stockholders and the transfer of SoftBrands’ trust interest as well as brief answers to such questions. We urge you to read carefully the entirety of this proxy statement because the information in this section does not provide all the information that may be important to you with respect to the adoption of the merger agreement. Additional important information is also contained in the annexes to this proxy statement.

Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words used in this proxy statement refer to SoftBrands, Inc. Throughout this proxy statement we refer to SoftBrands, Inc. as “SoftBrands.”

Q:	When and where is the special meeting of our stockholders?

A:	The special meeting of SoftBrands stockholders will take place on August • , 2009, at • , local time, at • .

Q:	What matters will be voted on at the special meeting?

A:	We have entered into an Agreement and Plan of Merger (which we refer to in this proxy as the “merger agreement”) with Steel Holdings, Inc., a Delaware corporation (which we refer to in this proxy statement as “Steel Holdings”), and its wholly owned subsidiary, Steel Merger Sub, Inc. a Delaware corporation (which we refer to in this proxy statement as “Merger Sub”). Under the terms of the merger agreement, Merger Sub will merge with and into SoftBrands, with SoftBrands surviving the merger and becoming a wholly owned subsidiary of Steel Holdings (which we sometimes refer to in this proxy statement as the “surviving corporation”).

In order to complete the merger, we must obtain the affirmative vote of the holders of a majority of the outstanding shares of our capital stock, voting together as a class on an as-converted-to-common stock basis. A special meeting of our stockholders will be held on August • , 2009 to obtain this vote of our stockholders. At that meeting, you will be asked to consider and vote on the adoption of the merger agreement. In addition, you may be asked to consider and vote on a proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement. This proxy statement contains important information about the merger and the special meeting, and you should read it carefully in its entirety.

Your vote is very important, regardless of the number of shares you hold. We encourage you to vote as soon as possible. The enclosed voting materials allow you to vote your shares without attending the special meeting of SoftBrands stockholders. For more specific information on how to vote, please see the questions and answers below and the section of this proxy statement entitled “The Special Meeting” beginning on page • .

Q:	As a SoftBrands stockholder, what will I receive upon completion of the merger?

A:	If the merger is completed and you are a holder of our common stock, you will receive $0.92 in cash, without interest, and less any applicable withholding taxes (which amount we sometimes refer to in this proxy statement as the “common stock per share amount”), for each share of our common stock that you own immediately prior to the effective time of the merger unless you exercise and perfect your appraisal rights under Delaware law.

If the merger is completed and you hold shares of our Series B Preferred Stock, you will receive $1.06 in cash, without interest, and less any applicable withholding taxes (which amount we sometimes refer to in this proxy statement as the “Series B Preferred Stock per share amount”), for each share of our Series B Preferred Stock that you own immediately prior to the effective time of the merger unless you exercise and perfect your appraisal rights under Delaware law. If, however, we have not obtained a duly executed written consent from the holders of a majority of our Series B Preferred Stock adopting and approving the merger agreement and the transactions contemplated by the merger agreement prior to the tenth day before the special meeting, each share of our Series B Preferred Stock will be repurchased and canceled at a price equal to $1.06 in cash without interest, and less any applicable withholding taxes.

If the merger is completed and you hold shares of our Series C-1 Preferred Stock, you will receive $1,000.00 in cash, plus an amount equal to any accrued but unpaid dividends, without interest, and less any applicable withholding taxes (which amount we sometimes refer to in this proxy statement as the “Series C-1 Preferred Stock per share amount”), for each share of our Series C-1 Preferred Stock that you own immediately prior to the effective time of the merger unless you exercise and perfect your appraisal rights under Delaware law.

If the merger is completed and you hold shares of our Series D Preferred Stock, you will receive $1,000.00 in cash, plus an amount equal to any accrued but unpaid dividends, without interest, and less any applicable withholding taxes (which amount we sometimes refer to in this proxy statement as the “Series D Preferred Stock per share amount”), for each share of our Series D Preferred Stock that you own immediately prior to the effective time of the merger unless you exercise and perfect your appraisal rights under Delaware law.

Q:	What happens to SoftBrands’ Interest in the AremisSoft liquidating trust immediately prior to the effective time of the merger?

A:	SoftBrands is preserving for its stockholders its 10% interest in the net proceeds of the AremisSoft liquidating trust. Immediately prior to the effective time of the merger, SoftBrands will transfer, on a pro rata basis (with the Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock counted on an as-converted-to-common stock basis in accordance with the participation rights set forth in the applicable certificate of designation), its 10% interest in the net proceeds of the AremisSoft liquidating trust to the individuals holding SoftBrands stock at such time. Only stockholders owning SoftBrands stock immediately prior to the effective time of the merger will be entitled to receive a pro rata portion of SoftBrands’ interest in the AremisSoft liquidating trust net proceeds. If you transfer your shares of SoftBrands’ stock before immediately prior to the effective time of the merger, you will have transferred the right to receive a pro rata interest in the net proceeds of the AremisSoft liquidating trust. In order to receive a pro rata interest in the net proceeds of the AremisSoft liquidating trust, you must hold your shares stock immediately prior to the effective time of the merger. Any future distributions pursuant to the 10% interest in the net proceeds of the AremisSoft liquidating trust will be made to those stockholders who owned SoftBrands stock immediately prior to the effective time of the merger, net of any administrative expense incurred in connection with the distribution to those stockholders. If the number of shares of common stock (with the Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock counted on an as-converted-to-common stock basis) outstanding as of the record date were the same as the number of shares of common stock outstanding immediately prior to the effective time of the merger, then, including Capital Resource Partners’ warrant described below, • shares of common stock would be eligible to receive a pro rata portion of SoftBrands’ interest in the AremisSoft liquidating trust. The interests in the trust distributed by SoftBrands will not be transferable or assignable by the stockholders receiving the interest except by will or by the laws of descent or distributions. See the section of this proxy statement entitled “Transfer of SoftBrands’ Trust Interest to SoftBrands’ Stockholders” beginning on page • .

Pursuant to a Senior Subordinated Secured Note and Warrant Purchase Agreement, dated November 26, 2002, between SoftBrands and Capital Resource Partners IV, L.P., SoftBrands issued and sold a warrant, dated August 18, 2004, representing the right to purchase, on an adjusted basis, 4,133,504 shares of our common stock at an exercise price of $1.03 per share. As of immediately prior to the effective time of the merger and solely for purposes of the transfer of SoftBrands’ 10% interest in the net proceeds of the AremisSoft liquidating trust, SoftBrands has agreed with Capital Resource Partners that the warrant will be deemed exercised such that Capital Resource Partners is entitled to receive, on a pro rata basis, a portion of the trust interest equal to the portion that Capital Resource Partners would have received had it exercised the warrant prior to such transfer.

Accordingly, the pro rata share of the AremisSoft liquidating trust to be received by the holders of SoftBrands’ issued outstanding capital stock will be reduced proportionality.

Q:	What do I need to do now?

A:	After you carefully read this proxy statement in its entirety, including its annexes, consider how the merger affects you and then vote or provide voting instructions as described in this proxy statement. We encourage you to read the proxy statement carefully and in its entirety, consider your options, and please vote as your vote is very important.

Q:	Who can vote and attend the special meeting?

A:	All stockholders of record as of the close of business on July • , 2009, the record date set by our board of directors for the special meeting, are entitled to receive notice of and to attend and vote at the special meeting, or any postponement or adjournment thereof. If you want to attend the special meeting and your shares are held in an account at a brokerage firm, bank or other nominee, you must bring to the special meeting a proxy from the record holder (your broker, bank or nominee) of the shares authorizing you to vote at the special meeting.

Q:	What constitutes a quorum at the special meeting?

A:	In order to constitute a quorum and to transact business at the special meeting, a majority of the outstanding shares of our capital stock on the record date, with the Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock counted on an as-converted-to-common stock basis, must be represented at the special meeting, either in person or by proxy. Shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Q:	What vote of our stockholders is required to adopt the merger agreement?

A:	The affirmative vote of the holders of a majority of the outstanding shares of our capital stock, voting together as a class on an as-converted-to-common stock basis, at the close of business on the record date is required to adopt the merger agreement. Because the vote is based on the number of votes entitled to be cast, rather than the number of votes cast, failure to vote your shares and abstentions will have the same effect as voting against the adoption of the merger agreement — so please vote. As a condition to Steel Holdings and Merger Sub entering into the merger agreement, ABRY Mezzanine Partners, L.P., one of our significant stockholders, and its affiliate ABRY Partners, LLC entered into voting agreements with Steel Holdings and Merger Sub pursuant to which they have agreed, among other things, to vote their shares of our capital stock in favor of the adoption of the merger agreement. In addition, on June 25, 2009, Capital Resource Partners, L.P., another one of our significant stockholders, entered into a voting agreement with Steel Holdings and Merger Sub pursuant to which it has agreed, among other things, to vote its shares of our capital stock in favor of the adoption of the merger agreement. These stockholders collectively exercise voting control over an aggregate of 19,540,787 shares of our common stock on an as-converted-to-common stock basis as of [ • ], 2009, the record date for the special meeting, which constitutes approximately [31.47]% of our capital stock entitled to vote at the special meeting as of that date on an as-converted-to-common stock basis. See the section of this proxy statement entitled “The Merger — Voting Agreements” beginning on page • and Annex B hereto.

As required by the Certificate of Designations, Preferences and Rights of the Series B Preferred Stock (which we sometimes refer to in this proxy statement as the “Series B Preferred Stock certificate of designations”). The holders of a majority of the outstanding shares of our Series B Preferred Stock have consented to the merger.

Q:	How can the special meeting be adjourned, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting in favor of adoption of the merger agreement?

A:	The affirmative vote of the holders of a majority of the outstanding shares of our capital stock, voting together as a class on an as-converted-to-common stock basis, at the close of business on the record date present in person or by proxy at the special meeting and entitled to vote may adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement. Failure to vote your shares will not affect the outcome of any proposal to adjourn the special meeting, but will reduce the number of votes required to approve such a proposal. Abstentions will have the same effect as voting against

v

any proposal by our board of directors to adjourn the special meeting. No proxy that is specifically marked “AGAINST” approval of the merger proposal will be voted in favor of the meeting adjournment proposal, unless it is specifically marked “FOR” the discretionary authority to adjourn the special meeting to a later date. Pursuant to our bylaws, the chairperson of the meeting may also adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.

Q:	How many votes do SoftBrands stockholders have?

A:	Each holder of record of our common stock as of July • , 2009 will be entitled to one vote for each share of common stock held on that date.

Each holder of record of our Series B Preferred Stock as of July • , 2009 will be entitled to a number of votes per share of Series B Preferred Stock as such holder would have been entitled to receive in the event such share had been converted into our common stock in accordance with applicable conversion rights of the Series B Preferred Stock set forth in the Series B Preferred Stock certificate of designation. As of July • , 2009, each holder of Series B Preferred Stock will be entitled to 1.024 votes per share of Series B Preferred Stock.

Each holder of record of our Series C-1 Preferred Stock as of July • , 2009 will be entitled to a number of votes per share of Series C-1 Preferred Stock as such holder would have been entitled to receive in the event such share had been converted into our common stock in accordance with applicable conversion rights of the Series C-1 Preferred Stock set forth in the Certificate of Designations, Preferences and Rights of the Series C-1 Preferred Stock. As of July • , 2009, each holder of Series C-1 Preferred Stock will be entitled to 509.16 votes per share of Series C-1 Preferred Stock.

Each holder of record of our Series D Preferred Stock as of July • , 2009 will be entitled to a number of votes per share of Series D Preferred Stock as such holder would have been entitled to receive in the event such share had been converted into our common stock (not taking into account any adjustment to the conversion price) in accordance with applicable conversion rights of the Series D Preferred Stock set forth in the Certificate of Designations, Preferences and Rights of the Series D Preferred Stock. As of July • , 2009, each holder of Series D Preferred Stock will be entitled to 598.80 votes per share of Series D Preferred Stock.

Q:	How does SoftBrands’ board of directors recommend I vote?

A:	At a meeting held on June 11, 2009, our board of directors unanimously approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable, and determined that it is in the best interests of SoftBrands stockholders that SoftBrands enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement. Accordingly, the board of directors of SoftBrands unanimously recommends that you vote “FOR” the adoption of the merger agreement. The board of directors of SoftBrands also recommends that SoftBrands stockholders vote “FOR” any proposal by SoftBrands’ board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.

Q:	How do I vote my shares?

A:	If you are a stockholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

• over the telephone by calling a toll-free number;

• electronically, using the internet; or

• by completing, signing and mailing the enclosed proxy card.

The telephone and internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record as of the record date and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your completed and signed proxy card to us before the special meeting.

If you hold your shares in “street name” through a broker, bank or nominee, you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares, and telephone and internet voting is also encouraged for stockholders who hold their shares in street name.

Q:	May I vote my shares in person at the meeting?

A:	Yes. If you are a stockholder of record as of the record date, you may attend the special meeting of our stockholders and vote your shares in person, rather than signing and returning your proxy card. If your shares are held in “street name,” you must request a legal proxy from the broker, bank or nominee that holds your shares and present that proxy and proof of identification at the special meeting to vote your shares.

Q:	May I change my vote after I have submitted my proxy?

A:	Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by voting in person at the meeting. Attending the meeting will not revoke your proxy unless you specifically request to revoke it. If you hold your shares in street name and have instructed a broker, bank or nominee to vote your shares, you must follow directions received from your broker, bank or nominee to change those instructions.

Q:	If my broker, bank or nominee holds my shares in “street name,” will they vote my shares for me?

A:	Your broker, bank or nominee will not be able to vote your shares without instructions from you. You should instruct your broker, bank or nominee to vote your shares following the procedure provided by your broker, bank or nominee. Without instructions, your shares will not be voted, which will have the effect of a vote “AGAINST” the adoption of the merger agreement.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card or voting instruction card that you receive, or, if you submit your proxy vote by telephone or internet, vote once for each proxy card you receive.

Q:	What happens if I do not vote, whether by attending the special meeting in person, returning a proxy card or through internet or telephone voting procedures?

A:	The failure to vote will have the same effect as voting “AGAINST” the adoption of the merger agreement. The failure to vote will not affect the outcome of any proposal by our board of directors to adjourn the special meeting but will reduce the number of votes required to approve such a proposal.

Q:	Is the merger expected to be taxable to me for United States federal income tax purposes?

A:	Generally, yes. The receipt of the cash merger consideration for each share of our capital stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In addition, although not free from doubt, we expect that the transfer to you of your pro rata share of our 10% interest in the AremisSoft liquidating trust will be taxable to you at the time of receipt as additional consideration for your shares. For United States federal income tax purposes, generally you will recognize gain or loss as a result of the merger measured by the difference, if any, between the sum of the cash merger consideration you receive for each share plus the fair market value of your pro rata share of the interest in the trust and your adjusted tax basis in each share of stock. We expect that any subsequent distributions to you of net proceeds of the trust will generally be taxable to you at ordinary income rates at the time of receipt.

You should read the section of this proxy statement entitled “The Merger — Material United States Federal Income Tax Consequences” beginning on page • for a more complete discussion of the United States federal income tax consequences of the merger and the transfer to you of your pro rata share of our interest in the trust, including possible alternative characterizations. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your own tax advisor as to the tax consequences of the merger to you.

Q:	Is the transfer to me of my pro rata share of SoftBrands’ interest in the AremisSoft liquidating trust expected to be taxable to me for United States federal income tax purposes?

A:	Yes. Please refer to the immediately preceding question and answer section. You should also read the section of this proxy statement entitled “The Merger — Material United States Federal Income Tax Consequences” beginning on page • for a more complete discussion of the United States federal income tax consequences of the merger and the transfer to you of your pro rata share of our interest in the trust, including possible alternative characterizations. Tax matters can be complicated, and the tax consequences of such transfer will depend on your particular tax situation. You should consult your own tax advisor as to the tax consequences of the transfer to you and your ownership of your pro rata share of SoftBrands’ interest in the AremisSoft liquidating trust.

Q:	Should I send in my SoftBrands stock certificates now?

A:	No. Promptly after the merger is completed, each holder of record immediately prior to the effective time of the merger will be sent a letter of transmittal, together with written instructions for exchanging share certificates for the applicable portion of the merger consideration in cash. These instructions will tell you how and where to send in your certificates in exchange for your cash consideration. You will receive your cash payment after the paying agent receives your stock certificates and any other documents requested in the instructions.

Q:	What happens if I sell my shares before the special meeting?

A:	The record date of the special meeting is earlier than the special meeting and the date that the merger is expected to be completed. If you transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive $0.92 per share in cash, without interest, and less applicable withholding taxes, to be received for each share of our common stock in the merger. In order to receive the $0.92 per share in cash, without interest, and less applicable withholding taxes, you must hold your shares of common stock through completion of the merger. If you transfer your shares of our Series B Preferred Stock, Series C-1 Preferred Stock or Series D Preferred Stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive the Series B Preferred Stock per share amount, Series C-1 Preferred Stock per share amount or Series D Preferred Stock per share amount, as applicable, to be received for each share of such stock in the merger.

Only stockholders owning SoftBrands stock immediately prior to the effective time of the merger will be entitled to receive a pro rata portion of SoftBrands’ interest in the AremisSoft liquidating trust net proceeds. If you transfer your shares of SoftBrands’ stock before immediately prior to the effective time of the merger, you will have transferred the right to receive a pro rata interest in the net proceeds of the AremisSoft liquidating trust.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger promptly. In addition to obtaining stockholder approval, we must satisfy all other closing conditions contained in the merger agreement, including the expiration or termination of applicable regulatory waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act.

Q:	Is Steel Holdings’ obligation to complete the merger subject to Steel Holdings’ receipt of financing?

A:	No. Although Steel Holdings has received commitment letters from both its debt and equity financing sources to provide financing for the merger, Steel Holdings must complete the merger regardless of whether it receives financing. Provided certain conditions are met, in the event that Steel Holdings fails to complete the merger, Steel Holdings will be required to pay a termination fee of $8,000,000.

Q:	Am I entitled to appraisal rights?

A:	Under Delaware law, holders of our capital stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the adoption of the merger agreement and they comply with Delaware law procedures explained in this proxy statement. For additional information about appraisal rights, see the section of this proxy statement entitled “The Merger — Appraisal Rights” beginning on page • and Annex D hereto.

Q:	Do any of SoftBrands’ directors or officers have interests in the merger that may differ from those of SoftBrands’ stockholders?

A:	Yes. Stock appreciation rights (vested or unvested) held by our executive officers and directors immediately before the effective time of the merger will be accelerated and canceled in exchange for the right to receive a cash payment equal to the common stock per share amount of $0.92 less the per share exercise price associated with such stock appreciation rights. Restricted stock units held by our executive officers and directors immediately before the effective time of the merger will also be accelerated and canceled in exchange for the right to receive the common stock per share amount of $0.92 in cash for each share of our common stock subject to issuance upon settlement of such stock-based award. In addition, indemnification arrangements for our current and former directors and officers will be continued if the merger is completed. See “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page • for a description of these agreements as well as a description of other rights of our directors and executive officers that come into effect in connection with the merger.

Q:	How will the merger affect my warrants and options to acquire SoftBrands common stock and stock-based awards?

A:	Immediately prior to the effective time of the merger, each warrant to purchase our capital stock outstanding that has not been canceled or exercised at such time will be canceled, and Steel Holdings will cause the surviving corporation to pay each holder a lump sum payment in cash without interest, and less any applicable withholding taxes, equal to the excess, if any, of: (i) the common stock per share amount of $0.92, multiplied by the number of shares of our common stock subject to such warrant to purchase our common stock; over (ii) the exercise price per share with respect to each share of our common stock subject to such warrant to purchase our common stock, multiplied by the number of shares of our common stock subject to such warrant to purchase our common stock.

Immediately prior to the effective time of the merger, each option to purchase our common stock or stock appreciation rights outstanding, whether or not vested or exercisable, will be accelerated and canceled, and Steel Holdings will cause the surviving corporation to pay each holder a lump sum payment in cash without interest, and less any applicable withholding taxes, equal to the excess, if any, of: (i) the common stock per share amount of $0.92, multiplied by the number of shares of our common stock subject to such option to purchase our common stock or stock appreciation right; over (ii) the exercise price per share with respect to each share of our common stock subject to such option to purchase our common stock or stock appreciation right, multiplied by the number of shares of our common stock subject to such option to purchase our common stock or stock appreciation right. Although our stockholders approved an option and stock appreciation right exchange program at our annual meeting held February 17, 2009, under which options and stock appreciation rights granted prior to September 30, 2008 would be exchanged for new stock appreciation rights that would have lower exercise prices, because discussions relating to transactions that eventually led to the merger proposal commenced shortly after the annual meeting, we never commenced the exchange program. All outstanding stock options and stock appreciation rights granted prior to September 30, 2008 have exercise prices that exceed $0.92 and will expire without value upon consummation of the merger.

Immediately prior to the effective time of the merger, each stock-based award will be accelerated and canceled, and Steel Holdings will cause the surviving corporation to pay each holder a lump sum payment in cash without interest, and less any applicable withholding taxes, equal to product of the common stock per share amount of $0.92; multiplied by the number of shares of our common stock subject to issuance upon settlement of such stock — based awards.

Q:	Who is paying for this proxy solicitation?

A:	SoftBrands is conducting this proxy solicitation and will bear the cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding proxy and solicitation materials to beneficial owners. If you choose to submit your proxy over the internet, you are responsible for any related internet access charges you may incur. If you choose to submit your proxy by telephone, you are responsible for any related telephone charges you may incur.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

SoftBrands, Inc.
Attn: Vice President, Corporate Communications
800 LaSalle Avenue, Suite 2100
Minneapolis, Minnesota 55402
Telephone: (612) 851-1500

x

SUMMARY

This summary term sheet highlights the most material terms of the proposed merger. While this summary describes the principal terms of the merger, this summary may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement and the documents to which we have referred you. In particular, you should read the annexes attached to this proxy statement, including the Agreement and Plan of Merger, dated as of June 11, 2009, by and among SoftBrands, Steel Holdings and Merger Sub, which is attached as Annex A to this proxy statement. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. See the section of this proxy statement entitled “Where You Can Find More Information” beginning on page • .

The Parties to the Merger (See Page  • )

SoftBrands, Inc.
800 LaSalle Avenue, Suite 2100
Minneapolis, Minnesota 55402
Telephone: (612) 851-1500

We are a provider of enterprise software and related professional services to approximately 5,000 customers in more than 100 countries. We have established a worldwide infrastructure for distribution, development and support of enterprise software. We operate in two principal business segments: manufacturing software and hospitality software. Our integrated software suites provide the tools necessary for businesses in these sectors to enhance customer satisfaction and improve efficiency and profitability. We were incorporated in Delaware in 2001 and are quoted on the NYSE Amex Equities under the symbol “SBN.” Our principal executive offices are located at 800 LaSalle Avenue, Suite 2100, Minneapolis, Minnesota 55402, and our telephone number is (612) 851-1500. Additional information regarding SoftBrands is contained in our filings with the Securities and Exchange Commission, or the SEC. See the section of this proxy statement entitled “Where You Can Find More Information” beginning on page • .

Steel Holdings, Inc.
c/o Golden Gate Private Equity, Inc.
One Embarcadero Center, 39th Floor
San Francisco, California 94111
Telephone: (415) 983-2700

Steel Holdings is a Delaware corporation that is a wholly owned subsidiary of investment funds managed by Golden Gate Private Equity, Inc. and is an affiliate of Infor Global Solutions Holdings Ltd. (which we sometimes refer to in this proxy statement as “Infor”). Steel Holdings exists solely to facilitate the merger and has not engaged in any operations other than in connection with its formation and the negotiation and execution of the merger agreement. Its principal executive offices are located at c/o Golden Gate Private Equity, Inc., One Embarcadero Center, 39th Floor, San Francisco, California 94111, and its telephone number is (415) 983-2700.

Steel Merger Sub, Inc.
c/o Golden Gate Private Equity, Inc.
One Embarcadero Center, 39th Floor
San Francisco, California 94111
Telephone: (415) 983-2700

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Steel Holdings. Merger Sub exists solely to facilitate the merger and has not engaged in any operations other than in connection with its formation and the negotiation and execution of the merger agreement. Merger Sub’s principal executive offices and telephone number are the same as those of Steel Holdings.

The Merger (See Page  • )

Steel Holdings has agreed to acquire SoftBrands under the terms of the merger agreement that is described in this proxy statement and attached as Annex A. We encourage you to read the merger agreement carefully and in its entirety. It is the principal document governing the merger.

Effect on Capital Stock (See Page  • )

If the merger is completed and you are a holder of our common stock, you will receive the common stock per share amount of $0.92 in cash, without interest, and less any applicable withholding taxes, for each share of our common stock that you own immediately prior to the effective time of the merger unless you exercise and perfect your appraisal rights under Delaware law.

If the merger is completed and you hold shares of our Series B Preferred Stock, you will receive the Series B Preferred Stock per share amount of $1.06 in cash, without interest, and less any applicable withholding taxes, for each share of our Series B Preferred Stock that you own immediately prior to the effective time of the merger unless you exercise and perfect your appraisal rights under Delaware law. If, however, we have not obtained a duly executed written consent from the holders of a majority of our Series B Preferred Stock adopting and approving the merger agreement and the transactions contemplated by the merger agreement prior to the tenth day before the special meeting, each share of our Series B Preferred Stock will be repurchased and canceled prior to the completion of the merger at a price equal to $1.06 in cash without interest, and less any applicable withholding taxes.

If the merger is completed and you hold shares of our Series C-1 Preferred Stock, you will receive the Series C-1 Preferred Stock per share amount of $1,000.00 in cash, plus an amount equal to any accrued but unpaid dividends, without interest, and less any applicable withholding taxes, for each share of our Series C-1 Preferred Stock that you own immediately prior to the effective time of the merger unless you exercise and perfect your appraisal rights under Delaware law.

If the merger is completed and you hold shares of our Series D Preferred Stock, you will receive the Series D Preferred Stock per share amount of $1,000.00 in cash, plus an amount equal to any accrued but unpaid dividends, without interest, and less any applicable withholding taxes, for each share of our Series D Preferred Stock that you own immediately prior to the effective time of the merger unless you exercise and perfect your appraisal rights under Delaware law.

After the merger is completed, your shares of our capital stock will be converted into the right to receive merger consideration, without interest, but you will no longer have any rights as a SoftBrands stockholder. As a SoftBrands stockholder, you will receive the merger consideration, without interest, after exchanging your SoftBrands stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to you shortly after completion of the merger.

See the section of this proxy statement entitled “The Merger Agreement — Effect on Capital Stock” beginning on page • .

Effect on Equity Awards (See Page  • )

Warrants

Immediately prior to the effective time of the merger, each warrant to purchase our capital stock outstanding that has not been canceled or exercised at such time will be canceled, and Steel Holdings will cause the surviving corporation to pay each holder a lump sum payment in cash without interest, and less any applicable withholding taxes, equal to the excess, if any, of:

•	the common stock per share amount of $0.92, multiplied by the number of shares of our common stock subject to such warrant to purchase our common stock; over

•	the exercise price per share with respect to each share of our common stock subject to such warrant to purchase our common stock, multiplied by the number of shares of our common stock subject to such warrant to purchase our common stock.

Options and Stock Appreciation Rights

Immediately prior to the effective time of the merger, each option to purchase our common stock or stock appreciation rights outstanding, whether or not vested or exercisable, will be accelerated and canceled, and Steel Holdings will cause the surviving corporation to pay each holder a lump sum payment in cash without interest, and less any applicable withholding taxes, equal to the excess, if any, of:

•	the common stock per share amount of $0.92 multiplied by the number of shares of our common stock subject to such option to purchase our common stock or stock appreciation right; over

•	exercise price per share with respect to each share of our common stock subject to such option to purchase our common stock or stock appreciation right, multiplied by the number of shares of our common stock subject to such option to purchase our common stock or stock appreciation right.

Although our stockholders approved an option and stock appreciation right exchange program at our annual meeting held February 17, 2009, under which options and stock appreciation rights granted prior to September 30, 2008 would be exchanged for new stock appreciation rights that would have lower exercise prices, because discussions relating to transactions that eventually led to the merger proposal commenced shortly after the annual meeting, we never commenced the exchange program. All outstanding stock options and stock appreciation rights granted prior to September 30, 2008 have exercise prices that exceed $0.92 and will expire without value upon consummation of the merger.

Stock-Based Awards

Immediately prior to the effective time of the merger, each stock-based award will be accelerated and canceled, and Steel Holdings will cause the surviving corporation to pay each holder a lump sum payment in cash without interest, and less any applicable withholding taxes, equal to product of:

•	the common stock per share amount of $0.92; multiplied by

•	the number of shares of our common stock subject to issuance upon settlement of such stock — based awards.

Background to the Merger (See Page  • )

In the course of reaching its decision to approve the merger and enter into the merger agreement, our board of directors consulted with our senior management, outside legal counsel and our financial advisor, and reviewed a significant amount of information and considered a number of factors, including, among others, the following factors:

•	the possible alternatives to the merger, including the possibility of continuing to operate as an independent entity and the perceived risks thereof; management’s dealings with other possible business combination partners both in the past and during the course of the negotiations with Infor and Golden Gate Private Equity, Inc. (which we sometimes refer to in this proxy statement as “Golden Gate Capital”); and the likelihood that a third party would offer a higher price than the $0.92 in cash per share of common stock offered by Infor and Golden Gate Capital;

•	the current and prospective environment in which we operate, including national and local economic conditions, the competitive environment, the trend toward consolidation in the enterprise software market; and the likely effect of these factors on our potential growth, development, productivity, profitability and strategic options;

•	historical financial information concerning our business, management, financial performance and conditions, technology, operations, prospects and competitive position;

•	the size of SoftBrands and related economies of scale, and that the diversification of our product offerings beyond the level that may be reasonably achievable on an independent basis was becoming increasingly important to continued success in the current enterprise software environment;

•	the likelihood that the merger would be completed, including the likelihood that the regulatory and stockholder approvals needed to complete the merger will be obtained;

•	current financial market conditions and historical market prices, volatility and trading information with respect to our common stock; and

•	the consideration to be received by our stockholders in the merger, including the form of such consideration.

See the section of this proxy statement entitled “The Merger — Background to the Merger” beginning on page • .

Recommendation of our Board of Directors (See Page  • )

After careful consideration of the factors described in the section of this proxy statement entitled “The Merger — Recommendation of our Board of Directors” beginning on page • , our board of directors unanimously:

•	approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable;

•	determined that it is in the best interests of our stockholders that SoftBrands enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement; and

•	recommends that our stockholders adopt the merger agreement.

Our board of directors also recommends that SoftBrands stockholders vote “FOR” any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.

See the section of this proxy statement entitled “The Merger — Recommendation of our Board of Directors” beginning on page • .

The Special Meeting (See Page  • )

Time, Date and Place.  A special meeting of our stockholders will be held on August • , 2009, at • at • , local time, to consider and vote upon a proposal to adopt the merger agreement and consider and vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.

Record Date and Voting Power.  You are entitled to vote at the special meeting if you owned shares of our capital stock at the close of business on July • , 2009, the record date set by our board of directors for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. Each share of Series B Preferred Stock issued and outstanding on the record date will be entitled to 1.024 votes per share of Series B Preferred Stock because each such share votes on an as-converted-to common stock basis. Each share of Series C-1 Preferred Stock issued and outstanding on the record date will be entitled to 509.16 votes per share of Series C-1 Preferred Stock because each such share votes on an as-converted-to common stock basis. Each share of Series D Preferred Stock issued and outstanding on the record date will be entitled to 598.80 votes per share of Series D Preferred Stock because each such share votes on an as-converted-to common stock basis. As of the record date, there were [44,866,535] shares of our common stock, [4,331,540] shares of our Series B Preferred Stock, [18,000] shares of our Series C-1 Preferred Stock and [6,000] shares of our Series D Preferred Stock outstanding and entitled to be voted at the special meeting. Holders of our common stock and Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock are entitled to cast a total of • votes on an as-converted-to-common stock basis at the special meeting.

Required Vote.  The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our capital stock, voting together as a class on an as-converted-to-common stock basis, as of the close of business on the record date. The chairperson of the special meeting may adjourn the meeting, if necessary to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement. In addition, the affirmative vote of the holders of a majority of the outstanding shares of our capital stock, voting together as a class present in person or represented by proxy at the special meeting and entitled to vote may approve any proposal by our board of directors to adjourn the special meeting to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement. Each share of Series B Preferred Stock issued and outstanding on the record date will be entitled to 1.024 votes per share of Series B Preferred Stock because each such share votes on an as-converted-to common stock basis. Each shares of Series C-1 Preferred Stock issued and outstanding on the record date will be entitled to 509.16 votes per share of Series C-1 Preferred Stock because each such share votes on an as-converted-to common stock basis. Each share of Series D Preferred Stock issued and outstanding on the record date will be entitled to 598.80 votes per share of Series D Preferred Stock because each such share votes on an as-converted-to common stock basis. As a condition to Steel Holdings and Merger Sub entering into the merger agreement, ABRY Mezzanine Partners, L.P., one of our significant stockholders, and its affiliate ABRY Partners, LLC (which we sometimes refer to in this proxy statement collectively as “ABRY”) entered into voting agreements with Steel Holdings and Merger Sub, pursuant to which ABRY agreed, among other things, to vote the shares of SoftBrands capital stock over which ABRY exercises voting control in favor of the adoption of the merger agreement. ABRY exercises voting control over an aggregate of 1,958,087 shares of our common stock, 15,000 shares of our Series C-1 Preferred Stock and 5,000 shares of our Series D Preferred Stock, or 12,589,574 shares of our common stock on an as-converted-to-common stock basis, which constitutes approximately [20.29]% of our capital stock entitled to vote at the special meeting on an as-converted-to-common stock basis as of [ • ], 2009, the record date for the special meeting. In addition, on June 25, 2009, Capital Resource Partners, L.P. (which we sometimes refer to in this proxy statement as “CRP”), another one of our significant stockholders, entered into a voting agreement with Steel Holdings and Merger Sub pursuant to which CRP agreed, among other things, to vote its shares of SoftBrands capital stock over which CRP exercises voting control in favor of the adoption of the merger agreement. CRP exercises voting control over an aggregate of [389,419] shares of our common stock, 4,331,540 shares of our Series B Preferred Stock, 3,000 shares of our Series C-1 Preferred Stock and 1,000 shares of our Series D Preferred Stock, or 6,951,213 shares of our common stock on an as-converted-to-common stock basis, which constitutes approximately [11.2]% of our capital stock entitled to vote at the special meeting on an as-converted-to-common stock basis as of [ • ], 2009, the record date for the special meeting. See the section of this proxy statement entitled “The Merger — Voting Agreements” beginning on page • and Annex B hereto. As required by the Series B Preferred Stock certificate of designations. The holders of a majority of the outstanding shares of our Series B Preferred Stock have consented to the merger.

Share Ownership of Directors and Management.  As of the record date, our directors and executive officers and their affiliates owned approximately • % of the shares entitled to vote at the special meeting.

See the section of this proxy statement entitled “The Special Meeting” beginning on page • .

Opinion of SoftBrands’ Financial Advisor (See Page • )

Piper Jaffray & Co. (which we sometimes refer to in this proxy statement as “Piper Jaffray”) rendered an oral opinion to SoftBrands’ board of directors on June 11, 2009, which was subsequently confirmed by delivery of a written opinion dated June 11, 2009, to the effect that, as of the date of the opinion, and based upon and subject to the considerations and limitations set forth in the opinion, Piper Jaffray’s work described below and other factors Piper Jaffray deemed relevant, the $0.92 per common share cash consideration was fair, from a financial point of view, to the holders of SoftBrands’ common stock.

The full text of the Piper Jaffray written opinion, dated June 11, 2009, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Jaffray in rendering its opinion, is attached as Annex C and is incorporated in its entirety herein by reference. You are urged to, and should, carefully read the Piper Jaffray opinion in its entirety, and this summary is qualified by reference to the written opinion. The Piper Jaffray opinion addresses only the fairness, from a financial point of view and as of the date of the opinion, to holders of our common stock (other than Steel Holdings or its affiliates) of the $0.92 per common share cash consideration to be paid to the holders of SoftBrands common stock pursuant to the merger agreement. The Piper Jaffray opinion does not address any consideration to be paid to any class or series of our preferred stock, or any of our other classes of securities, creditors or other constituencies. The Piper Jaffray opinion was directed to our board of directors and was not intended to be, and does not constitute, a recommendation as to how any of our stockholders should act or vote with respect to the merger or any other matter.

The Piper Jaffray opinion is not intended to confer rights and remedies upon Steel Holdings, any stockholders of Steel Holdings or any affiliates thereof, any of our common or preferred stockholders, option holders or warrant holders, or any other holder of stock-based compensation of SoftBrands. The Piper Jaffray opinion was approved for issuance by a committee of Piper Jaffray employees in accordance with its customary practice.

Piper Jaffray acted as our financial advisor in connection with the merger and will receive an estimated fee of approximately $750,000 from us, approximately $250,000 of which is contingent upon the consummation of the merger. Piper Jaffray will receive a fee of $500,000 from us for providing its opinion, which will be credited against the fee for financial advisory services. The opinion fee was not contingent upon the consummation of the merger or the conclusions reached in Piper Jaffray’s opinion.

See the section of this proxy statement entitled “The Merger — Opinion of Piper Jaffray & Co.” beginning on page • .

Interests of our Directors and Executive Officers in the Merger (See Page  • )

When considering the recommendation by our board of directors to vote in favor of the adoption of the merger agreement, you should be aware that a number of our executive officers and directors have interests in the merger that are different from yours, including, among others:

•	stock appreciation rights (vested or unvested) held by our executive officers and directors will be accelerated and canceled in exchange for the right to receive a cash payment equal to the common stock per share amount of $0.92 less the per share exercise price associated with such stock appreciation rights;

•	restricted stock units held by our executive officers and directors will be accelerated and canceled in exchange for the right to receive the common stock per share amount of $0.92 in cash for each share of our common stock subject to issuance upon settlement of such stock-based award; and

•	indemnification arrangements for our current and former directors and officers will be continued if the merger is completed.

See the section of this proxy statement entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page • .

Voting Agreements (See Page  • )

As a condition to Steel Holdings and Merger Sub entering into the merger agreement, ABRY Mezzanine Partners, L.P., one of our significant stockholders, and its affiliate ABRY Partners, LLC have entered into voting agreements with Steel Holdings and Merger Sub pursuant to which they have agreed (i) to vote their shares of SoftBrands capital stock in favor of the adoption of the merger agreement and (ii) to certain restrictions on the disposition of such shares of SoftBrands capital stock, subject to the terms and conditions of the voting agreements. These stockholders exercise voting control over an aggregate of 1,958,087 shares of our common stock, 15,000 shares of our Series C-1 Preferred Stock and 5,000 shares of our Series D Preferred Stock, or 12,589,572 shares of our common stock on an as-converted-to-common stock basis, which constitutes approximately [20.29]% of our capital stock entitled to vote at the special meeting on an as-converted-to-common stock basis as of [ • ], 2009, the record date for the special meeting.

In addition, on June 25, 2009, Capital Resource Partners, L.P., another one of our significant stockholders, entered into a voting agreement with Steel Holdings and Merger Sub pursuant to which CRP agreed (i) to vote its shares of SoftBrands capital stock in favor of the adoption of the merger agreement and (ii) to certain restrictions on the disposition of such shares of SoftBrands capital stock, subject to the terms and conditions of the voting agreements. CRP exercises voting control over an aggregate of [389,419] shares of our common stock, 4,331,540 shares of our Series B Preferred Stock, 3,000 shares of our Series C-1 Preferred Stock and 1,000 shares of our Series D Preferred Stock, or 6,951,213 shares of our common stock on an as-converted-to-common stock basis, which constitutes approximately [11.2]% of our capital stock entitled to vote at the special meeting on an as-converted-to-common stock basis as of [ • ], 2009, the record date for the special meeting.

See the section of this proxy statement entitled “The Merger — Voting Agreements” beginning on page • and Annex B hereto.

Market Price and Dividend Data (See Page  • )

Our common stock is listed on the NYSE Amex Equities under the symbol “SBN”. On June 11, 2009, the last full trading day prior to the public announcement of the proposed merger, our common stock closed at a price of $0.47. On June [ • ], 2009 the last practicable trading day prior to the printing of this proxy statement, our common stock closed at a price of $[ • ]. To date, we have not paid any dividends on our common stock. See the section of this proxy statement entitled “The Merger — Market Price and Dividend Data” beginning on page • .

Delisting and Deregistration of SoftBrands’ Common Stock

If the merger is completed, our common stock will no longer be traded on the NYSE Amex Equities and will be deregistered under the Securities Exchange Act of 1934, as amended, and we will no longer be required to file periodic reports with the SEC with respect to our shares of common stock.

The Merger Agreement (See Page  • )

Conditions to the Completion of the Merger (See Page  • )

The obligations of each of SoftBrands, Steel Holdings and Merger Sub to complete the merger are subject to the satisfaction or waiver of each of the following conditions:

•	the merger agreement is adopted by our stockholders in accordance with our organizational documents, and Delaware law;

•	the waiting period required under the HSR Act has expired or been terminated, the clearances, consents, approvals, orders and authorizations relating to other antitrust law shall have been obtained; and

•	there is not in effect any law, order or other restraint or prohibition that has the effect of making the merger illegal or otherwise prohibiting or preventing or otherwise delaying the consummation of the merger.

Steel Holdings and Merger Sub will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•	each of our representations and warranties (except those representations and warranties addressing our authorization, stockholder approval, organization and standing, subsidiaries capitalization, Section 280G of the Internal Revenue Code of 1986, as amended, related party transactions, change of control, the rights agreement and state anti-take over statutes) contained in the merger agreement is true and correct in all respects as of the date of the merger agreement and as of the effective time of the merger (except for the representations and warranties that address matters only as of a particular date, which must remain true and correct as of such date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on SoftBrands (as described in the section of this proxy statement headed “The Merger Agreement — Material Adverse Effect”) (provided that in making such determination, all materiality or material adverse effect or any similar qualifications set forth in such representations will be disregarded);

•	each of our representations and warranties with respect to authorization, stockholder approval, organization and standing, subsidiaries capitalization, Section 280G of the Internal Revenue Code of 1986, as amended, related party transactions, change of control, the rights agreement and state anti-take over statutes contained in the merger agreement is true and correct in all material respects, in each case, both when made and at and as of the effective time of the merger (except to the extent expressly made as of an earlier date, in which case as of that date), except for where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not resulted and would not reasonably be expected to result in additional expense to SoftBrands, Steel Holdings and their affiliates, individually or in the aggregate, of more than

$150,000.00 (provided that in making such determination, all materiality or material adverse effect or any similar qualifications set forth in such representations will be disregarded);

•	we have performed or complied in all material respects with all agreements and covenants required to be performed or complied with by us at or prior to the effective time of the merger;

•	we have delivered the officer’s certificate required under the merger agreement;

•	no circumstance, effect, event or change has occurred prior to the effective time which, individually or in the aggregate, has had, or is reasonably expected to have, a material adverse effect on us;

•	the holders of not more than ten percent (10%) of our outstanding capital stock have demanded appraisal of their capital stock in accordance with Section 262 of the General Corporation Law of the State of Delaware;

•	there is not pending or threatened any (i) nonfrivolous suit, action or proceeding brought by a third party (other than a governmental authority) that has a reasonable likelihood of success or (ii) suit, action or proceeding brought by a government authority, in either case (A) challenging or seeking to restrain or prohibit the consummation of the merger, (B) seeking to prohibit or limit the ownership or operation by SoftBrands or any of our subsidiaries any material portion of our business or assets as a result of the merger or (C) seeking to impose limitations on the ability of Steel Holdings, Merger Sub or any of their respective affiliates to acquire, hold or exercise full rights of ownership over any shares of our capital stock; and

•	if we have not obtained a duly executed written consent from the holders of a majority of our Series B Preferred Stock adopting and approving the merger agreement and the transactions contemplated by the merger agreement, we shall have repurchased and canceled all of the outstanding shares of our Series B Preferred Stock.

We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•	each of the representations and warranties of Steel Holdings and Merger Sub contained in the merger agreement is true and correct in all respects as of the date of the merger agreement and as of the effective time of the merger except for (i) any failure to be so true and correct would not reasonably be expected to prevent or materially delay the consummation of the merger or the ability of Steel Holdings or Merger Sub to perform its obligations under the merger agreement; (ii) changes to the subject matter of such representations and warranties contemplated by the merger agreement and (iii) representations and warranties that address matters only as of a particular date, which must remain true and correct as of such date, except for any failure to be so true and correct as of such particular date would not reasonably be expected to prevent or materially delay the consummation of the merger or the ability of Steel Holdings or Merger Sub to perform its obligations under the merger agreement;

•	each of Steel Holdings and Merger Sub has complied with in all material respects all of its respective agreements and covenants required by the merger agreement; and

•	Steel Holdings and Merger Sub has delivered to us the officer’s certificate required under the merger agreement.

Termination Rights (See Page  • )

SoftBrands and Steel Holdings can terminate the merger agreement under certain circumstances, including:

•	by mutual written consent of Steel Holdings and SoftBrands;

•	by either Steel Holdings or SoftBrands:

•	if the effective time of the merger has not occurred by September 30, 2009, which date will be extended to December 7, 2009 (such date, as applicable, referred to as the end date) if on September 30, 2009 all of the closing conditions have been satisfied or waived (except for conditions that by their nature are only to be satisfied as of the closing of the merger) other than the condition relating to antitrust approvals, so long as the party exercising its right to terminate the merger agreement is not in breach of any of its covenants in the merger agreement resulting in the closing conditions not being satisfied or waived by the end date;

•	if any governmental authority shall have (i) enacted, issued or promulgated any law or (ii) issued or granted any final, non-appealable order in each case that is in effect and that makes the merger illegal or has the effect of prohibiting or otherwise preventing or delaying consummating the merger; or

•	if our stockholders have not adopted the merger agreement at the special meeting (or any postponement or adjournment thereof);

•	by us if:

•	we are not in material breach of our representations, warranties, covenants, agreements or other obligations under the merger agreement, and if Steel Holdings or Merger Sub has breached or violated any of their representations, warranties, covenants, agreements or other obligations set forth in the merger agreement or any of Steel Holdings’ or Merger Sub’s representations or warranties is inaccurate, in either case such that (i) Steel Holdings will not be able to satisfy the closing conditions in the merger agreement applicable to its representations, warranties, covenants and agreements or performance of its obligations under the merger agreement and (ii) the breach or inaccuracy is not cured within fifteen calendar days after Steel Holdings receives notice thereof or is incapable of being cured;

•	our board of directors makes a change of recommendation to enter into a transaction related to a superior proposal (as described in the section of this proxy statement headed “The Merger Agreement — No Solicitation Covenant — Superior Proposal”) and has complied with all conditions of the merger agreement in respect of such change of recommendation; or

•	all of the closing conditions have been satisfied (except for conditions that by their nature are only to be satisfied as of the closing of the merger, provided we can satisfy such closing conditions) and Steel Holdings and Merger Sub fail to consummate the merger; or

•	by Steel Holdings if:

•	Parent and Merger Sub are not in material breach of their representations, warranties, covenants, agreements or other obligations under the merger agreement, and we have breached or violated any of our representations, warranties, covenants, agreements or other obligations set forth in the merger agreement or any of our representations or warranties is inaccurate, in either case such that (i) we will not be able to satisfy the closing conditions in the merger agreement applicable to our representations, warranties, covenants and agreements or performance of our obligations under the merger agreement and (ii) the breach or inaccuracy is not cured within fifteen calendar days after we receive notice thereof or is incapable of being cured;

•	we have entered into or publicly announced our intention to enter into a definitive agreement or an agreement in principle with respect to a superior proposal;

•	our board of directors has effected a change of recommendation;

•	we fail to call the special meeting or fail to mail this proxy statement within five calendar days after being cleared by the SEC or within five calendar days after the tenth calendar day from the date of the initial filing of the preliminary proxy statement with the SEC;

•	our board of directors fails to recommend that our stockholders approve and adopt the merger agreement at the special meeting within this proxy statement;

•	our board of directors fails to affirm our recommendation that our stockholders approve and adopt the merger agreement at the special meeting within two business days after Steel Holdings requests in writing that such recommendation be affirmed;

•	an acquisition proposal has been publicly announced by a person unaffiliated with Steel Holdings and, within five business days thereafter we shall not have issued a public statement (and made the requisite SEC filings if the acquisition proposal is made in the form of a tender or exchange offer) reaffirming our board of directors’ recommendation that our stockholders approve and adopt the merger agreement at the special meeting and recommending that our stockholders reject such acquisition proposal and/or not tender any shares of our capital stock if such acquisition proposal is made in the form of a tender or exchange offer; or

•	there has been a material breach of our obligations under our no solicitation covenant or under our board of directors’ obligations to recommend that our stockholders approve and adopt the merger agreement at the special meeting and regarding acquisition proposals.

No Solicitation Covenant (See Page  • )

We have agreed to cease all existing activities, discussions or negotiations with any persons concerning any acquisition proposal (as described in the section of this proxy statement headed “The Merger Agreement — No Solicitation Covenant — Acquisition Proposals”).

Further, the merger agreement provides that neither SoftBrands nor our subsidiaries nor any of our or our subsidiaries’ directors, officers or other employees, affiliates, or any investment banker, attorney, or other agent or representative will, directly or indirectly,

•	solicit, initiate or induce the making, submission or announcement of, or encourage, facilitate or assist, an acquisition proposal;

•	furnish to any person (other than Steel Holdings, Merger Sub or any of their designees) any non-public information relating to SoftBrands or any of our subsidiaries, or afford access to our business, properties, assets, books, records or personnel, or cooperate in any way with, any person, in any such case with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist, an acquisition proposal or any inquiries that would reasonably be expected to lead to an acquisition proposal;

•	participate or engage in discussions or negotiations with any person with respect to an acquisition proposal (except to the extent specifically permitted by the merger agreement);

•	approve, endorse or recommend an acquisition proposal or make any change in our recommendation to the stockholders to adopt and approve the merger agreement (except to the extent specifically permitted by the merger agreement);

•	grant any waiver or release under any standstill or similar agreement with respect to any class of our equity securities; or

•	enter into any letter of intent, agreement in principle, memorandum of understanding, term sheet, acquisition agreement, option agreement or other agreement relating to an acquisition transaction.

However, prior to our stockholders having adopted the merger agreement, our board of directors may, directly or indirectly:

•	participate or engage in discussions or negotiations with any person that has made an unsolicited bona fide written acquisition proposal that our board of directors determines in good faith (after consultation with a financial advisor of nationally recognized standing and outside legal counsel) constitutes or is reasonably likely to result in a superior proposal (as described in the section of this proxy statement headed “The Merger Agreement — No Solicitation Covenant — Superior Proposal”); and/or

•	furnish to any person that has made an unsolicited bona fide written acquisition proposal that our board of directors determines in good faith (after consultation with a financial advisor of nationally recognized standing and outside legal counsel) constitutes or is reasonably likely to result in a superior proposal any non-public information relating to SoftBrands or any of our subsidiaries pursuant to an acceptable confidentiality agreement.

We may only take such actions if:

•	our board of directors reasonably determines that failure to do so would be inconsistent with its fiduciary obligations to our stockholders under Delaware law;

•	at least twenty-four hours prior to taking such actions, we give Steel Holdings written notice of the identity of the person making such acquisition proposal and a copy of all documentation relating to such acquisition proposal as well as written notice of our intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such person; and

•	prior to or contemporaneously with furnishing such non-public information, we furnish such non-public information to Steel Holdings to the extent not already provided.

Expenses and Termination Fees (See Page  • )

The merger agreement requires that we pay Steel Holdings a termination fee of $2,600,000.00 if, among other things:

•	we or Steel Holdings terminate the merger agreement because:

•	(i) the merger has not occurred by the applicable end date, or (ii) our stockholders have not adopted the merger agreement at the special meeting; and

•	within 12 months following the date of such termination we consummate an acquisition transaction;

•	Steel Holdings terminates the merger agreement because:

•	we have breached or violated any of our representations, warranties, covenants, agreements or other obligations under the merger agreement, or any such representations and warranties have become untrue and have not been cured within the requisite period and within 12 months following the date of such termination we consummate an acquisition transaction;

•	our board of directors has effected a change of recommendation in connection with a superior proposal;

•	we enter into, or publicly announce our intention to enter into, a definitive agreement or an agreement in principle with respect to a superior proposal;

•	we fail to call the special meeting or fail to mail this proxy statement within five calendar days after being cleared by the SEC or within five calendar days after the tenth calendar day from the date of the initial filing of the preliminary proxy statement with the SEC;

•	our board of directors fails to recommend that stockholders approve and adopt the merger agreement at the special meeting within this proxy statement;

•	our board of directors fails to affirm our recommendation that our stockholders approve and adopt the merger agreement at the special meeting within two business days after Steel Holdings requests in writing that such recommendation be affirmed;

•	an acquisition proposal has been publicly announced by a person unaffiliated with Steel Holdings and, within five business days thereafter we shall not have issued a public statement (and made the requisite SEC filings if the acquisition proposal is made in the form of a tender or exchange offer) reaffirming our board of directors’ recommendation that our stockholders approve and adopt the merger agreement at the special meeting and recommending that our stockholders reject such acquisition proposal and/or not tender any shares of our capital stock if such acquisition proposal is made in the form of a tender or exchange offer; or

•	there has been a material breach of our obligations under our no solicitation covenant or under our board of directors’ obligations to recommend that our stockholders approve and adopt the merger agreement at the special meeting and regarding acquisition proposals.

The merger agreement requires that Steel Holdings pay us a termination fee of $8,000,000.00 if we terminate the merger agreement because:

•	Steel Holdings or Merger Sub has breached or violated any of their respective representations, warranties, covenants, agreements or other obligations under the merger agreement, or any such representations and warranties have become untrue (other than in the event of a breach or violation that does not, in any material respect, interfere or impede our ability to satisfy the conditions to the obligations of either of Steel Holdings or Merger Sub to effect the merger); or

•	all of the closing conditions have been satisfied (except for conditions that by their nature are only to be satisfied as of the closing of the merger, provided we can satisfy such closing conditions) and Steel Holdings and Merger Sub fail to consummate the merger.

If the agreement is terminated because (i) our stockholders have not adopted the merger agreement at the special meeting and within 12 months following the date of such termination we consummate an acquisition transaction or (ii) we have breached or violated any of our representations, warranties, covenants, agreements or other obligations under the merger agreement, or any such representations and warranties have become untrue and have not been cured within the requisite period, we have agreed to reimburse Steel Holdings for the expenses of Steel Holdings, Merger Sub and their affiliates incurred in connection with the merger agreement in an amount not to exceed $1,000,000.00. Any such payment of expenses will be applied toward and reduce the termination fee payable by SoftBrands, if any.

All other fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

Material United States Federal Income Tax Consequences (See Page  • )

The exchange of shares of our capital stock for the cash merger consideration and the transfer of our 10% interest in the AremisSoft liquidating trust to our stockholders will be a taxable transaction to our stockholders for United States federal income tax purposes.

You should read the section of this proxy statement entitled “The Merger — Material United States Federal Income Tax Consequences” beginning on page • for a more complete discussion of the federal income tax consequences of the merger and the transfer to you of our interest in the liquidating trust, including possible alternative characterizations. Tax matters can be complicated, and the tax consequences of the merger and transfer of the trust interest to you will depend on the facts of your own situation. You should consult your own tax advisor to fully understand the tax consequences to you.

Regulatory Matters (See Page • )

The Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, prohibits us from completing the merger until we have furnished required information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has ended or been early terminated. On June 23, 2009, Steel Holdings and SoftBrands filed the required notification and report forms, but the waiting period has not yet ended and we may receive requests for additional information. See the section of this proxy statement entitled “The Merger — Regulatory Matters” beginning on page • .

Appraisal Rights (See Page • )

Under Delaware law, SoftBrands’ stockholders who do not wish to accept the common stock per share amount, the Series B Preferred Stock per share amount, the Series C-1 Preferred Stock per share amount and/or the Series D Preferred Stock per share amount, as applicable may seek, under Section 262 of the General Corporation Law of the State of Delaware, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more than, less than or equal to the common stock per share amount of $0.92 per share of common stock or the Series B Preferred Stock per share amount, the Series C-1 Preferred Stock per share amount or the Series D Preferred Stock per share amount, as applicable. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to properly demand appraisal, among other things:

•	you must not vote in favor of the proposal to adopt the merger agreement;

•	you must make a written demand on us for appraisal in compliance with Delaware law before the vote on the proposal to adopt the merger agreement occurs at the special meeting; and

•	you must hold your shares of record continuously from the time of making a written demand for appraisal through the effective time of the merger; a stockholder who is the record holder of shares of SoftBrands capital stock on the date the written demand for appraisal is made, but who thereafter transfers those shares prior to the effective time of the merger, will lose any right to appraisal for those shares.

Merely voting against the adoption of the merger agreement will not preserve your right to appraisal under Delaware law. Also, because a submitted proxy not marked “against” or “abstain” will be voted “FOR” the proposal to adopt the merger agreement, the submission of a proxy not marked “against” or “abstain” will result in the waiver of appraisal rights. If you hold shares in the name of a broker, bank or other nominee, you must instruct your nominee to take the steps necessary to enable you to demand appraisal for your shares. If you or your nominee fails to follow all of the steps required by Section 262 of the General Corporation Law of the State of Delaware, you will lose your right of appraisal. See the section of this proxy statement entitled “The Merger — Appraisal Rights” beginning on page • for a description of the procedures that you must follow in order to exercise your appraisal rights.

Annex D to this proxy statement contains the full text of Section 262 of the General Corporation Law of the State of Delaware, which relates to your right to appraisal. We encourage you to read these provisions carefully and in their entirety.

Paying Agent

[ • ] will act as the paying agent in connection with the merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “predict,” “intend,” “plan,” “anticipate,” “believe,” “will,” “may,” “should,” “would,” and similar expressions are intended to identify forward-looking statements. These statements are based on the current expectations and beliefs of our management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These statements are not guarantees of future performance, involve risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed in the forward-looking statements.

In any forward-looking statement in which we express an expectation or belief as to future results, that expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. Risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in various SEC filings made periodically by us, particularly our latest report on Form 10-K and subsequent reports on Form 10-Q, copies of which are available from us without charge or online at http://www.softbrands.com. Please review such filings and do not place undue reliance on these forward-looking statements.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We do not undertake any obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances that occur after the date of this proxy statement or to reflect the occurrence of unanticipated events.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the board of directors of SoftBrands for use at the special meeting of stockholders or at any adjournment or postponement thereof.

Date, Time and Place

We will hold the special meeting at • , at • , local time, on August • , 2009.

Purpose of Special Meeting

At the special meeting, we are asking holders of record of SoftBrands capital stock to consider and vote on the following proposals:

•	the adoption of the Agreement and Plan of Merger, dated June 11, 2009, by and among SoftBrands, Steel Holdings and Merger Sub (see the sections of this proxy statement entitled “The Merger” beginning on page • and “The Merger Agreement” beginning on page • );

•	any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement; and

•	to transact such other business as may properly come before the special meeting or any adjournments of the special meeting.

We do not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting for consideration, however, the holders of the proxies, if properly authorized, will have discretion to vote on these matters in accordance with their best judgment.

Recommendation of our Board of Directors

After careful consideration, our board of directors determined that it is advisable, fair to and in the best interests of SoftBrands’ stockholders for SoftBrands to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement.

Our board of directors unanimously recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement. Our board of directors also recommends that SoftBrands stockholders vote “FOR” any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement. Our board of directors will determine whether to make such a proposal to adjourn the special meeting in accordance with its obligations under the merger agreement and its fiduciary duties to our stockholders.

In considering such recommendation, you should be aware that some of our directors and officers have interests in the merger that are different from, or in addition to, those of our stockholders generally. See the section of this proxy statement entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page • .

If your submitted proxy does not specify how you want to vote your shares, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.

Record Date; Stock Entitled to Vote; Quorum

Only holders of record of our capital stock at the close of business on July • , 2009, the record date set by our board of directors, are entitled to notice of and to vote at the special meeting. On the record date,

•	[ • ] shares of our common stock were issued and outstanding and held by approximately [ • ] holders of record;

•	[4,331,540] shares of our Series B Preferred Stock were issued and outstanding and held by Capital Resource Partners IV, L.P.;

•	18,000 shares of our Series C-1 Preferred Stock were issued and outstanding and held as to 15,000 of such shares by ABRY Mezzanine Partners, L.P. and as to 3,000 of such shares by Capital Resource Partners IV, L.P.; and

•	6,000 shares of our Series D Preferred Stock were issued and outstanding and held as to 5,000 of such shares by ABRY Mezzanine Partners, L.P. and as to 1,000 of such shares by Capital Resource Partners IV, L.P.

A quorum is present at the special meeting if a majority of the outstanding shares of our capital stock on the record date, with the Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock counted on an as-converted-to-common stock basis is present in person or by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be postponed to solicit additional proxies. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on the proposals to adopt the merger agreement and adjourn the special meeting.

Holders of record of our Series B Preferred Stock on the record date are entitled to a number of votes per share of Series B Preferred Stock as such holder would have been entitled to receive in the event each such share of Series B Preferred Stock held as of the record date had been converted into our common stock in accordance with the conversion rights set forth in the Series B Preferred Stock certificate of designations. Therefore, each share of Series B Preferred Stock will be entitled to 1.024 votes per share of Series B Preferred Stock on an as-converted-to-common stock basis.

Holders of record of our Series C-1 Preferred Stock on the record date are entitled to a number of votes per share of Series C-1 Preferred Stock as such holder would have been entitled to receive in the event each such share of Series C-1 Preferred Stock held as of the record date had been converted into our common stock in accordance with the conversion rights set forth in Certificate of Designations, Preferences and Rights of the Series C-1 Preferred Stock. Therefore, each share of Series C-1 Preferred Stock will be entitled to 509.16 votes per share of Series C-1 Preferred Stock on an as-converted-to-common stock basis.

Holders of record of our Series D Preferred Stock on the record date are entitled to a number of votes per share of Series D Preferred Stock as such holder would have been entitled to receive in the event each such share of Series D Preferred Stock held as of the record date had been converted into our common stock (not taking into account any adjustment to the conversion price) in accordance with the conversion rights set forth in Certificate of Designations, Preferences and Rights of the Series C-1 Preferred Stock. Therefore, each share of Series D Preferred Stock will be entitled to 598.80 votes per share of Series D Preferred Stock on an as-converted-to-common stock basis.

Holders of our common stock and Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock are entitled to cast a total of [62,059,816] votes on an as-converted-to-common stock basis at the special meeting.

Votes Required

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our capital stock, voting together as a class. If a SoftBrands stockholder abstains from voting or does not vote, either in person or by proxy, it will count as a vote against the adoption of the merger agreement — so please vote. The affirmative vote of the holders of a majority of the outstanding shares of capital stock of SoftBrands, with the Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock voting on an as-converted-to-common stock basis, present in person or represented by proxy at the special meeting and entitled to vote may adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement. If a SoftBrands stockholder does not vote, either in person or by proxy, such failure will not affect the outcome of any proposal to adjourn the special meeting, but will reduce the number of votes required to approve such a proposal. If a SoftBrands stockholder abstains from voting, either in person or by proxy, it will count as a vote against any proposal to adjourn the special meeting. The chairperson of the meeting may also adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement. As required by the Series B Preferred Stock certificate of designations. The holders of a majority of the outstanding shares of our Series B Preferred Stock have consented to the merger.

Voting by SoftBrands’ Directors, Executive Officers and Certain Stockholders

At the close of business on the record date, our directors and executive officers and their affiliates owned and were entitled to vote [ • ] shares of our common stock, which represented approximately [ • ]% of the shares of our common stock outstanding on that date. At the close of business on the record date, ABRY Mezzanine Partners, L.P. was entitled to vote 1,958,087 shares of our common stock, 15,000 shares of our Series C-1 Preferred Stock and 5,000 shares of our Series D Preferred Stock.

As a condition to Steel Holdings and Merger Sub entering into the merger agreement, ABRY entered into voting agreements with Steel Holdings and Merger Sub, pursuant to which ABRY agreed, among other things, to vote the shares of SoftBrands capital stock over which ABRY exercises voting control in favor of the adoption of the merger agreement. ABRY exercises voting control over an aggregate of 12,589,574 shares of our common stock on an as-converted-to-common stock basis, as of July • , 2009, the record date for the special meeting, which constitutes approximately [20.29]% of the shares of our common stock outstanding on that date, on an as-converted to-common stock basis.

In addition, on June 25, 2009, CRP entered into a voting agreement with Steel Holdings and Merger Sub pursuant to which CRP agreed, among other things, to vote the shares of SoftBrands capital stock over which CRP exercises voting control in favor of the adoption of the merger agreement. CRP exercises voting control over an aggregate of 6,951,213 shares of our common stock on an as-converted-to-common stock basis, which constitutes approximately [11.2]% of our capital stock entitled to vote at the special meeting on an as-converted-to-common stock basis as of [ • ], 2009, the record date for the special meeting.

See the section of this proxy statement entitled “The Merger — Voting Agreements” beginning on page • and Annex B hereto.

Voting of Proxies

All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the merger agreement and “FOR” any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.

Shares of our capital stock represented at the special meeting but not voting, including shares of our capital stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. Only shares affirmatively voted for any proposal by our board of directors to adjourn the special meeting, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for such a proposal. No proxy that is specifically marked “AGAINST” approval of the merger proposal will be voted in favor of the meeting adjournment proposal, unless it is specifically marked “FOR” the discretionary authority to adjourn the special meeting to a later date. If a SoftBrands stockholder abstains from voting, it will effectively count as a vote “AGAINST” the adoption of the merger agreement and a vote “AGAINST” the adjournment of the special meeting — so please vote. If a SoftBrands stockholder does not vote, either in person or by proxy, it will effectively count as a vote “AGAINST” the adoption of the merger agreement and it will not affect the outcome of any proposal to adjourn the special meeting, but will reduce the number of votes required to approve any such proposal.

Brokers who hold shares of our common stock in “street name” for customers who are the beneficial owners of such shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. Any “broker non-votes” would be considered present for purposes of determining whether or not a quorum is present, but would not be considered entitled to vote on a particular proposal. Failing to instruct your broker on how to vote your shares on the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” such proposal — so please vote. Failing to instruct your broker on how to vote your shares on any proposal to adjourn the special meeting will have no effect on the outcome of such a proposal, but will reduce the number of votes required to approve that proposal.

Revocability of Proxies

The grant of a proxy on the enclosed form of proxy does not preclude you from voting in person at the special meeting. If you are a stockholder of record you may revoke your proxy and change your vote at any time before your vote is counted at the special meeting by submitting a later-dated proxy by telephone, internet or mail, or by voting in person at the meeting. Attending the meeting will not revoke your proxy unless you specifically request to revoke it. To request an additional proxy card, or if you have any questions about the special meeting or how to vote or revoke your proxy, you should write to 800 LaSalle Avenue, Suite 2100, Minneapolis, Minnesota 55402 or call (612) 851-1500. If you hold your shares in street name and have instructed a broker, bank or nominee to vote your shares, you must follow directions received from your broker, bank or nominee to change those instructions.

Solicitation of Proxies

SoftBrands is conducting this proxy solicitation and will bear the cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding proxy and solicitation materials to beneficial owners.

Stockholders should not send stock certificates with their proxies. A letter of transmittal with instructions for the surrender of stock certificates will be mailed to our stockholders as soon as practicable after completion of the merger. The instructions will provide that, at the election of the stockholder, certificates may be surrendered, and the merger consideration in exchange for the certificates may be collected, by hand delivery.

Appraisal Rights

Under Delaware law, holders of our capital stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for appraisal prior to the vote on the adoption of the merger agreement, and they comply with the provisions of Section 262 of the General Corporation Law of the State of Delaware set forth in full at Annex D to this proxy statement. See the section of this proxy statement entitled “The Merger — Appraisal Rights” beginning on page • .

Assistance

If you need assistance submitting your proxy or have questions regarding the SoftBrands special meeting, please contact:

SoftBrands, Inc.
Attn: Vice President, Corporate Communications
800 LaSalle Avenue, Suite 2100
Minneapolis, Minnesota 55402
Telephone: (612) 851-1500

THE MERGER

The following discussion summarizes the material terms of the proposed merger. Stockholders should read the merger agreement, which is a attached as Annex A to this proxy statement, carefully and in its entirety.

General Description of the Merger

Pursuant to the merger agreement, Merger Sub will merge with and into SoftBrands, with SoftBrands surviving as a wholly owned subsidiary of Steel Holdings (which we sometimes refer to in this proxy statement as the “surviving corporation”). At the effective time of the merger,

•	each share of our common stock issued and outstanding immediately prior to the effective time of the merger will be canceled and extinguished and automatically converted into the right to receive an amount equal to $0.92 in cash, without interest, and less any applicable withholding taxes;

•	subject to our repurchase rights provided in the Series B Preferred Stock certificate of designation, each share of our Series B Preferred Stock issued and outstanding immediately prior to the effective time of the merger will be canceled and extinguished and automatically converted into the right to receive an amount equal to $1.06 in cash without interest, and less any applicable withholding taxes;

•	each share of our Series C-1 Preferred Stock issued and outstanding immediately prior to the effective time of the merger will be canceled and extinguished and automatically converted into the right to receive $1,000.00 in cash, plus an amount equal to any accrued but unpaid dividends, without interest, and less any applicable withholding taxes; and

•	each share of our Series D Preferred Stock issued and outstanding immediately prior to the effective time of the merger will be canceled and extinguished and automatically converted into the right to receive $1,000.00 in cash, plus an amount equal to any accrued but unpaid dividends, without interest, and less any applicable withholding taxes.

Immediately prior to the effective time of the merger,

•	each warrant to purchase our capital stock outstanding that has not been canceled or exercised at such time will be canceled, and Steel Holdings will cause the surviving corporation to pay each holder a lump sum payment in cash without interest, and less any applicable withholding taxes, equal to the excess, if any, of: (i) the common stock per share amount of $0.92, multiplied by the number of shares of our common stock subject to such warrant to purchase our common stock; over (ii) the exercise price per share with respect to each share of our common stock subject to such warrant to purchase our common stock, multiplied by the number of shares of our common stock subject to such warrant to purchase our common stock;

•	each option to purchase our common stock or stock appreciation rights outstanding, whether or not vested or exercisable, will be accelerated and canceled, and Steel Holdings will cause the surviving corporation to pay each holder a lump sum payment in cash without interest, and less any applicable withholding taxes, equal to the excess, if any, of: (i) the common stock per share amount of $0.92, multiplied by the number of shares of our common stock subject to such option to purchase our common stock or stock appreciation right; over (ii) the exercise price per share with respect to each share of our common stock subject to such option to purchase our common stock or stock appreciation right, multiplied by the number of shares of our common stock subject to such option to purchase our common stock or stock appreciation right; and

•	each stock-based award will be accelerated and canceled, and Steel Holdings will cause the surviving corporation to pay each holder a lump sum payment in cash without interest, and less any applicable withholding taxes, equal to product of: (i) the common stock per share amount of $0.92; multiplied by (ii) the number of shares of our common stock subject to issuance upon settlement of such stock — based awards.

Background to the Merger

Over the past several years, our board of directors has periodically reviewed, with our senior management, the strategic direction for SoftBrands in light of our financial performance and market, economic, competitive and other conditions and developments. These discussions have included the possibility of, among other things, business combinations involving SoftBrands and other software companies, particularly in view of the increasing competition and ongoing consolidation in our industry. In an effort to maximize stockholder value, our management and board of directors have also regularly considered a variety of business strategies, including the continued pursuit of organic growth, strategic alliances and acquisitions, as well as regularly reviewing our prospects as an independent company.

To assist with the periodic review of SoftBrands’ strategic direction and in connection with potential strategic transactions, our board of directors sought the assistance and advice of a financial advisor. After conducting a selection process, we retained Piper Jaffray & Co. (which we sometimes refer to in this proxy statement as “Piper Jaffray”) as a financial advisor and entered into an engagement letter with Piper Jaffray in September 2007 (which was subsequently updated in March 2009). Thereafter, in reviewing our strategic direction and our prospects as an independent company, our board of directors and senior management conferred with, and obtained advice from, representatives of Piper Jaffray from time to time.

In connection with our board of directors’ periodic review of our strategic direction, our board of directors, senior management and financial advisor had periodic contacts and discussions with other software companies regarding their respective companies, industry trends and developments, and potential business combinations or other strategic initiatives.

In late 2008, we received an inquiry from Party A, who expressed an interest in buying our manufacturing business. Following the completion of preliminary due diligence, Party A submitted a verbal offer to acquire our manufacturing business at a price of $40 to $50 million.

Following the receipt of Party A’s verbal offer, our board of directors held a special meeting, at which our board of directors reviewed the financial aspects of Party A’s offer, as well as other potential alternatives, including SoftBrands continuing as an independent company, and the considerations associated with each.

In early January 2009, Randal B. Tofteland, SoftBrands’ President, Chief Executive Officer and a member of the board of directors, received a telephone call from the chief executive officer of Party B, indicating that Party B was interested in acquiring our manufacturing business. Following the execution of a nondisclosure agreement with us, Party B began a high-level due diligence review.

In late January 2009, we received another inquiry from Party C, who expressed an interest in buying our manufacturing business. Following the completion of preliminary due diligence, Party C submitted a verbal offer to acquire our manufacturing business at a price of $40 to $50 million.

On February 17, 2009, we received a verbal offer from Party B to acquire our manufacturing business at a price of $53 million.

On February 18, 2009, our board of directors held a regular meeting, at which our board of directors reviewed the financial aspects of the offers received from Party A, Party B and Party C. In discussing the offers, our board of directors discussed the risk of continuing to operate as an independent company, including the costs and expenses related to being a public company, and the associated compliance and reporting obligations, which were impairing our earnings growth and ability to be more competitive, thereby negatively affecting stockholder value. For efficiency purposes and to facilitate the development of strategic alternatives, on February 18, 2009, our board of directors formed a special committee, which we refer to as the “Special Committee,” consisting of Mr. Tofteland, Elaine Wetmore and George H. Ellis, to further explore with Piper Jaffray the alternatives available to SoftBrands.

As discussed above, we retained Piper Jaffray to continue formally serving as our exclusive financial advisor to advise us on strategic and financial alternatives, including in connection with a possible sale of our manufacturing business or SoftBrands on an entire company basis. The Special Committee directed Piper Jaffray to conduct a market check and directed our management team to prepare three-year forecasts based on various scenarios discussed by our board of directors.

From February 23, 2009 through March 11, 2009, Piper Jaffray placed calls to various financial and strategic parties that had been identified as potentially being interested in entering into a strategic transaction with us. On February 26, 2009, Piper Jaffray sent Infor a nondisclosure agreement, which Infor executed on March 6, 2009.

On March 10, 2009, we received a written indication of interest from Party B to acquire our manufacturing business for $53 million.

From March 11, 2009 through March 23, 2009, members of our management team, including Mr. Tofteland and Gregg Waldon, our Chief Financial Officer, participated in multiple discussions and telephone conferences with the interested parties contacted by Piper Jaffray to provide them with information regarding our present business and financial condition.

On March 17, 2009, our board of directors held a special meeting to further consider Party B’s proposal and various other strategic alternatives. Piper Jaffray updated our board of directors on the discussions with Party B and other parties that had taken place since the board’s previous meeting. Our board of directors directed management and Piper Jaffray to continue to engage with Party B and the other parties.

During the course of March 2009, Party B increased their offer to acquire our manufacturing business to $58 million, but subsequent conversations with Party B further clarified that the $58 million offer included $3 million of SoftBrands’ cash held within the manufacturing business, thereby reducing the offer to $55 million on an enterprise value basis.

On March 24, 2009, the Special Committee held a special meeting, at which representatives of Piper Jaffray reviewed the results of their market check and members of management reviewed their three-year forecasts. At that meeting, the Special Committee determined to convene a full board meeting to provide an update on their findings.

On March 30, 2009, our board of directors and the Special Committee held a special meeting, at which representatives of Piper Jaffray reviewed the results of their market check, which resulted in indications of interest for our manufacturing business in the range of $40 to $55 million on an enterprise value basis, as well as indications of interest for the entire company in the range of $63 to $85 million on an enterprise value basis. Piper Jaffray also presented preliminary valuation analyses of both our manufacturing and hospitality businesses, and our entire company as a whole. Following discussion of the indications received for our manufacturing business, taking into account the uncertainty of operating our hospitality business on a stand-alone basis, and the indications of interest received for the entire company, our board of directors determined that a sale of the entire company was likely to create more value for common stockholders. Representatives of our outside legal counsel, Dorsey & Whitney LLP (which we sometimes refer to in this proxy statement as “Dorsey & Whitney”) reviewed with our board of directors their responsibilities in connection with a sale of the entire company. The board of directors directed management and Piper Jaffray to reach out to all of the first round bidders to solicit revised offers for the entire company. Piper Jaffray subsequently contacted the bidders to request revised indications of interest.

Following the meeting of our board of directors, Mr. Tofteland contacted the chief executive officer of Party B to advise him that our board of directors had determined to pursue offers for the entire company. Piper Jaffray contacted Party A and Party C to offer them an opportunity to make a bid on an acquisition of the entire company, which they both declined.

From March 30, 2009 through April 8, 2009, Piper Jaffray placed calls to the initial parties that had submitted indications of interest for our manufacturing business and had conversations with several other potential acquirers to solicit bids for the entire company.

On April 8, 2009, the Special Committee held a meeting, at which representatives of Piper Jaffray reviewed five indications of interest it received for the entire company, which ranged in value from $75 to $90 million on an enterprise value basis. At that meeting, the Special Committee determined to convene a full board meeting to discuss the five indications of interest.

On April 10, 2009, our board of directors and the Special Committee held a special meeting to review the five indications of interest Piper Jaffray had received. Based on these indications of interest, our board of directors decided that it would be advisable to permit four of the parties, Party D, Party E, Party F and Golden Gate Capital/Infor, to conduct more detailed due diligence with respect to us, with a view toward making more firm offers.

Beginning on April 13, 2009, Piper Jaffray sent information packages relating to us and our business to Party D, Party E, Party F and Golden Gate Capital/Infor. On April 13, 2009, we activated an electronic data room that could be accessed by these four parties and their representatives.

On April 15, 2009, we had discussions with Golden Gate Capital/Infor regarding SoftBrands’ business, operating plans and strategy.

On April 24, 2009, Piper Jaffray distributed a draft merger agreement to Party D, Party E, Party F and Golden Gate Capital/Infor.

On April 27, 2009, Party B contacted Piper Jaffray to indicate that it was interested in pursuing a strategic transaction involving our entire business. Access to the electronic data room was established for Party B on May 2, 2009.

Also on April 27, 2009, we received an unsolicited offer from Party G to acquire SoftBrands for $70 million. Piper Jaffray responded to Party G on behalf of SoftBrands and advised them that their offer was below the range of other offers that SoftBrands had recently received. Party G declined to further pursue a transaction with us.

Between April 29 and May 8, 2009, members of our senior management and representatives of Piper Jaffray participated in due diligence calls and in-person meetings with representatives of Party B, Party D, Party E and Golden Gate Capital/Infor in Minneapolis, Minnesota. During these meetings, members of our senior management gave presentations about the Company, and potential purchasers were provided the opportunity to ask members of our senior management questions about our business, operating results and financial condition.

On the evening of May 11, 2009, we received a letter of interest from Infor and Golden Gate Capital proposing an acquisition of SoftBrands at an enterprise value of approximately $84.9 million, representing a price per common share of approximately $1.00 in cash after payment of the preferred stockholders’ liquidation amounts, which we refer to as the “Initial Letter of Interest.” The Initial Letter of Interest, which was accompanied by a mark-up of the draft merger agreement, was subject to completion of due diligence, and advised that the offer was not contingent on financing. The Initial Indication of Interest was also accompanied by an indication of intent from Wells Fargo Foothill, LLC, SoftBrands’ senior lender, to provide senior financing to Golden Gate Capital to support the consummation of a transaction. In addition, Infor and Golden Gate Capital requested a period of exclusivity as a condition to moving forward with their proposal. The Initial Letter of Interest was distributed to our board of directors that same day.

On May 13, 2009, Dorsey & Whitney contacted Kirkland & Ellis LLP, counsel to Infor and Golden Gate Capital (which we sometimes refer to in this proxy statement as “Kirkland & Ellis”), to discuss their initial comments on the merger agreement. During the telephone conference, Dorsey & Whitney indicated that Infor and Golden Gate Capital would be required to improve a number of the non-financial terms and conditions of the draft merger agreement prior to SoftBrands agreeing to enter into exclusivity.

On the evening of May 13, 2009, Party B submitted a letter of interest proposing an acquisition of SoftBrands at an enterprise value of $80 million to $90 million, which we refer to as the “Party B Letter of Interest.” The Party B Letter of Interest was distributed to our board of directors that same day.

On May 14, 2009, our board of directors held a special telephonic meeting to review the Initial Letter of Interest, the Party B Letter of Interest, as well as to discuss further the strategic alternatives available to SoftBrands. Representatives of Piper Jaffray reviewed the financial aspects of the Initial Letter of Interest, the Party B Letter of Interest, as well as other potential alternatives, including SoftBrands continuing as an independent company, and the considerations associated with each. At the meeting, Dorsey & Whitney again reviewed with our board of directors their responsibilities in connection with a possible sale of all of SoftBrands and discussed its concerns with the merger agreement mark-up submitted by Infor and Golden Gate Capital, particularly relating to deal certainty. At the board’s request, Dorsey & Whitney reviewed the terms and legal implications of each item. The board of directors and its advisors then discussed each item. Our board of directors determined that the deal certainty concerns raised by the mark-up of the merger agreement did not warrant granting exclusivity to Infor and Golden Gate Capital prior to signing a definitive agreement. Our board of directors instructed Piper Jaffray to advise Infor and Golden Gate Capital of its determination and to request Party B to submit a mark-up of the merger agreement. Our board of directors also instructed Dorsey & Whitney to communicate to Kirkland & Ellis its concerns on the merger agreement. Representatives of Piper Jaffray subsequently advised Infor and Golden Gate Capital of our board’s position and Dorsey & Whitney similarly advised Kirkland & Ellis.

On May 15, 2009, Dorsey & Whitney sent Kirkland & Ellis a list of issues that our board of directors had on the merger agreement, highlighting concerns surrounding the conditionality of the merger, the size of the reverse termination fee and the absence of SoftBrands’ right to specific performance.

On the morning of May 16, 2009, representatives of Dorsey & Whitney, Kirkland & Ellis, Piper Jaffray, Infor and Golden Gate Capital held a telephone conference to discuss the list of issues previously circulated by Dorsey & Whitney.

On the morning of May 19, 2009, Mr. Tofteland telephoned C. James Schaper, chief executive officer of Infor, to investigate the ability of Infor and Golden Gate Capital to improve upon the concerns that our board of directors had with their merger agreement mark-up and that were previously discussed among their respective advisors. Mr. Tofteland also expressed SoftBrands desire to better understand the financing arrangements that Infor and Golden Gate Capital were contemplating. Mr. Schaper indicated that he would discuss these issues further with Golden Gate Capital.

On the afternoon of May 19, 2009, the chief executive officer of Party B telephoned Mr. Tofteland to advise Mr. Tofteland that, based on its due diligence review, Party B was unable to achieve the synergies it had initially anticipated. As a result, Party B was withdrawing its proposal.

On the evening of May 20, 2009, Party H submitted a letter of interest proposing an acquisition of SoftBrands at an enterprise value of $50 million to $85 million, which we refer to as the “Party H Letter of Interest.” The Party H Letter of Interest was distributed to our board of directors that same day. Piper Jaffray subsequently contacted Party H and advised them that the valuation range and other terms of the Party H Letter of Interest they proposed were highly contingent and too uncertain to warrant allowing them to conduct further due diligence on us.

Also on the evening of May 20, 2009, Infor and Golden Gate Capital distributed a draft equity commitment letter that provided a commitment on the part of Golden Gate Capital to finance the entire transaction and made SoftBrands an intended beneficiary with respect to Golden Gate Capital’s commitment to fund the payment of the reverse termination fee. Infor and Golden Gate Capital also distributed a revised draft of the merger agreement, which, among other revisions, increased the reverse termination fee to 10% of the enterprise value of the transaction.

On the morning of May 21, 2009, our board of directors and the Special Committee held a special meeting, with representatives of Piper Jaffray and Dorsey & Whitney present, to discuss the revised terms of the offer from Infor and Golden Gate Capital. After a lengthy discussion of its fiduciary duties, our board of directors and the Special Committee determined that the revised terms of such offer were sufficient to grant Infor and Golden Gate Capital a limited period of exclusivity for due diligence review of SoftBrands and to commence exclusive negotiations of a definitive merger agreement.

That evening, we entered into an agreement granting Infor and Golden Gate Capital a period of exclusivity through June 10, 2009.

Between May 22, 2009 and June 11, 2008, Dorsey & Whitney and Kirkland & Ellis held numerous telephone conferences and exchanged numerous e-mail messages regarding the merger agreement and related due diligence issues and exchanged numerous drafts of the merger agreement and the disclosure letter referenced in the merger agreement. During this time period, SoftBrands’ management team presented various information regarding our technology, business, operations and financial condition to Infor and Golden Gate Capital.

On June 1, 2009, Dorsey & Whitney and Kirkland & Ellis held additional telephone conferences to discuss the outstanding issues in the draft merger agreement. Kirkland & Ellis also advised Dorsey & Whitney that it would like to better understand the AremisSoft trust before agreeing to a distribution of SoftBrands’ interest in the trust to SoftBrands’ stockholders. Dorsey & Whitney advised Kirkland & Ellis that it would provide Kirkland & Ellis with whatever information it desired regarding the AremisSoft trust, but that the trust was not included in the transaction.

Also on June 2, 2009, Kirkland & Ellis distributed a draft form of voting agreement and communicated the desire of Infor and Golden Gate Capital for SoftBrands’ preferred stockholders, ABRY Mezzanine Partners, L.P. and Capital Resource Partners, L.P., to sign such voting agreement and provide any consent that was required of them in connection with the proposed acquisition.

On June 4, 2009, representatives of Dorsey & Whitney, Kirkland & Ellis, Piper Jaffray, SoftBrands management, Infor and Golden Gate Capital held a telephone conference to discuss the material open items in the merger agreement.

On June 8, 2009, Mr. Schaper telephoned Mr. Tofteland and indicated that, in their due diligence review of SoftBrands, Infor and Golden Gate Capital identified expenses and other diligence items that they believed negatively impacted their valuation of SoftBrands. Later that day, representatives from Golden Gate Capital and Infor contacted Piper Jaffray to convey the same message and that they were reviewing how they wanted to proceed.

During the morning of June 9, 2009, our board of directors and the Special Committee held a regular meeting, with representatives of Piper Jaffray and Dorsey & Whitney present, to discuss the significant open items in the merger agreement as well as the conversations that occurred the previous day.

During the afternoon of June 9, 2009, representatives of Golden Gate Capital and Infor verbally communicated to Piper Jaffray that they would be distributing a comprehensive response to open items on the merger agreement and communicated that the revised price per common share would be $0.88.

Later in the afternoon of June 9, 2009, the Special Committee held a meeting, with representatives of Piper Jaffray present, to discuss the revised price communicated by Golden Gate Capital and Infor. After a lengthy discussion, our board of directors directed Piper Jaffray to negotiate with Infor and Golden Gate Capital in an effort to improve upon the price communicated and to pursue a reduction in the expense reimbursement obligation to $1 million.

On the evening of June 9, 2009, we received a revised letter of interest from Infor and Golden Gate Capital, proposing an acquisition of SoftBrands at a price per common share of $0.88 in cash, which we refer to as the “Second Letter of Interest.” The Second Letter of Interest also proposed removing certain terms surrounding the conditionality of the merger and permitting the AremisSoft trust proceeds to be distributed to SoftBrands’ existing stockholders.

During the morning of June 10, 2009, Piper Jaffray, on behalf of SoftBrands, responded that $0.88 per common share was inadequate and insisted that Infor and Golden Gate Capital provide its “best price” offer and that the expense reimbursement obligation needed to be capped at $1 million. In response, Infor and Golden Gate Capital verbally indicated to Piper Jaffray their interest in doing the deal at $0.92 per common share and their agreement to the reduction in the expense reimbursement obligation.

During the afternoon of June 10, 2009, our board of directors and the Special Committee held a special meeting, with representatives of Piper Jaffray and Dorsey & Whitney present, to discuss the Second Letter of Interest and the subsequent verbal revisions communicated to Piper Jaffray. At the board’s request, Dorsey & Whitney reviewed the legal implications of the Second Letter of Interest. After a lengthy discussion, our board of directors directed Dorsey & Whitney to attempt to resolve all open items in the merger agreement with Kirkland & Ellis.

That evening, Dorsey & Whitney distributed a revised draft of the merger agreement that reflected the terms of the further revised offer of Infor and Golden Gate Capital and Kirkland & Ellis distributed a draft debt commitment letter from Wells Fargo Foothill and a revised draft equity commitment letter from Golden Gate Capital.

On the afternoon of June 11, 2009, our board of directors and the Special Committee each met, reviewed with representatives of Dorsey & Whitney the terms and conditions of the merger agreement and discussed how certain open issues in the merger agreement had been resolved, and reviewed its fiduciary duties in that context. Piper Jaffray then reviewed with our board of directors certain financial analyses and rendered its oral opinion to our board of directors (which was subsequently confirmed in writing) that, as of June 11, 2009 and based upon and subject to the factors and assumptions set forth in the opinion, the $0.92 per share in cash to be received by the holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. Our board of directors and the Special Committee, after further deliberation, then unanimously (i) approved the merger agreement and the merger; (ii) determined that the terms of the merger and the merger agreement were fair to and in the best interests of the holders of the common stock of SoftBrands; and (iii) recommended that such holders vote any shares held by them in favor of the merger.

After the close of the NYSE Amex Equities trading day on June 11, 2009, SoftBrands, Steel Holdings and Merger Sub executed the merger agreement, and Steel Holdings and ABRY Mezzanine Partners, L.P. and its affiliate ABRY Partners, LLC executed the voting agreements. On June 12, 2009, prior to the open of the NYSE Amex Equities trading day, SoftBrands, Infor and Golden Gate Capital issued a joint press release announcing the transaction.

On June 25, 2009, Capital Resource Partners, L.P. executed a voting agreement.

Recommendation of our Board of Directors

Reasons for the Merger.  In the course of reaching its decision to approve the merger and enter into the merger agreement, our board of directors consulted with our senior management, outside legal counsel and our financial advisor, and reviewed a significant amount of information and considered a number of factors, including, among others, the following factors:

•	the possible alternatives to the merger, including the possibility of continuing to operate as an independent entity and the perceived risks thereof; management’s dealings with other possible business combination partners both in the past and during the course of the negotiations with Infor and Golden Gate Capital; and the likelihood that a third party would offer a higher price than the $0.92 in cash per share of common stock offered by Infor and Golden Gate Capital;

•	the current and prospective environment in which we operate, including national and local economic conditions, the competitive environment, the trend toward consolidation in the enterprise software market; and the likely effect of these factors on our potential growth, development, productivity, profitability and strategic options;

•	historical financial information concerning our business, management, financial performance and conditions, technology, operations, prospects and competitive position;

•	the size of SoftBrands and related economies of scale, and that the diversification of our product offerings beyond the level that may be reasonably achievable on an independent basis was becoming increasingly important to continued success in the current enterprise software environment;

•	the likelihood that the merger would be completed, including the likelihood that the regulatory and stockholder approvals needed to complete the merger will be obtained;

•	current financial market conditions and historical market prices, volatility and trading information with respect to our common stock; and

•	the consideration to be received by our stockholders in the merger, including the form of such consideration.

Our board of directors also identified and considered a number of positive factors supporting its decision to approve the merger and enter into the merger agreement, including, but not limited to:

•	discussions with our management team regarding our business, financial performance and condition, technology, operations, competitive position, business strategy, strategic objectives and options and prospects, as well as risks involved in achieving these prospects; the nature of our business and the industry in which we compete; and current industry, economic and global market conditions, both on a historical and on a prospective basis, all of which led our board of directors to conclude that the merger presented an opportunity for our stockholders to realize greater value than the value likely to be realized by stockholders in the event we remained independent;

•	a review of the possible alternatives to a sale of SoftBrands, including a sale of one of our business lines, remaining independent and growing our business organically, pursuing a strategy of growth through acquisitions or pursuing corporate alliances; the value to our stockholders of such alternatives; the timing and likelihood of actually achieving additional value from these alternatives; and our board of directors’ assessment that none of these alternatives was reasonably likely to result in value for our stockholders greater than the consideration to be received by our stockholders in the merger;

•	the risks associated with SoftBrands remaining an independent company, including the increased competition, the significant and increasing cost of complying with our obligations as a publicly traded company, our anticipated operating performance and a review of ongoing product development initiatives;

•	the current and historical market prices of our common stock, and the current and historical market prices of our common stock relative to those of other industry participants and general market indices, including the fact that the $0.92 per share of our common stock in cash, without interest, to be paid as the consideration in the merger represented an approximate 96% premium over the closing price of our common stock on June 11, 2009 (the last trading day prior to the public announcement of the merger); an approximate 241% premium over the average closing price of our common stock during the 20-day trading period prior to the public announcement of the merger; and an approximate 217% premium over the average closing price of our common stock during the 60-day trading period prior to the public announcement of the merger;

•	the opinion of Piper Jaffray to our board of directors that, as of June 11, 2009, and based upon and subject to the considerations and limitations set forth therein, the $0.92 per share of our common stock in cash to be received by the holders of shares of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders, as more fully described in the section of this proxy statement entitled “The Merger — Opinion of Piper Jaffray” beginning on page • . The full text of the written opinion of Piper Jaffray, dated June 11, 2009, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion is attached as Annex C to this proxy statement and is incorporated by reference in its entirety to this proxy statement;

•	the belief by our board of directors that we had obtained the highest price per share that Infor and Golden Gate Capital were willing to pay, taking into account the terms resulting from extensive negotiations between the parties;

•	the fact that the merger consideration is all cash, which provides certainty of value to our stockholders compared to a transaction in which our stockholders would receive stock;

•	the availability of appraisal rights for SoftBrands stockholders who properly exercise their statutory appraisal rights under Delaware law; and

•	the terms of the merger agreement, as reviewed by our board of directors with our outside legal advisors, including:

•	the structure of the merger;

•	the representations and warranties;

•	the conditions to our and Steel Holdings’ respective obligations;

•	the ability of our board of directors, under specified circumstances, to furnish information to and conduct negotiations with a third party and, upon the payment to Steel Holdings of a termination fee of $2,600,000, to terminate the merger agreement to accept a superior proposal;

•	the ability to receive a reverse termination fee of $8,000,000 from Steel Holdings, the payment of which is guaranteed by Golden Gate Capital, in the event the merger agreement is terminated as a result of a breach by Steel Holdings or the failure of Steel Holdings to consummate the merger;

•	the likelihood that the merger would be consummated in light of the conditions to Steel Holdings’ obligation to complete the merger, Steel Holdings’ financial capability and the absence of any financing condition to Steel Holdings’ obligation to complete the merger; and

•	the negotiated exclusions to the definition of a “material adverse effect” in the merger agreement. See the section of this proxy statement entitled “The Merger Agreement — Representations and Warranties” beginning on page • .

In the course of its deliberations, our board of directors also identified and considered a variety of risks and other countervailing factors, including:

•	the fact that our stockholders will not participate in any future growth potential of SoftBrands or Steel Holdings or any synergies resulting from the merger;

•	the possibility that the merger might not be completed and the effect of the public announcement and pendency of the merger on our management attention, our ability to retain employees, our relationship with customers and suppliers, and our sales, operating results and stock price and our ability to attract and retain key management and sales, marketing and technical personnel;

•	the restrictions the merger agreement imposes on soliciting competing bids and the fact that we may be obligated to pay to Steel Holdings the $2,600,000 termination fee under specified circumstances;

•	the challenges associated with seeking the regulatory approvals required to complete the merger in a timely manner;

•	the fact that certain of our directors and officers may have conflicts of interest in connection with the merger, as they may receive certain benefits that are different from, and in addition to, those of our other stockholders;

•	the fact that gains from a cash transaction would be taxable to our stockholders for United States federal income tax purposes; and

•	that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed, even if the merger agreement is adopted by our stockholders. See the section of this proxy statement entitled “The Merger Agreement — Conditions to the Completion of the Merger” beginning on page • .

The preceding discussion is not meant to be an exhaustive description of the information and factors considered by our board of directors, but is believed to address the material information and factors considered. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In considering the factors described above, individual members of the board may have given different weight to different factors.

Board of Directors Recommendation. After careful consideration, and taking into account all of the factors outlined below, our board of directors unanimously determined that it is advisable, fair to and in the best interests of SoftBrands and its stockholders for SoftBrands to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement, and our board of directors unanimously recommends that our stockholders vote “FOR” the adoption of the merger agreement. Our board of directors also recommends that SoftBrands stockholders vote “FOR” any proposal by our board of directors to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.

Opinion of Piper Jaffray & Co.

We retained Piper Jaffray & Co. (which we sometimes refer to in this proxy statement as “Piper Jaffray”) to act as financial advisor to our board of directors, and, if requested, to render to our board of directors an opinion as to the fairness, from a financial point of view, to the holders of our common stock of the $0.92 per common share cash consideration to be received by the holders of our common stock pursuant to the merger agreement.

The full text of the Piper Jaffray written opinion, dated June 11, 2009, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Jaffray in rendering its opinion, is attached as Annex C and is incorporated in its entirety herein by reference. You are urged to, and should, carefully read the Piper Jaffray opinion in its entirety, and this summary is qualified by reference to the written opinion. The Piper Jaffray opinion addresses only the fairness, from a financial point of view and as of the date of the opinion, to holders of our common stock (other than Steel Holdings or its affiliates) of the $0.92 per common share cash consideration to be paid to the holders of SoftBrands common stock pursuant to the merger agreement. The Piper Jaffray opinion does not address any consideration to be paid to any class or series of our preferred stock, or any of our other classes of securities, creditors or other constituencies. The Piper Jaffray opinion was directed to our board of directors and was not intended to be, and does not constitute, a recommendation as to how any of our stockholders should act or vote with respect to the merger or any other matter. The Piper Jaffray opinion is not intended to confer rights and remedies upon Steel Holdings, any stockholders of Steel Holdings or any affiliates thereof, any of our common or preferred stockholders, option holders or warrant holders, or any other holder of stock-based compensation of SoftBrands. The Piper Jaffray opinion was approved for issuance by a committee of Piper Jaffray employees in accordance with its customary practice.

In connection with rendering the opinion described above and performing its related financial analyses, Piper Jaffray:

•	reviewed and analyzed the financial terms of a draft of the merger agreement dated June 10, 2009;

•	reviewed and analyzed certain financial and other data with respect to us that was publicly available;

•	reviewed and analyzed certain information, including financial forecasts, relating to our business, earnings, cash flow, assets, liabilities and prospects prepared and furnished to Piper Jaffray by our management;

•	conducted discussions with members of our senior management and our representatives with respect to the matters described in the preceding two bullets as well as our business and prospects before and after giving effect to the merger;

•	reviewed the current and historical reported prices and trading activity of our common stock and similar information for certain other publicly traded companies deemed by Piper Jaffray to be comparable to us;

•	compared our financial performance with that of certain other publicly traded companies deemed by Piper Jaffray to be relevant; and

•	reviewed the financial terms, to the extent publicly available, of certain comparable business combination transactions deemed by Piper Jaffray to be relevant.

The following is a summary of the material financial analyses performed by Piper Jaffray in connection with the preparation of its fairness opinion, which was reviewed with, and was orally delivered to, our board of directors at a meeting held on June 11, 2009, and was subsequently confirmed in writing by a written opinion dated June 11, 2009. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, this summary does not purport to be a complete description of the analyses performed by Piper Jaffray or of its presentation to our board of directors on June 11, 2009.

This summary includes information presented in tabular format, which must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Piper Jaffray. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by Piper Jaffray or our board of directors. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 10, 2009, and is not necessarily indicative of current market conditions.

Implied Consideration.  Based on the cash consideration in the proposed transaction of $0.92 per share of SoftBrands common stock and the number of diluted common shares outstanding as provided by our management based on the treasury stock method, Piper Jaffray calculated the aggregate implied equity value of the total consideration payable in the merger of SoftBrands common stock to be approximately $43.6 million. Piper Jaffray also calculated the implied enterprise value (defined as implied equity value plus SoftBrands’ consolidated debt and the aggregate liquidation preference of its preferred stock less SoftBrands’ consolidated cash) of SoftBrands to be approximately $80.3 million.

Selected Public Companies Analysis

Piper Jaffray reviewed selected historical SoftBrands financial data for the last 12 months ended March 31, 2009 and estimated SoftBrands financial data that was prepared by our management for the 9 months beginning April 1, 2009 and calendar year 2010 and compared them to corresponding historical financial data and consensus Wall Street forecasts, where applicable, for publicly traded companies in the software industry with market values below $3.0 billion and with aspects Piper Jaffray deemed similar to aspects of SoftBrands business. Based on these criteria, Piper Jaffray identified and analyzed the following 12 selected companies:

•	Agilysys, Inc.

•	American Software, Inc.

•	CDC Corporation

•	Deltek, Inc.

•	Epicor Software Corporation

•	Exact Holding, N.V.

•	Industrial & Financial Systems, IFS AB

•	JDA Software Group, Inc.

•	Lawson Software, Inc.

•	MICROS Systems, Inc.

•	QAD Inc.

•	Unit 4 Agresso N.V.

Piper Jaffray compared valuation multiples for SoftBrands derived from the $0.92 per common share cash consideration and historical and projected revenue and earnings before interest, taxes, depreciation and amortization (which we refer to in this proxy statement as “EBITDA”) data for SoftBrands, on the one hand, to valuation multiples for the selected companies derived from their market valuation and historical and projected revenue and EBITDA data, on the other hand. Piper Jaffray also compared the price to earnings per share (which we refer to in this proxy statement as “P/E”) ratio based on historical and projected earnings:

			Selected Public Companies
	SoftBrands @				1st						3rd
	Offer $0.92		Min		Quartile		Mean		Median		Quartile		Max

Enterprise value to last 12 months revenue	0.8	x	0.2	x	0.5	x	1.0	x	1.1	x	1.2	x	1.9	x
Enterprise value to 2009 revenue	0.9	x	0.3	x	0.5	x	1. 0	x	1.2	x	1.3	x	2.1	x
Enterprise value to 2010 revenue	0.8	x	0.3	x	0.5	x	1. 0	x	1.2	x	1.3	x	1.9	x
Enterprise value to last 12 months EBITDA	5.2	x	3.9	x	5.2	x	6.9	x	6.4	x	8.1	x	11.9	x
Enterprise value to 2009 EBITDA	6.3	x	4.5	x	5.4	x	7.3	x	6.8	x	9.1	x	11.2	x
Enterprise value to 2010 EBITDA	5.0	x	4.0	x	5.5	x	6.8	x	6.7	x	7.2	x	11.5	x
Last 12 months P/E(1)	37.0	x	8.5	x	11.2	x	16.3	x	15.4	x	21.3	x	25.3	x
2009 P/E(1)	15.3	x	11.6	x	14.0	x	19.3	x	19.9	x	23.2	x	28.5	x
2010 P/E(1)	9.0	x	9.2	x	12.0	x	14.8	x	15.8	x	16.3	x	20.2	x

(1)	P/E ratio calculated on GAAP net income basis.

The analysis indicated that, based on the estimates and assumptions used in the analysis, the enterprise value implied by the $0.92 per common share cash consideration as a multiple of projected revenue for the calendar years 2009 and 2010 and as a multiple of revenue for the last 12 months was within the range of similar multiples for the selected public companies. Based on the estimates and assumptions used in the analysis, the enterprise value implied by the $0.92 per common share cash consideration as a multiple of projected EBITDA for the calendar years 2009 and 2010 and as a multiple of EBITDA for the last 12 months was also within the range of similar multiples for the selected public companies. Based on the estimates and assumptions used in the analysis, the P/E ratio for the last 12 months implied by the $0.92 per common share cash consideration was above the range of similar multiples for the selected public companies. Based on the estimates and assumptions used in the analysis, the P/E ratio for the projected calendar year 2009 implied by the $0.92 per common share cash consideration was within the range of similar multiples for the selected public companies. Based on the estimates and assumptions used in the analysis, the P/E ratio for the projected calendar year 2010 implied by the $0.92 per common share cash consideration was below the range of similar multiples for the selected public companies.

Selected Mergers and Acquisitions (“M&A”) Transaction Analysis

Piper Jaffray reviewed transactions involving target companies that it deemed comparable to us operating in similar businesses and having SIC code classifications deemed similar to aspects of SoftBrands’ business. Piper Jaffray selected these transactions by searching SEC filings, public company disclosures, press releases, industry reports and press articles, databases and other sources and by applying the following criteria:

•	transaction targets that Piper Jaffray deemed similar to aspects of SoftBrands’ business;

•	transactions announced between January 1, 2004 and June 10, 2009;

•	transactions with publicly available information regarding financial terms; and

•	excluding share repurchases and acquisitions of a minority interest.

Based on these criteria, the following 33 M&A transactions were deemed similar to the merger (acquiror/target):

Historical M&A Transactions:

•	Unknown Bidder /I-many, Inc.[1]

•	Micro Focus International PLC/Borland Software Corporation

•	Consona Corporation/SupportSoft, Inc. — Enterprise Software Assets

•	Open Text Corporation/Captaris, Inc.

•	TIBCO Software Inc./Insightful Corporation

•	Micro Focus International PLC/NetManage, Inc.

•	Solarsoft Business Systems/Chelford Group PLC

•	Thoma Cressey Bravo, Inc./Manatron, Inc.

•	Unit 4 Agresso N.V./CODA PLC

•	Epicor Software Corporation/NSB Retail Systems PLC

•	Agilysys, Inc./IG Management Company, Inc.

•	Symphony Technology Group, LLC/Aldata Solution OYJ

•	Oracle Corporation/Agile Software Corporation

•	Thoma Cressey Bravo, Inc./Embarcadero Technologies, Inc.

•	Infor Global Solutions Workbrain Corporation

•	Hellman & Friedman LLC/Kronos Inc.

•	Vista Equity Fund II, LP (MDSI Mobile Data Solutions)/Indus International, Inc.

1 Based on 6/8/2009 press release. On 6/11/2009, LLR Partners matched this offer.

•	Illinois Tool Works Inc./Click Commerce, Inc.

•	International Business Machines Corporation/MRO Software, Inc.

•	Consona Corporation/Onyx Software Corporation

•	Infor Global Solutions/SSA Global Technologies, Inc.

•	Infor Global Solutions/Systems Union Group PLC

•	JDA Software Group, Inc./Manugistics Group, Inc.

•	Thoma Cressey Equity Partners LLC, Hellman & Friedman, LLC/Activant Solutions Inc.

•	Radiant Systems, Inc./Synchronics, Inc.

•	Epicor Software Corporation/CRS Retail Technology Group, Inc.

•	Infor Global Solutions/Geac Computer Corporation Limited

•	SSA Global Technologies, Inc./E.piphany Inc.

•	Lawson Software, Inc./Intentia International AB

•	Golden Gate Capital/Blue Martini Software, Inc.

•	Infor Global Solutions/MAPICS, Inc.

•	Activant Solutions, Inc./Speedware Corporation Inc.

•	Inovis International Inc./QRS Corporation

Piper Jaffray calculated the multiples of enterprise value implied by the consideration paid in the applicable transaction to revenue and EBITDA for the last 12 months preceding each M&A transaction and the multiples of the implied enterprise value to projected revenue and EBITDA for the 12 consecutive months following each M&A transaction. Piper Jaffray then compared the results of these calculations with similar calculations based on the enterprise value for SoftBrands implied by the $0.92 per common share cash consideration, as described above. The SoftBrands calculations were based on historical SoftBrands financial data for the last 12 months ended March 31, 2009 and estimated SoftBrands financial data that was prepared by our management for the 12 months beginning April 1, 2009. The selected M&A transactions calculations were based on historical financial data and projected 12 months revenue and EBITDA. These projections were based on estimates from Wall Street forecasts and other publicly available information. This analysis indicated the following multiples:

	Selected Historical M&A Transactions
					1st						3rd
	SoftBrands(1)		Min		Quartile		Mean		Median		Quartile		Max

Enterprise value to last 12 months revenue	0.8	x	0.4	x	1.1	x	1.7	x	1.8	x	2.2	x	3.9	x
Enterprise value to next 12 months revenue	0.9	x	0.4	x	1.1	x	1.6	x	1.5	x	2.0	x	3.3	x
Enterprise value to last 12 months EBITDA	5.2	x	5.1	x	9.8	x	11.6	x	11.7	x	13.1	x	19.4	x
Enterprise value to next 12 months EBITDA	5.3	x	5.4	x	7.5	x	9.4	x	8.8	x	10.9	x	14.8	x

The analysis of the selected historical M&A transactions indicated that, based on the estimates and assumptions used in the analysis, the enterprise value for SoftBrands implied by the $0.92 per common share cash consideration as a multiple of revenue for the last 12 months and as a multiple of projected revenue for the forward 12-month period was within the range of similar multiples for the selected historical M&A transactions. Based on the estimates and assumptions used in the analysis, the enterprise value for SoftBrands implied by the $0.92 per common share cash consideration as a multiple of EBITDA for the last 12 months was within the range of similar multiples for the selected historical M&A transactions and as a multiple of projected EBITDA for the forward 12-month period was below the range of similar multiples for the selected historical M&A transactions.

Piper Jaffray conducted a separate analysis of historical M&A transactions using only transactions from the historical M&A transaction analysis summarized above which were announced between January 1, 2008 and June 10, 2009, which included the following 8 M&A transactions:

Recent M&A Transactions:

•	Unknown Bidder /I-many, Inc.[2]

•	Micro Focus International PLC/Borland Software Corporation

•	Consona Corporation/SupportSoft, Inc. — Enterprise Software Assets

•	Open Text Corporation/Captaris, Inc.

•	TIBCO Software Inc./Insightful Corporation

•	Micro Focus International PLC/NetManage, Inc.

•	Solarsoft Business Systems/Chelford Group PLC

•	Thoma Cressey Bravo, Inc./Manatron, Inc.

Piper Jaffray calculated the multiples of enterprise value implied by the consideration paid in the applicable transaction to revenue and EBITDA for the last 12 months preceding each recent M&A transaction and the multiples of the implied enterprise value to projected revenue and EBITDA for the 12 consecutive months following each recent M&A transaction. Piper Jaffray then compared the results of these calculations with similar calculations based on the enterprise value for SoftBrands implied by the $0.92 per common share cash consideration, as described above. The SoftBrands calculations were based on historical SoftBrands financial data for the last 12 months ended March 31, 2009 and estimated SoftBrands financial data that was prepared by our management for the 12 months beginning April 1, 2009. The selected M&A transactions calculations were based on historical financial data and projected 12 months revenue and EBITDA. These projections were based on estimates from Wall Street forecasts and other publicly available information. This analysis indicated the following multiples:

	Selected Recent M&A Transactions
					1st						3rd
	SoftBrands		Min		Quartile		Mean		Median		Quartile		Max

Enterprise value to last 12 months revenue	0.8	x	0.4	x	0.6	x	0.9	x	0.9	x	1.1	x	1.6	x
Enterprise value to next 12 months revenue	0.9	x	0.4	x	0.7	x	0.8	x	0.7	x	1.0	x	1.4	x
Enterprise value to last 12 months EBITDA	5.2	x	8.5	x	9.5	x	10.6	x	10.9	x	12.1	x	12.2	x
Enterprise value to next 12 months EBITDA	5.3	x	5.4	x	6.9	x	7.6	x	7.7	x	7.9	x	10.3	x

The analysis of the selected recent M&A transactions indicated that, based on the estimates and assumptions used in the analysis, the enterprise value for SoftBrands implied by the $0.92 per common share cash consideration as a multiple of revenue for the last 12 months and as a multiple of projected revenue for the forward 12 month period were within the range of similar multiples for the selected recent M&A transactions. Based on the estimates and assumptions used in the analysis, the enterprise value for SoftBrands implied by the $0.92 per common share cash consideration as a multiple of projected EBITDA for the forward 12 month period and as a multiple of EBITDA for the last 12 months were below the range of similar multiples for the selected recent M&A transactions.

2 Based on 6/8/2009 press release. On 6/11/2009, LLR Partners matched this offer.

Technology Premiums Paid Analysis

Piper Jaffray reviewed publicly available information for selected technology merger or buyout transactions to determine the premiums (or discounts) paid in the transactions over recent trading prices of the target companies prior to announcement of the transaction. Piper Jaffray selected these transactions by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following criteria:

•	transactions in the technology industry;

•	transactions announced between January 1, 2007 and June 10, 2009;

•	transactions with U.S. publicly traded targets;

•	transactions with publicly available information regarding financial terms; and

•	excluding share repurchases, acquisitions of a minority interest and acquisitions of a division.

Piper Jaffray performed its analysis on 132 transactions that satisfied the criteria, and the table below shows a comparison of premiums paid in these transactions to the premium that would be paid to our stockholders based on the $0.92 per common share cash consideration.

	At Offer	Technology Premiums Paid Analysis
	Price of		1st			3rd
	$0.92	Min	Quartile	Mean	Median	Quartile	Max

1-Day Spot Premium(1)	100.0%	(2.2)%	14.7%	36.5%	30.8%	46.9%	159.3%
5-Day Spot Premium(2)	119.0%	0%	18.2%	39.1%	30.5%	48.7%	174.0%
20-Day Spot Premium(3)	240.7%	(17.2)%	20.5%	44.2%	34.4%	55.7%	264.7%

(1)	Premium based on SoftBrands closing price of $0.46 per share on June 10, 2009.

(2)	Premium based on SoftBrands closing price of $0.42 per share on June 4, 2009.

(3)	Premium based on SoftBrands closing price of $0.27 per share on May 13, 2009.

This analysis indicated that, based on the estimates and assumptions used in the analysis, the premium over the market price on June 10, 2009 for our common stock implied by the $0.92 per common share cash consideration was within the range of premiums paid in the selected transactions as calculated one trading day before announcement, the premium over the market price on June 4, 2009 for our common stock implied by the $0.92 per common share cash consideration was within the range of premiums paid in the selected transactions as calculated five trading days before announcement and the premium over the market price on May 13, 2009 for our common stock implied by the $0.92 per common share cash consideration was within the range of premiums paid in the selected transactions as calculated twenty trading days before announcement.

Discounted Cash Flow Analysis

Piper Jaffray performed a discounted cash flow analysis to calculate a range of theoretical values for SoftBrands, based on (i) the present value of implied future cash flows of SoftBrands’ business and (ii) a terminal value which is an estimate of the future value of SoftBrands’ business. SoftBrands’ management prepared projected financial data for the period beginning March 31, 2009 and ending September 30, 2012, and Piper Jaffray used these projections in its analysis. For purposes of this analysis, Piper Jaffray used a range of discount rates of 15.0% to 20.0% (based in part on a calculation of SoftBrands’ weighted average cost of capital) and a range of terminal EBITDA multiples of 4.0x-7.0x applied to projected 2012 EBITDA. This analysis resulted in implied equity values per common share of SoftBrands ranging from a low of $0.69 per share to a high of $1.53 per share.

	Discounted Cash Flow Analysis
	Terminal Value EBITDA Multiples
Discount Rate	4.0x	5.5x	7.0x

15.0%	$0.86	$1.21	$1.53
17.5%	$0.77	$1.12	$1.42
20.0%	$0.69	$1.02	$1.31

Trading History of SoftBrands Common Stock.

Piper Jaffray reviewed general trading information concerning SoftBrands, including the price of SoftBrands common stock over selected periods measured from June 10, 2009. Piper Jaffray presented the recent common stock trading information for SoftBrands in the following table:

Trading History

Pre-Sale Announcement (June 10, 2009)	$0.46
5-days prior (June 4, 2009)	$0.42
20-days prior (May 13, 2009)	$0.27
6-month average	$0.34
1-year average	$0.59
52-week high (June 16, 2008)	$1.24
52-week low (April 16, 2009)	$0.21

Miscellaneous

The summary set forth above does not contain a complete description of the analyses performed by Piper Jaffray, but does summarize the material analyses performed by Piper Jaffray in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Piper Jaffray believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Piper Jaffray opinion. In arriving at its opinion, Piper Jaffray considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper Jaffray made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Piper Jaffray’s view of the actual value of SoftBrands.

Piper Jaffray’s opinion was one of many factors taken into consideration by our board of directors in making the determination to approve the merger agreement. While Piper Jaffray provided advice to our board of directors during their negotiations with Steel Holdings, Piper Jaffray did not recommend any specific merger consideration.

Piper Jaffray relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Piper Jaffray or discussed with or reviewed by Piper Jaffray. Piper Jaffray further relied upon the assurances of our management that the financial information provided was prepared on a reasonable basis in accordance with industry practice, and that our management was not aware of any information or facts that would make the information provided to Piper Jaffray incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of the opinion, Piper Jaffray assumed that with respect to financial forecasts, estimates and other forward-looking information relating to us reviewed by it, such information reflected the best then-available estimates and judgments of our management as to our expected future results of operations and financial condition. Piper Jaffray expressed no opinion as to any financial forecasts, estimates or other forward looking information or the assumptions on which they were based. Piper Jaffray did not act as an advisor to us, and did not express an opinion on, any legal, tax, accounting or regulatory matters in any jurisdiction. Piper Jaffray relied, with the consent of our board of directors, on advice of our outside counsel and our independent accountants, and on the assumptions of our management, as to all accounting, legal, tax and financial reporting matters with respect to us and the merger agreement.

Piper Jaffray relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the merger agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the merger will be consummated pursuant to the terms of the merger agreement without amendments thereto, and (iv) all conditions to the consummation of the merger will be satisfied without waiver by any party of any conditions or obligations thereunder. In arriving at its opinion, Piper Jaffray assumed that the merger agreement would be in all material respects identical to the draft of the merger agreement reviewed by it. Piper Jaffray also assumed that all the necessary regulatory approvals and consents required for the merger will be obtained in a manner that will not adversely affect SoftBrands or the contemplated benefits of the merger.

In arriving at its opinion, Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of SoftBrands, and was not furnished or provided with any such appraisals or valuations, nor did Piper Jaffray evaluate the solvency of SoftBrands under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Piper Jaffray in connection with its opinion were going concern analyses. Piper Jaffray did not express any opinion regarding the liquidation value of SoftBrands or any other entity. Without limiting the generality of the foregoing, Piper Jaffray has not undertaken any independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which SoftBrands or any of its affiliates is a party or may be subject, and at our direction and with the consent of our board of directors, Piper Jaffray’s opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Piper Jaffray also assumed that neither SoftBrands nor Steel Holdings is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the merger.

Piper Jaffray’s opinion was necessarily based upon the information available to Piper Jaffray and facts and circumstances as they existed and were subject to evaluation on the date of the opinion; events occurring after the date of the opinion could materially affect the assumptions used in preparing the opinion. Piper Jaffray did not express any opinion as to the price at which shares of common stock of SoftBrands have traded or such stock may trade at any future time. Piper Jaffray has not undertaken to reaffirm or revise the opinion or otherwise comment upon any events occurring after the date of the opinion and does not have any obligation to update, revise or reaffirm the opinion.

The opinion addressed solely the fairness, from a financial point of view, to holders of common stock of SoftBrands (other than Steel Holdings or its affiliates) of the $0.92 per common share cash consideration set forth in the merger agreement and did not address any other terms or agreement relating to the merger agreement or any other related agreement. Piper Jaffray was not requested to opine to, and the opinion did not address, the transactions contemplated in Section 7.8 of the merger agreement or the value of the liquidating trust referred to therein. In addition, Piper Jaffray was not requested to opine as to, and the opinion did not address, the basic business decision to proceed with or effect the merger, the merits of the merger relative to any alternative transaction or business strategy that may be available to SoftBrands, Steel Holding’s ability to fund the merger consideration, any other terms contemplated by the merger or the fairness of the merger or the consideration to be paid to any class or series of preferred stock of SoftBrands, or any other class of securities, creditor or other constituency of SoftBrands. Piper Jaffray expressed no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the merger, or any class of such persons, relative to the compensation to be received by holders of our common stock in the merger or with respect to the fairness of any such compensation.

Piper Jaffray is a nationally recognized investment banking firm and is regularly engaged as a financial advisor in connection with mergers and acquisitions, underwritings and secondary distributions of securities and private placements. Our board of directors selected Piper Jaffray to render its fairness opinion in connection with the transactions contemplated by the merger agreement on the basis of its experience and reputation in acting as a financial advisor in connection with mergers and acquisitions.

Piper Jaffray acted as our financial advisor in connection with the merger and will receive an estimated fee of approximately $750,000 from us, approximately $250,000 of which is contingent upon the consummation of the merger. Piper Jaffray will receive a fee of $500,000 from us for providing its opinion, which will be credited against the fee for financial advisory services. The opinion fee was not contingent upon the consummation of the merger or the conclusions reached in Piper Jaffray’s opinion. We also agreed to indemnify Piper Jaffray against certain liabilities in connection with its services and to reimburse Piper Jaffray for certain of its expenses. In the ordinary course of its business, Piper Jaffray and its affiliates may actively trade securities of SoftBrands for their own account or the account of their customers and, accordingly, Piper Jaffray or its affiliates may at any time hold a long or short position in such securities. Piper Jaffray does not currently own any securities of SoftBrands for its own account. Piper Jaffray has, in the past, provided financial advisory and financing services to SoftBrands and may continue to do so and Piper Jaffray has received, and may receive, fees for the rendering of such services. Piper Jaffray may also, in the future, provide investment banking and financial advisory services to SoftBrands, Steel Holdings or entities that are affiliated with SoftBrands or Steel Holdings, for which Piper Jaffray would expect to receive compensation. Piper Jaffray is not currently engaged by Steel Holdings to provide any such services.

Voting Agreements

Concurrently with the execution and delivery of the merger agreement, Steel Holdings and Merger Sub entered into voting agreements with ABRY Mezzanine Partners, L.P., one of our significant stockholders, and its affiliate ABRY Partners, LLC. In addition, on June 25, 2009, Capital Resource Partners, L.P., another one of our significant stockholders, entered into a voting agreement with Steel Holdings and Merger Sub. As of the record date for the special meeting, an aggregate of 19,540,787 shares of our capital stock on an as-converted-to-common stock basis, representing approximately [31.47]% of our capital stock entitled to vote at the special meeting on the record date, on an as-converted to common stock basis, were subject to the voting agreements. The voting agreements are attached as Annex B hereto.

Pursuant to the voting agreements, ABRY and CRP agreed, among other things, to vote all of their shares of our capital stock:

•	in favor of the adoption of the merger agreement;

•	against approval of any proposal in opposition to or competition with consummation of the merger and the merger agreement;

•	against any acquisition transaction with any party other than Steel Holdings or one of its affiliates;

•	against any proposal that is intended to, or is reasonably likely to, result in the conditions of Steel Holdings’ or Merger Sub’s obligations under the merger agreement not being fulfilled;

•	against any amendment to our organizational documents that is not approved by Steel Holdings; and

•	against any dissolution, liquidation or winding up of SoftBrands.

ABRY and CRP have each agreed to use best efforts to cause it to be present, in person or by proxy, at all meetings of stockholders of SoftBrands at which any of the above will be voted upon. In addition, in the event either ABRY or CRP fails to vote its shares of our capital stock in accordance with their obligations under the voting agreements, ABRY and CRP have agreed to give representatives of Steel Holdings or Merger Sub an irrevocable proxy to vote their shares of SoftBrands capital stock in this manner.

The voting agreements prohibit ABRY and CRP from:

•	subject to limited exceptions, transferring any shares of our capital stock at any time prior to the termination of the merger agreement;

•	entering into any contract, option or other agreement, arrangement or understanding with respect to a transfer of shares of our capital stock;

•	granting any proxy, power-of-attorney or other authorization or consent with respect to shares of our capital stock; or

•	depositing any shares of our capital stock into a voting trust, or enter into any voting arrangement or agreement with them.

ABRY and CRP have also agreed not to:

•	solicit proxies or become a participant in a solicitation with respect to a proposal that could reasonably be expected to impede, frustrate, prevent, prohibit or discourage any of the transactions contemplated by the merger agreement (which we sometimes refer to in this proxy statement as an “opposing proposal”);

•	initiate a stockholders’ vote with respect to an opposing proposal; or

•	become a member of a group with respect to any voting securities of the group with respect to an opposing proposal.

The voting agreements terminate upon the earlier of the effective time of the merger of the termination of the merger agreement.

Interests of our Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors in favor of the adoption of the merger agreement, you should be aware that members of our board of directors and our executive officers have interests in the merger that are different from, or in addition to, yours.

All such additional interests are described below, to the extent material, and except as described below, such persons have, to our knowledge, no material interest in the merger apart from those of stockholders generally. Our board of directors was aware of, and considered the interests of, our directors and executive officers in approving the merger agreement and the merger.

Individual Arrangements with Certain Executive Officers

Employment Agreement with Randal B. Tofteland

On January 1, 2004, we entered into an amended and restated employment agreement with Randal B. Tofteland. The agreement provides that if (i) a Change of Control (as defined in the amended and restated employment agreement) occurs, which includes the merger; and (ii) within 12 months after the date of such Change of Control, either (A) Mr. Tofteland is terminated by the surviving corporation without cause, (B) Mr. Tofteland terminates his employment for Good Reason (as defined in the amended and restated employment agreement) or (C) the surviving corporation fails to renew the amended and restated employment agreement,

•	Mr. Tofteland will be entitled to receive:

•	any accrued but unpaid salary, accrued but unused vacation time, un-reimbursed expenses and vested benefits under benefits plans in which Mr. Tofteland participates;

•	any bonus previously declared but not yet paid; and

•	a lump sum cash payment equal to two times the sum of Mr. Tofteland’s annual salary at the time of such termination, plus the amount of annual bonus that would be payable to Mr. Tofteland for the year in which such termination occurs had SoftBrands achieved targeted performance; and

•	all of Mr. Tofteland’s options to purchase our common stock not then vested will become fully vested and exercisable until the fifth anniversary of the grant date of such options.

Severance Pay Agreements with Gregg A. Waldon and Jo Masters

We have entered into severance pay agreements with each of Gregg A. Waldon and Jo Masters (each, an “executive”). The severance pay agreement provides that if (i) a Change of Control (as defined in the severance pay agreement) occurs, which includes the merger; and (ii) either (A) within one year after the date of such Change of Control, the surviving corporation has exercised its right to terminate the executive without cause or (B) the executive, prior to March 15 of the calendar year following the year in which the Change of Control occurs, has terminated such executive’s employment for Good Reason (as defined in the Severance Pay Agreement),

•	the executive will be entitled to receive:

•	any unpaid base salary through the date of termination;

•	any amount earned by the executive as a bonus with respect to the fiscal year of SoftBrands preceding the termination, if not yet paid;

•	an amount equal to a pro rata portion of the bonus the executive would have earned for the year in which termination is effective;

•	an amount representing credit for any accrued unused vacation time;

•	in lieu of any further base salary payments to the executive for periods subsequent to the date of termination, a lump sum cash amount equal to twelve months of the executive’s salary as of the date of such termination; and

•	all stock options and other stock based benefits held by the executive will accelerate and become fully vested as of the date of such termination.

Options and Stock Appreciation Rights

As of June 11, 2009, none of the individuals who currently serve, or served between October 1, 2008 and the date of this proxy statement, as executive officers or directors of SoftBrands held any options with an exercise price less than the common stock per share amount. Therefore, such individuals will not receive any cash payments for their option holdings in connection with the merger.

Of the individuals who currently serve, or served between October 1, 2008 and the date of this proxy statement, as executive officers or directors of SoftBrands, only Ms. Masters, Mr. Tofteland and Mr. Waldon held stock appreciation rights with an exercise price less than the common stock per share amount as of June 11, 2009. In accordance with the merger agreement, immediately prior to the effective time of the merger, these stock appreciation rights, together with all other outstanding stock appreciation rights, will be accelerated and canceled in exchange for the right to receive a cash payment equal to the common stock per share amount of $0.92 less the per share exercise price associated with such stock appreciation rights. As a result, Ms. Masters, Mr. Tofteland and Mr. Waldon may have a financial interest that is different from, or in addition to, the interest of holders of our common stock. As of June, 11, 2009, Ms. Masters, Mr. Tofteland and Mr. Waldon held stock appreciation rights with an exercise price of $0.52 per share for 200,000, 600,000 and 250,000 shares, respectively. In accordance with the merger agreement, Ms. Masters, Mr. Tofteland and Mr. Waldon will receive cash payments in the amount of $80,000, $240,000 and $100,000, respectively, for such outstanding stock appreciation rights.

Stock-Based Awards

Certain of our directors and executive officers hold restricted stock units. In accordance with the merger agreement, immediately prior to the effective time of the merger, these stock-based awards, together with all other outstanding stock-based awards, will be accelerated and canceled in exchange for the right to receive the common stock per share amount of $0.92 in cash for each share of our common stock subject to issuance upon settlement of such stock-based award. Any restrictions pertaining to stock-based awards will no longer apply as a result of the acceleration and cancellation of stock-based awards in connection with the merger. As a result, directors or executive officers holding such stock-based awards may have a financial interest that is different from, or in addition to, the interest of holders of our common stock.

The following table summarizes the restricted stock units held as of June 11, 2009 by individuals who currently serve, or served between October 1, 2008 and the date of this proxy statement, as executive officers or directors of SoftBrands, and the consideration that each of them will receive pursuant to the merger agreement in connection with the ownership of their restricted stock units.

			Consideration
			Resulting to be
	Restricted		Paid at Completion
	Stock Units		of Merger
	(#)		($)(1)

Executive Officers
Jo Masters	82,000		75,440
Ralf Suerken**	—		—
Randal B. Tofteland*	251,250		231,150
Steven J. Van Tassel**	—		—
Gregg A. Waldon	202,375		186,185
Directors
Dann V. Angeloff	7,000		6,440
George H. Ellis	7,000		6,440
John Hunt	—	(2)	—
W. Douglas Lewis	7,000		6,440
Jeffrey J. Vorholt	7,000		6,440
Elaine Wetmore	12,667		11,654

*	Such executive officer is also a director of SoftBrands

**	Former executive officer

(1)	These amounts have been rounded for presentation purposes.

(2)	Mr. Hunt does not own restricted stock units other than in his capacity as a director designated by ABRY Mezzanine Partners L.P. See footnote 7 in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page • .

Indemnification; Insurance

The merger agreement provides that for a period of six years after the effective time of the merger, the surviving corporation in the merger will fulfill and honor in all respects the indemnification and advancement of expenses obligations of SoftBrands pursuant to our organizational documents or any indemnification agreements between SoftBrands and our directors, officers, employees or agents as of the date of execution of the merger agreement against all losses or claims arising out of such person having served as a director, officer, employee or agent of SoftBrands or any of our subsidiaries or having served at the request of SoftBrands or any of our subsidiaries as a director, officer, employee or agent of any other person pertaining to any matter existing or occurring or any acts or omissions occurring prior to the effective time of the merger, whether or not such losses or claims are asserted prior to the effective time of the merger.

In addition, the merger agreement provides that we will cause the surviving corporation to maintain in effect directors’ and officers’ liability insurance in an amount and on terms no less advantageous to those applicable to current directors and officers of SoftBrands. We may fulfill these obligations by purchasing a policy of directors’ and officers’ insurance or a “tail” policy under our existing directors’ and officers’ insurance policy, in either case which has an effective term of six years from the effective time of the merger.

See the section of this proxy statement entitled “The Merger Agreement — Indemnification; Insurance” beginning on page • .

Market Price and Dividend Data

Our common stock is listed on the NYSE Amex Equities under the symbol “SBN.” This table shows, for the periods indicated, the range of intraday high and low per share sales prices for our common stock as reported on the NYSE Amex Equities.

	Fiscal Quarters
	First	Second	Third	Fourth

Fiscal year ending September 30, 2009 (through March 31, 2009)
High	$1.00	$0.59	$—	—
Low	$0.15	$0.16	$—	—
Fiscal year ended September 30, 2008
High	$2.01	$1.90	$1.25	$1.12
Low	$1.58	$0.85	$0.98	$0.74
Fiscal year ended September 30, 2007
High	$2.00	$2.34	$2.29	$2.20
Low	$1.53	$1.58	$1.62	$1.70

Subject to restrictions under Delaware law and the rights and preferences of our outstanding preferred stock, dividends on our common stock must be determined and declared by our board of directors. We have never declared or paid a dividend on our common stock. We are obligated to pay dividends, in semi-annual installments (payable on June 30 and December 31 of each year), at a rate of 8% to holders of our Series C-1 Preferred Stock and Series D Preferred Stock.

The following table sets forth the closing per share sales price of our common stock, as reported on the NYSE Amex Equities on June 11, 2009, the last full trading day before the public announcement of the merger, and on July • , 2009, the latest practicable trading day prior to the printing of this proxy statement:

Common Stock
Date	Closing Price

June 11, 2009	$0.47
July •, 2009	$ •

Following the merger, there will be no further market for our common stock and our stock will be delisted from the NYSE Amex Equities and deregistered under the Exchange Act.

Regulatory Matters

Under the HSR Act and the rules thereunder, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. On June 23, 2009, Steel Holdings and SoftBrands have each filed a notification and report form pursuant to the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission, but the waiting period has not yet ended and we may each receive additional requests for information. The requirements of the HSR Act will be satisfied if the merger is completed within one year from the termination of the waiting period. Even if the waiting period is terminated, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally approve the merger. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Appraisal Rights

The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this proxy statement as Annex D. Stockholders intending to exercise appraisal rights should carefully review Annex D. Failure to follow precisely any of the statutory procedures set forth in Annex D may result in a termination or waiver of these rights.

If the merger is consummated, dissenting holders of our capital stock who follow the procedures specified in Section 262 of the General Corporation Law of the State of Delaware (Section 262) within the appropriate time periods will be entitled to have their shares of our common stock appraised by a court and to receive the “fair value” of such shares in cash as determined by the Delaware Court of Chancery in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement.

The following is a brief summary of Section 262, which sets forth the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to follow the procedures set forth in Section 262 precisely could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of our capital stock concerning the availability of appraisal rights under Section 262. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the merger.

Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be filed with us before the special meeting on August • , 2009. This written demand for appraisal of shares must be in addition to and separate from a vote against the merger. Stockholders electing to exercise their appraisal rights must not vote “FOR” adoption of the merger agreement. Any proxy or vote against adoption of the merger agreement will not in and of itself constitute a demand for appraisal within the meaning of Section 262.

A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder’s name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in our capital stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

Any of our stockholders who elects to exercise appraisal rights should mail or deliver his, her or its written demand to us at our address at 800 LaSalle Avenue, Suite 2100, Minneapolis, Minnesota 55402, Attention: Secretary. The written demand for appraisal should specify the stockholder’s name and mailing address, and that the stockholder is thereby demanding appraisal of his, her or its SoftBrands capital stock. Within ten days after the effective time of the merger, we must provide notice of the effective time of the merger to all of our stockholders who have complied with Section 262 and have not voted for adoption of the merger agreement.

Within 120 days after the effective time of the merger, but not thereafter, any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. We, as the surviving corporation in the merger, must mail such written statement to the stockholder no later than the later of ten days after the stockholders’ request is received by us or ten days after the latest date for delivery of a demand for appraisal under Section 262.

Within 120 days after the effective time of the merger, but not thereafter, either we or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the SoftBrands shares of stockholders entitled to appraisal rights. We have no obligation or present intention to file such a petition if demand for appraisal is made.

Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy must be made upon us, which we must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by us. If we file a petition, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be approved by the court, and we will bear the costs thereof. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares, and who hold stock represented by certificates, to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) between the effective date of the merger and the date of payment of the judgment will be paid upon the amount determined to be the fair value.

SoftBrands stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses. The exchange of shares for cash pursuant to the exercise of appraisal rights will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well. See the section of this proxy statement entitled “The Merger — Material United States Federal Income Tax Consequences” beginning on page • .

Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, stockholders’ rights to appraisal (if available) will cease. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

Failure by any SoftBrands stockholder to comply fully with the procedures described above and set forth in Annex D to this proxy statement may result in termination of such stockholder’s appraisal rights.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material United States Federal Income Tax Consequences

This section discusses the material United States federal income tax consequences of the merger and the transfer of our 10% interest in the AremisSoft liquidating trust to U.S. holders and non-U.S. holders (each, as defined below) of our capital stock who will surrender their shares of our stock in the merger in exchange for cash.

This discussion is included for general information purposes only and does not constitute, and is not, a tax opinion or tax advice to any particular holder of our stock. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (which we sometimes refer to in this proxy statement as the Code), the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other legal authorities, all in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. No ruling from the Internal Revenue Service, or the IRS, or opinion of counsel will be requested concerning the United States federal income tax consequences of the merger or the transfer of our interest in the liquidating trust. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

The following discussion is not intended to constitute a complete description of all U.S. federal income tax consequences relating to the merger or the transfer of our interest in the liquidating trust, and does not address potential foreign, state, local and other tax consequences of the merger. In addition, the discussion does not address all of the United States federal income tax consequences that may be relevant to a particular holder of our stock, including holders who, in light of their particular circumstances, may be subject to special rules, including, without limitation:

•	financial institutions, mutual funds, tax-exempt organizations, insurance companies, dealers in securities, persons that mark-to-market their securities, or persons that hold our stock as part of a “straddle,” “hedge” or “synthetic security transaction” (including a “conversion” transaction);

•	certain former citizens or residents of the United States, or U.S. persons that have a functional currency other than the U.S. dollar;

•	holders that are pass-through entities or who hold our stock through partnerships or other pass-through entities;

•	holders of options or warrants to acquire our stock;

•	holders who acquired our stock pursuant to the exercise of stock options, pursuant to participation in an employee stock purchase plan or otherwise as compensation;

•	holders who hold our stock as qualified small business stock;

•	holders who exercise dissenters’ rights; or

•	holders that are subject to the alternative minimum tax.

The discussion below applies only to stockholders that hold our stock as a capital asset at the time of the completion of the merger. The discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to holders of our stock.

If shares of our stock are held by a partnership, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold shares of our stock and partners in such partnerships should consult their own tax advisors regarding the tax consequences to them of the merger.

For purposes of this summary, a “U.S. holder” is a beneficial owner of shares of our stock, who is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if either (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (2) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

A “non-U.S. holder” is a person that is not a U.S. holder, subject to the limitations set forth above for holders to whom special rules apply.

U.S. Holders

General

The exchange of shares of our stock for cash in the merger will be a taxable transaction for United States federal income tax purposes. In addition, the transfer to you of your pro rata share of our 10% interest in the AremisSoft liquidating trust will be taxable to you at the time of the merger and, although the matter is not free from doubt, we expect that it will be characterized as additional consideration for your shares. Accordingly, a U.S. holder generally will recognize capital gain or capital loss equal to the difference, if any, between the sum of the amount of cash received in the merger plus the fair market value of the pro rata interest in the trust received and the U.S. holder’s adjusted tax basis in the shares surrendered. We intend to obtain a valuation from an independent appraisal firm of the fair market value of our 10% interest in the liquidating trust as of the effective time of the merger and we will use this valuation amount consistently for purposes of information and other tax reporting, as applicable.

Gain or loss will be calculated separately for each block of shares (or shares acquired at the same cost in a single transaction) exchanged in the merger. If, at the time of the merger, a non-corporate U.S. holder’s holding period for the shares of our stock is more than twelve months, any gain recognized generally will be subject to a reduced tax rate. If a non-corporate U.S. holder’s holding period for the shares of our stock is twelve months or less at the time of the merger, any gain will be subject to United States federal income tax at the same graduated rates as ordinary income. For corporations, capital gain is taxed at the same rates as ordinary income. The deductibility of capital losses is subject to limitations.

The IRS could challenge the fair market value of our 10% interest in the trust as established by the appraisal, in which case the amount of gain or loss that you are required to recognize on the exchange of your shares in the merger could be adjusted. In addition, although the matter is not entirely clear under current law, the IRS could take the position that the transfer to you of your pro rata share of the interest in the trust should be characterized as a dividend for federal income tax purposes, rather than as additional consideration for your shares. If the IRS were successful in asserting such a characterization, the fair market value of the interest would be taxed as ordinary dividend income to the extent of our current and accumulated earnings and profits. Any excess would be treated as additional consideration for your shares taxable as described in the preceding paragraphs. Under current law, dividends paid to non-corporate taxpayers are eligible for a 15% reduced rate provided certain holding period and other requirements are satisfied. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.

Backup Withholding

To prevent federal backup income tax withholding with respect to cash received pursuant to the merger and the transfer of the interest in the liquidating trust, each U.S. holder must either (1) provide a correct taxpayer identification number and certify under penalties of perjury that such U.S. holder is not subject to backup withholding of federal income tax by completing the substitute Form W-9 included in the letter of transmittal or (2) establish a basis for exemption from backup withholding. U.S. holders who fail to provide their correct taxpayer identification numbers and the appropriate certifications or to establish an exemption will be subject to backup withholding on the cash received in exchange for their shares at a tax withholding rate of 28% and may be subject to penalties imposed by the IRS. If the amount withheld on a payment to a U.S. holder results in an overpayment of taxes, a refund generally may be obtained from the IRS, provided that the required information is timely furnished to the IRS. Certain taxpayers, such as corporations and financial institutions, are exempt from backup withholding.

Subsequent Distributions of Net Proceeds of the Trust

We expect that distributions, if any, of net proceeds of the trust at a later date will be taxable to you at the time of distribution at ordinary income rates. It is unclear whether the amount of taxable income would be offset by any tax basis you may have in your share of the trust interest. You should consult your own tax advisor about the possibility of any such offset for tax basis. Any such distributions may be subject to information reporting and, unless you supply the required certifications to the paying agent, could be subject to backup withholding. You should consult your own tax adviser regarding the tax consequences of subsequent distributions from the trust to you.

Non-U.S. Holders

General

Any gain realized on the receipt of cash in the merger and the transfer of a pro rata share of our 10% interest in the AremisSoft liquidating trust by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States, in the aggregate, for 183 days or more in the taxable year of the merger, and certain other conditions are met;

•	SoftBrands is or has been a “United States real property holding corporation,” or “USRPHC,” for U.S. federal income tax purposes within the five years preceding the merger.

Unless a tax treaty provides otherwise, non-U.S. holder whose gain is described in the first bullet point above will be subject to tax on its net gain in the same manner as if it were a U.S. holder. A non-U.S. holder that is a corporation and whose gain is described under the first bullet point above may be subject to an additional branch profits tax equal to 30% of its effectively connected earnings and profits (including such gain) or at such lower rate as may be specified by an applicable income tax treaty.

An individual non-U.S. holder described in the second bullet point above will be subject to tax at a 30% rate on the gain realized, equal to the difference, if any, between the amount of cash received in exchange for shares of our stock and the non-U.S. holder’s adjusted tax basis in such shares, which may be offset by certain U.S.-source capital losses incurred in the same taxable year, even though the individual is not considered a resident of the United States.

We believe that we are not currently and have not previously been a USRPHC for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Cash received by non-U.S. holders in the merger and the pro rata interest in the liquidating trust transferred will be subject to information reporting, unless an exemption applies. Moreover, backup withholding of tax (at a rate of 28%) may apply to cash and the pro rata interest in the trust received by a non-U.S. holder, unless the holder or other payee establishes an exemption in a manner satisfactory to the paying agent (generally, by providing the paying agent with a signed statement on the appropriate series of Form W-8 attesting to such non-U.S. holder’s exempt status) and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

Subsequent Distributions of Net Proceeds of the Trust

Distributions, if any, of net proceeds of the trust at a later date to a non-U.S. holder will generally be subject to a 30% withholding tax (or lower applicable treaty rate, provided the holder has supplied the paying agent with a signed statement on form W8-BEN that the holder is entitled to the reduced treaty rate). This withholding tax will not apply if the income is effectively connected with a trade or business of the non-U.S. holder in the United States and, if required by an applicable income tax treaty, attributable to a United States permanent establishment of the non-U.S. holder, provided that the non-U.S. holder has certified on form W8-ECI that withholding is not required because the income is effectively connected to a trade or business in the United States. In that case, the distributions will be subject to U.S. income tax on a net income basis in the same manner as if the non-U.S. holder were a

U.S. holder. Any such distributions may be subject to information reporting and, unless the non-U.S. holder supplies the required certifications to the paying agent, could be subject to backup withholding depending on the circumstances. You should consult your own tax adviser regarding the tax consequences of subsequent distributions from the trust to you.

EACH HOLDER OF OUR CAPITAL STOCK SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISORS TO DETERMINE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO SUCH HOLDER AS A RESULT OF THE MERGER AND THE TRANSFER OF THE INTEREST IN THE LIQUIDATING TRUST (INCLUDING THE RECEIPT OF ANY SUBSEQUENT DISTRIBUTIONS OF NET PROCEEDS OF THE TRUST) AND ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES RELEVANT TO SUCH HOLDER AS A RESULT OF THE MERGER OR THE TRANSFER OF THE INTEREST IN THE LIQUIDATING TRUST (INCLUDING THE RECEIPT OF ANY SUBSEQUENT DISTRIBUTIONS OF NET PROCEEDS OF THE TRUST).

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will no longer be traded on the NYSE Amex Equities and will be deregistered under the Securities Exchange Act of 1934, as amended, as soon as practicable following the completion of the merger. The delisting and deregistration will be accomplished by filing a Form 25 and a Form 15 with the SEC.

PROPOSAL NO. 1: THE MERGER AGREEMENT

The following is a description of the material aspects of the merger agreement but does not purport to describe all of the terms of the merger agreement. While we believe that the following description covers the material terms of the merger agreement, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the merger agreement attached to this proxy statement as Annex A, for a more complete understanding of the merger. The following description is subject to, and is qualified in its entirety by reference to, the merger agreement.

The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about SoftBrands or its business. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available without charge at www.sec.gov.

The merger agreement contains representations and warranties that SoftBrands, Steel Holdings and Merger Sub have made to each other. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter that we have exchanged in connection with signing the merger agreement. While we do not believe that the letter contains information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure letter does contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached merger agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure letter. The disclosure letter contains information that has been included in our general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the agreement, which subsequent information may or may not be fully reflected in SoftBrands’ or Steel Holdings’ public disclosures.

At the effective time, the representations and warranties contained in the merger agreement are only required to be true and correct subject to the materiality standards contained in the merger agreement, which may differ from what may be viewed as material by stockholders. The representations and warranties will not survive consummation of the merger and cannot be the basis for any claim under the merger agreement by any party thereto after consummation of the merger. The merger agreement should not be read alone, but should instead be read in conjunction with the other information regarding SoftBrands and the merger that is contained in this proxy statement as well as in the filings that SoftBrands makes and has made with the SEC.

The representations and warranties contained in the merger agreement may or may not have been accurate as of the date they were made and we make no assertion herein that they are accurate as of the date of this proxy statement.

The Merger

Pursuant to the merger agreement, Merger Sub will merge with and into SoftBrands, with SoftBrands surviving as a wholly owned subsidiary of Steel Holdings, sometimes referred to in this proxy statement as the “surviving corporation”. At the effective time of the merger, all of SoftBrands’ property, rights, privileges, powers and franchises before the merger will vest in the surviving corporation and all of SoftBrands’ debt, liabilities and duties before the merger will become the debts, liabilities and duties of the surviving corporation.

Closing; Effective Time

The consummation of the merger will take place no later than the second business day after the satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such time as is agreed upon in writing by Steel Holdings and SoftBrands. The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed in writing by Steel Holdings and SoftBrands and specified in the certificate of merger.

Certificate of Incorporation and Bylaws

Our certificate of incorporation as in effect immediately prior to the effective time of the merger will be amended and restated as of the effective time of the merger to be identical to the certificate of incorporation of Merger Sub, except that the name of the surviving corporation will be SoftBrands, Inc. At the effective time of the merger, the bylaws of Merger Sub will become the bylaws of the surviving corporation.

Directors and Officers

The initial directors of the surviving corporation will be the directors of Merger Sub immediately prior to the effective time of the merger. The initial officers of the surviving corporation will be the officers of SoftBrands immediately prior to the effective time of the merger.

Effect on Capital Stock

Common Stock

At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will be canceled and extinguished and automatically converted into the right to receive an amount equal to $0.92 in cash, without interest, and less any applicable withholding taxes (which amount we sometimes refer to in this proxy statement as the “common stock per share amount”), other than the following shares:

•	shares of our common stock held by SoftBrands (as treasury stock or otherwise), Steel Holdings, Merger Sub or any direct or indirect wholly owned subsidiary of SoftBrands, Steel Holdings or Merger Sub, which shares will be canceled automatically with no consideration being delivered in exchange for such shares pursuant to the merger agreement; and

•	shares of our common stock held by holders who have properly exercised their appraisal rights in accordance with Delaware law (See the section of this proxy statement entitled “The Merger — Appraisal Rights” above).

Series B Preferred Stock

At the effective time of the merger, each share of our Series B Preferred Stock issued and outstanding immediately prior to the effective time of the merger will be canceled and extinguished and automatically converted into the right to receive an amount equal to $1.06 in cash without interest, and less any applicable withholding taxes

(which amount we sometimes refer to in this proxy statement as the “Series B Preferred Stock per share amount”), other than the following shares:

•	shares of our Series B Preferred Stock held by SoftBrands (as treasury stock or otherwise), Steel Holdings, Merger Sub or any direct or indirect wholly owned subsidiary of SoftBrands, Steel Holdings or Merger Sub, which shares will be canceled automatically with no consideration being delivered in exchange for such shares pursuant to the merger agreement;

•	shares of our Series B Preferred Stock held by holders who have properly exercised their appraisal rights in accordance with Delaware law (See the section of this proxy statement entitled “The Merger — Appraisal Rights” above); and

•	shares of Series B Preferred Stock we repurchase if we fail to receive a duly executed written consent from the holders of a majority of our Series B Preferred Stock adopting and approving the merger agreement and the transactions contemplated by the merger agreement.

Series C-1 Preferred Stock

At the effective time of the merger, each share of our Series C-1 Preferred Stock issued and outstanding immediately prior to the effective time of the merger will be canceled and extinguished and automatically converted into the right to receive $1,000.00 in cash, plus an amount equal to any accrued but unpaid dividends, without interest, and less any applicable withholding taxes (which amount we sometimes refer to in this proxy statement as the “Series C-1 Preferred Stock per share amount”), other than the following shares:

•	shares of our Series C-1 Preferred Stock held by SoftBrands (as treasury stock or otherwise), Steel Holdings, Merger Sub or any direct or indirect wholly owned subsidiary of SoftBrands, Steel Holdings or Merger Sub, which will be canceled automatically with no consideration being delivered in exchange for such shares pursuant to the merger agreement; and

•	shares of our Series C-1 Preferred Stock held by holders who have properly exercised their appraisal rights in accordance with Delaware law (See the section of this proxy statement entitled “The Merger — Appraisal Rights” above).

Series D Preferred Stock

At the effective time of the merger, each share of our Series D Preferred Stock issued and outstanding immediately prior to the effective time of the merger will be canceled and extinguished and automatically converted into the right to receive $1,000.00 in cash, plus an amount equal to any accrued but unpaid dividends, without interest, and less any applicable withholding taxes (which amount we sometimes refer to in this proxy statement as the “Series D Preferred Stock per share amount”), other than the following shares:

•	shares of our Series D Preferred Stock held by SoftBrands (as treasury stock or otherwise), Steel Holdings, Merger Sub or any direct or indirect wholly owned subsidiary of SoftBrands, Steel Holdings or Merger Sub, which will automatically be canceled with no consideration being delivered in exchange for such shares pursuant to the merger agreement; and

•	shares of our Series D Preferred Stock held by holders who have properly exercised their appraisal rights in accordance with Delaware law (See the section of this proxy statement entitled “The Merger — Appraisal Rights” above).

If prior to the effective time of the merger, any change in the outstanding shares of our capital stock occurs, including by reason of any stock split, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into our common stock or our preferred stock, as the case may be), cash dividend, reorganization, recapitalization, reclassification, combination or other like change with respect to our capital stock, but excluding a change that results from the exercise of any options or warrants to purchase our capital stock, the common stock per share amount, the Series B Preferred Stock per share amount, the Series C-1 Preferred Stock per share amount, the Series D Preferred Stock per share amount and any other amounts payable under the merger agreement will be appropriately adjusted.

Dissenting Shares

Shares of our capital stock issued and outstanding prior to the effective time of the merger and held by a holder who is entitled to demand, and who properly demands, appraisal of such shares pursuant to, and also complies in all material respects with, Section 262 of the General Corporation Law of the State of Delaware will not be converted into or represent the right to receive the common stock per share amount, the Series B Preferred Stock per share amount, the Series C-1 Preferred Stock per share amount or the Series D Preferred Stock per share amount, as applicable, but rather, such dissenting stockholder will only be entitled to payment of the fair value of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware (and, at the effective time of the merger, such shares will no longer be outstanding and will automatically be canceled and will cease to exist). If any dissenting stockholder effectively withdraws or loses such holder’s appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, then such shares will automatically be converted into and will represent only the right to receive the common stock per share amount, the Series B Preferred Stock per share amount, the Series C-1 Preferred Stock per share amount, or the Series D Preferred Stock per share amount, as applicable, without interest thereon and less any applicable withholding taxes.

Capital Stock of Merger Sub

Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into and become one share of common stock of the surviving corporation.

Effect on Equity Awards

Warrants

Immediately prior to the effective time of the merger, each warrant to purchase our capital stock outstanding that has not been canceled or exercised at such time will be canceled, and Steel Holdings will cause the surviving corporation to pay each holder a lump sum payment in cash without interest, and less any applicable withholding taxes, equal to the excess, if any, of:

•	the common stock per share amount of $0.92, multiplied by the number of shares of our common stock subject to such warrant to purchase our common stock; over

•	the exercise price per share with respect to each share of our common stock subject to such warrant to purchase our common stock, multiplied by the number of shares of our common stock subject to such warrant to purchase our common stock.

Options and Stock Appreciation Rights

Immediately prior to the effective time of the merger, each option to purchase our common stock or stock appreciation rights outstanding, whether or not vested or exercisable, will be accelerated and canceled, and Steel Holdings will cause the surviving corporation to pay each holder a lump sum payment in cash without interest, and less any applicable withholding taxes, equal to the excess, if any, of:

•	the common stock per share amount of $0.92, multiplied by the number of shares of our common stock subject to such option to purchase our common stock or stock appreciation right; over

•	exercise price per share with respect to each share of our common stock subject to such option to purchase our common stock or stock appreciation right, multiplied by the number of shares of our common stock subject to such option to purchase our common stock or stock appreciation right.

Stock-Based Awards

Immediately prior to the effective time of the merger, each right to receive shares of our common stock or benefits measured in whole or in part by the value of a number of shares of our common stock granted under one of our stock plans or employee plans including performance shares, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents, but not including any of our 401(k) plans (all such rights we sometimes refer to in this proxy statement as “stock-based awards”), will be accelerated and canceled, and Steel

Holdings will cause the surviving corporation to pay each holder a lump sum payment in cash without interest, and less any applicable withholding taxes, equal to product of:

•	the common stock per share amount of $0.92; multiplied by

•	the number of shares of our common stock subject to issuance upon settlement of such stock — based awards.

Procedures for Exchange of Certificates

[ • ] will act as paying agent for the payment of the common stock per share amount, the Series B Preferred Stock per share amount, the Series C-1 Preferred Stock per share amount and the Series D Preferred Stock per share amount. No later than one business day following the effective time of the merger, Steel Holdings will deposit with the paying agent, for payment to the holders of shares of our capital stock, an amount of cash equal to the aggregate consideration payable to holders of our capital stock under the merger agreement.

No later than one business day following the effective time of the merger, Steel Holdings will deposit with the surviving corporation, for payment to holders of warrants to purchase our capital stock, options to purchase our common stock and stock-based awards, an amount of cash equal to the aggregate consideration payable to holders of warrants to purchase our capital stock, options to purchase our common stock and stock-based awards under the merger agreement.

Reasonably promptly following the effective time of the merger, Steel Holdings will instruct the paying agent to mail to each holder of certificates or instruments evidencing our capital stock outstanding immediately prior to the effective time:

•	a letter of transmittal; and

•	instructions explaining what a stockholder must do to effect the surrender of its share certificates in exchange for the applicable per share amount payable under the merger agreement.

Upon receipt of a letter of transmittal from the paying agent, you should complete and sign the letter of transmittal and return it to the paying agent together with the your share certificates and any other necessary documentation in accordance with the instructions.

No interest will be paid or accrued on any cash payable to holders of certificates pursuant to the merger agreement. In addition, Steel Holdings and the surviving corporation are entitled to deduct and withhold from the consideration otherwise payable such amounts as are required by applicable law.

You should not send your certificates or instruments representing our capital stock to the paying agent until you have received the letter of transmittal from the paying agent. Do not return your stock certificates with the enclosed proxy, and do not forward your stock certificates to the paying agent without a letter of transmittal.

If you own shares of our capital stock that are held in “street name” by your broker, nominee, fiduciary or other custodian, you will receive instructions from your broker, nominee, fiduciary or other custodian as to how to surrender your “street name” shares and receive cash for those shares.

Transfer of Ownership, Ownership Rights and Lost Certificates

From and after the effective time of the merger, there will be no further registration or transfers of SoftBrands share certificates or any other instruments evidencing our capital stock, other than transfers that reflect, in accordance with customary procedures, trades effected prior to the effective time. If a transfer of ownership of shares of our capital stock is not registered in our stock transfer book or ledger, or if the per share amount is to be paid in a name other than that in which the certificate surrendered in exchange for such per share amount is registered in our stock transfer book or ledger, the applicable per share amount may be paid to a person other than the person in whose name the surrendered certificate is registered only if properly endorsed.

From and after the effective time of the merger, all shares of our capital stock will cease to be outstanding and will automatically be canceled, retired and cease to exist, and each holder of a certificate formerly evidencing share(s) of our capital stock will have no further rights with respect to such certificate, except the right to receive the applicable per share amount payable upon surrender of the certificate in accordance with the terms of the merger agreement. If, after the effective time, any certificates or any other instruments evidencing our capital stock are presented to the surviving corporation, they will be canceled and exchanged for the applicable per share amount.

If any certificate or other instrument evidencing our capital stock has been lost, stolen or destroyed, upon making an affidavit of that fact by the person claiming that such certificate or other instrument evidencing our capital stock is lost, stolen or destroyed and, if required by Steel Holdings or the paying agent, the posting by such person of a bond in such amount as Steel Holdings or the paying agent may reasonably direct as indemnity against any claim that may be made against Steel Holdings, the surviving corporation or the paying agent with respect to such certificate or other instrument evidencing our capital stock, the paying agent will issue, in exchange for such lost, stolen or destroyed certificate or other instrument evidencing our capital stock, the applicable per share amount payable under the merger agreement.

Unclaimed Amounts

Any portion of the funds deposited with the paying agent for payment to our stockholders that remains undistributed to our stockholders nine months after the effective time of the merger will be delivered to Steel Holdings by the paying agent, and thereafter any of our stockholders who have not previously exchanged certificates or instruments evidencing our capital stock for the applicable per share amount, if any, will only be entitled to request payment of such per share amount from Steel Holdings.

Representations and Warranties

Subject to certain exceptions, we made a number of representations and warranties to Steel Holdings and Merger Sub relating to, among other things:

•	our corporate power and authority to enter into the merger agreement, obtain our stockholder’s approval of the merger agreement, consummate the merger and other transactions contemplated by the merger agreement, and perform our obligations under the merger agreement;

•	that the merger agreement and the merger have been duly authorized by all necessary corporate action;

•	the enforceability of the merger agreement as a binding obligation of SoftBrands;

•	that the affirmative vote of (i) the holders of a majority of the outstanding shares of our capital stock, voting together as a class (which we sometimes refer to in this proxy statement as the “requisite stockholder approval”) and (ii) subject to our repurchase rights provided in the Series B Preferred Stock certificate of designation, the holders of a majority of the outstanding shares of our Series B Preferred Stock, are the only votes of the holders of our company capital stock that are necessary under applicable law and our organizational documents to approve the merger agreement and consummate the merger;

•	the absence of violation of, or conflict with our organizational documents or the organizational documents of our subsidiaries;

•	subject to certain consents, the absence of conflict with, violation, breach, default, termination, acceleration, change in rights or obligations or loss of benefit under any provision of any material agreement to which we or any of our subsidiaries are a party as a result of our execution and delivery of the merger agreement and the merger, other than violations, conflicts, breaches, defaults, accelerations or rights that individually or in the aggregate would not be expected to constitute a material adverse effect (as defined below) on us;

•	the absence of violation or conflict with applicable law as a result of our execution and delivery of the merger agreement and the merger, other than violations or conflicts that individually or in the aggregate would not be expected to constitute a material adverse effect on us;

•	the absence of the creation of any lien on any of our or our subsidiaries’ properties or assets as a result of our execution and delivery of the merger agreement and the merger, other than liens that individually or in the aggregate would not be expected to constitute a material adverse effect on us;

•	governmental consents, approvals, orders, authorizations, notifications and regulatory filings required on the part of SoftBrands or any of our subsidiaries in connection with the execution and delivery of the merger agreement and consummation of the transactions contemplated by the merger agreement;

•	our and our subsidiaries’ corporate organization, good standing and similar corporate matters;

•	our and our subsidiaries’ organizational documents and the final approved minutes of all meetings of holders of our capital stock, our board of directors and each committee of our board of directors;

•	our ownership of our subsidiaries and our subsidiaries’ capital structure;

•	our capital structure, including common stock, preferred stock, equity awards, stock-based awards, convertible securities, agreements requiring us to issue capital stock or other securities and obligations to make payments based on the value of our capital stock;

•	documents we have filed with or furnished to the SEC;

•	financial statements we have filed with or furnished to the SEC and our internal controls and procedures in connection therewith;

•	the absence of undisclosed liabilities;

•	since September 30, 2008, the conduct of our and our subsidiaries’ business is in the ordinary course consistent with practice and the absence of certain changes or events including a material adverse effect on us;

•	the enforceability of each of our material contracts as an obligation of SoftBrands and the absence of known breaches or defaults under our material contracts;

•	title to properties;

•	intellectual property matters;

•	tax matters;

•	employee benefits matters, including compliance with the Employee Retirement Income Security Act, or ERISA;

•	labor matters,

•	the absence of violation, in any material respect, or default of any laws applicable to SoftBrands or our subsidiaries or by which we or any of our subsidiaries or any of our respective properties is bound or affected, other than violations that individually or in the aggregate would not be expected to constitute a material adverse effect on us;

•	environmental matters;

•	the absence of pending or threatened litigation;

•	permits, licenses, authorizations, consents, approvals, grants, easements, variances, consents, certificates, orders, approvals and franchises that are material to the conduct of our and our subsidiaries’ business as currently conducted, other than those that individually or in the aggregate would not be expected to constitute a material adverse effect on us;

•	insurance matters;

•	interested party agreements or transactions involving our and our subsidiaries’ officers, directors or 5% stockholders;

•	the accuracy and completeness of information we supplied in connection with this proxy statement;

•	brokers and finders’ fees payable in connection with the merger agreement and estimated fees payable to our advisors in connection with the merger agreement;

•	the opinion we received from Piper Jaffray, our financial advisor, with respect to the fairness, from a financial point of view and as of the date of the opinion, to the holders of our common stock of the $0.92 per common share cash consideration to be received by the holders of our common stock pursuant to the merger agreement;

•	our accounts receivable;

•	compensation, remuneration, earn-outs or deferred payment obligations payable in connection with the execution of the merger agreement and the consummation of the merger;

•	the amendment to our rights agreement rendering it inapplicable to the merger agreement and the merger;

•	our board of directors’ actions with respect to Delaware’s anti-takeover statutes, including Section 203 of the General Corporation Law of the State of Delaware and the absence of any other state takeover statutes or similar regulations applicable to the merger; and

•	the absence of notices from any of our material customers stating intent to terminate or substantially reduce its business after the consummation of the merger or in the twelve months preceding the date of execution of the merger agreement.

Steel Holdings and Merger Sub made a number of representations and warranties to us in the merger agreement relating to, among other things:

•	Steel Holdings’ and Merger Sub’s corporate organization, good standing and similar corporate matters;

•	Steel Holdings’ and Merger Sub’s corporate power and authority to enter into the merger agreement, consummate the merger and other transactions contemplated by the merger agreement and perform their respective obligations under the merger agreement;

•	that the merger agreement and the merger have been duly authorized by all necessary corporate action of each of Steel Holdings and Merger Sub;

•	the enforceability of the merger agreement as a binding agreement of each of Steel Holdings and Merger Sub;

•	the absence of violation of, or conflict with either of Steel Holdings or Merger Sub’s respective organizational documents;

•	the absence of conflict with, violation, breach, default, termination, acceleration, change in rights or obligations or loss of benefit under any provision of any agreement applicable to Steel Holdings or Merger Sub as a result of execution and delivery of the merger agreement and the merger, other than violations, conflicts, breaches, defaults, accelerations or rights that individually or in the aggregate would not have a material adverse effect on the ability of Steel Holdings or Merger Sub to consummate the merger prior to the end date (as defined below);

•	the absence of violation or conflict with applicable law as a result of execution and delivery of the merger agreement and the merger, other than violations or conflicts that individually or in the aggregate would not have a material adverse effect on the ability of Steel Holdings or Merger Sub to consummate the merger prior to the end date;

•	governmental consents, approvals, orders, authorizations, notifications and regulatory filings required on the part of Steel Holdings or Merger Sub in connection with the execution and delivery of the merger agreement and consummation of the transactions contemplated by the merger agreement;

•	the accuracy and completeness of information supplied by or on behalf of Steel Holdings or Merger Sub in connection with this proxy statement;

•	brokers and finders’ fees payable in connection with the merger agreement and estimated fees payable to our advisors in connection with the merger agreement;

•	Steel Holdings’ and Merger Sub’s and their respective affiliates’ ownership of our capital stock;

•	no prior operations of Merger Sub; and

•	the availability to Steel Holdings of sufficient financing to pay the consideration under the merger agreement if the financing contemplated by the debt commitment letter and the equity commitment letter are funded in accordance with their terms.

Material Adverse Effect

Several of the representations and warranties in the merger agreement are qualified by reference to whether the failure of such representation or warranty to be true, individually or in the aggregate, has had or would reasonably be expected to have a “material adverse effect.” As used in the merger agreement and this proxy statement, “material adverse effect” means, with respect to an entity, any change, effect, event, circumstance, or development which, individually or in the aggregate is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), assets, liabilities or results of operations of SoftBrands and our subsidiaries, taken as a whole, except in each case to the extent that any such effect results from any of the following:

•	any failure in and of itself by SoftBrands or any of our subsidiaries to meet internal or other estimates, predictions, projections or forecasts of any measure of financial performance;

•	any change resulting from any of the following:

•	with respect to the United States or any other country, general economic conditions (or changes therein), general conditions in the financial markets (or changes therein) and any political conditions (or changes therein), in any such case to the extent that such conditions do not have a materially disproportionate adverse effect on SoftBrands and our subsidiaries, taken as a whole, relative to other companies similarly situated in the industries or geographies in which we operate;

•	general conditions in the industries in which SoftBrands and our subsidiaries conduct business (or changes therein), in any such case to the extent that such conditions do not have a materially disproportionate adverse effect on SoftBrands and our subsidiaries, taken as a whole, relative to other companies similarly situated in such industries;

•	any conditions arising out of acts of terrorism or war, weather conditions or other force majeure events, to the extent that such conditions do not have a materially disproportionate adverse effect on SoftBrands and our subsidiaries, taken as a whole, relative to other companies similarly situated in the industries or geographies in which we operate;

•	the announcement of the merger agreement, the consummation of the transactions contemplated by the merger agreement, any action required to cause compliance with the terms of or required by the merger agreement;

•	any changes in or changes in interpretation of United States generally accepted accounting principles or accounting requirements applicable to SoftBrands and our subsidiaries;

•	any change in the price of our common stock or the trading volume of our common stock;

•	any breach by Steel Holdings of the merger agreement; or

•	the introduction or success of any product that competes with our products or prevents or materially delays, or is reasonably likely to prevent or materially delay, our ability to perform our obligations under the merger agreement.

Interim Operations of SoftBrands

We have agreed that, subject to certain exceptions, unless approved by Steel Holdings, prior to the completion of the merger or the termination of the merger agreement, SoftBrands and our subsidiaries will:

•	carry on our business in the usual, regular and ordinary course substantially in the same manner as it was conducted prior to the entering into of the merger agreement and in compliance with all applicable legal requirements and the requirements of all material contracts;

•	pay our debts and taxes when due, subject to good faith disputes over such debts or taxes;

•	pay or perform our material obligations when due;

•	use commercially reasonable efforts consistent with past practices and policies to preserve intact our present business organization, keep available the services of our present officers and employees and preserve the relationships with our customers, suppliers, distributors, licensors, licensees and others with which we have significant business dealings.

In addition, the merger agreement provides that, prior to the effective time of the merger or the termination of the merger agreement, and subject to specified exceptions, neither SoftBrands nor any of our subsidiaries will, unless approved by Steel Holdings:

•	amend or propose any amendment to our organizational documents or the organizational documents of our subsidiaries;

•	issue, authorize for issuance, sell, grant, pledge, encumber, deliver or otherwise dispose of any of our securities or securities of any of our subsidiaries, or commit to any such action, except for the issuance and sale of our common stock pursuant to options to purchase our common stock or stock-based awards outstanding prior to the date of the merger agreement;

•	directly or indirectly acquire, repurchase or redeem any of our securities or securities of our subsidiary;

•	split, combine or reclassify any of our capital stock;

•	subject to certain exceptions, declare, set aside or pay any dividend on, or other distribution (whether in cash, shares or property) in respect of, any of our capital stock;

•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of SoftBrands or any of our subsidiaries, except as contemplated by the merger agreement;

•	incur or assume any indebtedness, guarantee any indebtedness or become liable or responsible for the obligations of another person, amend or modify any indebtedness, issue or sell any debt securities or warrants or other rights to acquire debt securities or guarantee any debt securities, mortgage or pledge any of its or its subsidiaries’ assets, tangible or intangible, or create or suffer to exist any lien, or cancel any material debts or waive any material claims or rights of substantial value;

•	except as contemplated by the merger agreement or pursuant to existing contracts:

•	loan or advance money or other property or increase or decrease compensation or benefits payable to any current or former directors, officers, consultants or employees by SoftBrands or our subsidiaries, whether orally or in writing;

•	grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, whether orally or in writing, of any bonus payable or to become payable to any of its employees;

•	adopt, enter into, amend, change or terminate, whether orally or in writing, any severance, employment, change of control, termination or bonus plan, policy or practice, any collective bargaining agreement or any similar agreement or arrangement applicable to any current or former directors, officers, consultants or employees;

•	enter into or materially modify, whether orally or in writing, any employment, severance, termination, change of control or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction similar to the merger;

•	adopt, terminate, establish, enter into or materially modify or amend any company employee plan, except as required by law;

•	hire any employee except for (1) the replacement of a current employee whose employment is terminated for any reason (with such replacement employee receiving substantially similar compensation and benefits as the terminated employee) or (2) employees whose reasonably anticipated annual base salary and bonus will not exceed $500,000 in the aggregate (provided that no such employee’s reasonably anticipated annual base salary and bonus will exceed $100,000);

•	undertake any action that confers upon any of our or our subsidiaries’ current or former directors, officers, employees or consultants any rights or remedies of any nature or kind whatsoever under or by reason of the merger agreement;

•	pay, discharge, cancel, waive, satisfy or settle any pending or threatened material legal proceeding or material claim, liability or obligation, except for the settlement of any legal proceeding that is reserved in our consolidated balance sheet dated September 30, 2008 or does not include any obligation (other than the payment of money) to be performed by SoftBrands or our subsidiaries following the effective time that is not, individually or in the aggregate, material to SoftBrands and its subsidiaries taken as a whole;

•	except as required by applicable law or United States generally accepted accounting principles, (i) revalue in any material respect any of our properties or assets, other than in the ordinary course of business or consistent with past practices, or make any material restatement of our financial statements or the notes thereto or (ii) make any change in any of the accounting principles or practices or cash management practices used by it;

•	transfer or assign any of our intellectual property to a third person;

•	exclusively license any of our intellectual property to a third person;

•	except in the ordinary course of business, non-exclusively license any of our intellectual property;

•	modify our standard warranty terms or services or amend or modify any product or service warranty, or otherwise modify any assignment of our intellectual property;

•	make or change any material tax election;

•	settle or compromise any material tax liability, other than a tax liability that (i) is in an amount less than or equal to the liability or reserve recorded in our consolidated balance sheet dated September 30, 2008, (ii) is in an amount less than $100,000 in the aggregate;

•	consent to any extension or waiver of any limitation period with respect to any claim or assessment for taxes;

•	acquire, directly or indirectly, any other person or material equity interest therein or any material amount of assets thereof;

•	enter into any joint venture, partnership or other similar arrangement;

•	enter into, or materially amend, modify or supplement any material contract or lease outside the ordinary course of business consistent with past practices or waive, release, grant, assign or transfer any of our material rights or claims;

•	knowingly take any action or omit to take any action that would reasonably be expected to cause any of our representations and warranties in the merger agreement to become untrue in any material respect; or

•	agree to or commit to do or enter into a contract to take any of the foregoing prohibited actions.

No Solicitation

Acquisition Proposals

We have agreed to cease all existing activities, discussions or negotiations with any persons concerning any acquisition proposal.

As used in the merger agreement and this proxy statement, “acquisition proposal” means any offer, proposal, indication of interest or inquiry (other than that of Steel Holdings or Merger Sub) to engage in any acquisition transaction. As used in the merger agreement and this proxy statement, “acquisition transaction” means any transaction or series transaction involving:

•	the purchase or other acquisition from SoftBrands by any person of more than ten percent of our capital stock outstanding or other acquisition, or any tender offer or exchange offer by any person or group;

•	a merger, consolidation, share exchange, reorganization, recapitalization, liquidation, dissolution, business combination or other transaction involving SoftBrands pursuant to which the stockholders of SoftBrands immediately prior to the transaction hold less than ninety percent of the equity interests of the resulting entity of such transaction;

•	a sale, transfer, acquisition or disposition of more than ten percent of the consolidated assets of SoftBrands and our subsidiaries; or

•	any other transaction the consummation of which is reasonably likely to impede, interfere with, prevent or materially delay the merger or that is reasonably likely to dilute materially the benefits of Steel Holdings of the transactions contemplated in the merger agreement.

We have also agreed to use commercially reasonable efforts to cause any person in possession of confidential information concerning SoftBrands and our subsidiaries furnished by us or on our behalf to return or destroy such information.

Further, the merger agreement provides that neither SoftBrands nor our subsidiaries nor any of our or our subsidiaries’ directors, officers or other employees, affiliates, or any investment banker, attorney, or other agent or representative will, directly or indirectly,

•	solicit, initiate or induce the making, submission or announcement of, or encourage, facilitate or assist, an acquisition proposal;

•	furnish to any person (other than Steel Holdings, Merger Sub or any of their designees) any non-public information relating to SoftBrands or any of our subsidiaries, or afford access to our business, properties, assets, books, records or personnel, or cooperate in any way with, any person, in any such case with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist, an acquisition proposal or any inquiries that would reasonably be expected to lead to an acquisition proposal;

•	participate or engage in discussions or negotiations with any person with respect to an acquisition proposal (except to the extent specifically permitted by the merger agreement);

•	approve, endorse or recommend an acquisition proposal or make any change in our recommendation to the stockholders to adopt and approve the merger agreement (except to the extent specifically permitted by the merger agreement);

•	grant any waiver or release under any standstill or similar agreement with respect to any class of our equity securities; or

•	enter into any letter of intent, agreement in principle, memorandum of understanding, term sheet, acquisition agreement, option agreement or other agreement relating to an acquisition transaction.

Superior Proposal

However, prior to our stockholders having adopted the merger agreement, our board of directors may, directly or indirectly:

•	participate or engage in discussions or negotiations with any person that has made an unsolicited bona fide written acquisition proposal that our board of directors determines in good faith (after consultation with a financial advisor of nationally recognized standing and outside legal counsel) constitutes or is reasonably likely to result in a superior proposal (as defined below); and/or

•	furnish to any person that has made an unsolicited bona fide written acquisition proposal that our board of directors determines in good faith (after consultation with a financial advisor of nationally recognized standing and outside legal counsel) constitutes or is reasonably likely to result in a superior proposal any non-public information relating to SoftBrands or any of our subsidiaries pursuant to an acceptable confidentiality agreement.

We may only take such actions if:

•	our board of directors reasonably determines that failure to do so would be inconsistent with its fiduciary obligations to our stockholders under Delaware law;

•	at least twenty-four hours prior to taking such actions, we give Steel Holdings written notice of the identity of the person making such acquisition proposal and a copy of all documentation relating to such acquisition proposal as well as written notice of our intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such person; and

•	prior to or contemporaneously with furnishing such non-public information, we furnish such non-public information to Steel Holdings to the extent not already provided.

As used in the merger agreement and in this proxy statement, a “superior proposal” means any bona fide, unsolicited written acquisition proposal for a majority of the outstanding shares of our capital stock or all or substantially all of the consolidated assets of SoftBrands and our subsidiaries (it being understood that an acquisition proposal relating solely to our manufacturing software business or hospitality software business shall not in any event constitute a superior proposal) that our board of directors has determined in good faith by majority vote (after consultation with a financial advisor of nationally recognized standing and outside legal counsel), and after taking into account, among other things:

•	the financial, legal and regulatory aspects of such acquisition proposal;

•	the ability of the person or group of persons making such acquisition proposal to consummate the proposed acquisition transaction on the terms proposed;

•	the likely timing of such transaction;

•	the likelihood that the proposed acquisition transaction would be consummated, taking into account all approvals and consents required from governmental authorities, our stockholders and other third parties; and

•	if any of the consideration contemplated by the acquisition proposal consists of cash, the extent to which the party making such acquisition proposal has sufficient cash on hand or borrowing capacity to finance the proposed acquisition transaction, the extent to which such acquisition proposal is subject to third party financing, and if so, whether such financing is fully committed, any financing conditions related to the third party financing and any financing conditions related to such acquisition proposal itself, would be more favorable to our stockholders than the merger contemplated by the merger agreement, including any alteration to the merger agreement as agreed in writing by Steel Holdings.

Board Recommendation and Change of Recommendation

Subject to our board of directors’ ability to change its recommendation in certain circumstances, our board of directors has agreed to recommend the adoption of the merger agreement to our stockholders.

Prior to our stockholders having adopted the merger agreement, our board of directors may, in response to a superior proposal, make a change of recommendation and terminate the merger agreement pursuant to its terms if all of the following conditions are met:

•	the superior proposal has not been withdrawn and continues to be a superior proposal;

•	we (i) deliver to Steel Holdings our board of directors’ change of recommendation at least three business days prior to publicly effecting such change of recommendation, which notice states (A) that we have received a superior proposal, (B) the identity of the person making the superior proposal and the superior proposal’s material terms and conditions, providing a copy of the relevant proposed transaction agreements and (C) that we intend to effect a change of recommendation and the manner in which we intend to do so; and (ii) cause our financial and legal advisors to, during such three business day period, negotiate with Steel Holdings and Merger Sub in good faith to make such adjustments to the terms and conditions of the merger agreement as would permit our board of directors to not effect a change of recommendation or conclude that such superior proposal has ceased to be a superior proposal;

•	if during the three business day period any material revisions are made to the superior proposal, we deliver a new written notice to Steel Holdings within one calendar day of publicly effecting a change of recommendation pursuant to such revised proposal; and

•	our board of directors has concluded in good faith, after receipt of advice from and consultation with its outside legal counsel that our board of directors’ failure to effect a change of recommendation would be inconsistent with its fiduciary obligations to our stockholders under Delaware Law.

Tender Offer Rules

Nothing in the merger agreement prevents us from (i) complying with Rules 14d-9 and 14e-2(a) under the Securities Exchange Act of 1934, as amended, with regard to an acquisition proposal or (ii) making any disclosure to our stockholders that our board of directors determines to make in good faith in order to fulfill its fiduciary duties to our stockholders under applicable law; provided that any such action taken or statement made shall be deemed to be a change of recommendation and must comply with the merger agreement in respect of such change of recommendation.

Stockholder Meeting

Unless there has been a change of recommendation, we have agreed to take all actions necessary to convene and hold a meeting of our stockholders as promptly as practicable following the date hereof for the purposes of approving and adopting the merger agreement in accordance with Delaware law. We may postpone or adjourn the stockholder meeting if (i) there are insufficient shares of our capital stock necessary to conduct business at the stockholder meeting or (ii) we are required to postpone or adjourn the stockholder meeting by applicable law, order or a request from the SEC or its staff.

Unless there has been a change of recommendation, our board of directors has agreed:

•	to recommend the adoption of the merger agreement, the merger and the other transactions contemplated by the merger agreement to our stockholders;

•	to use our reasonable best efforts to solicit from our stockholders proxies in favor of the adoption of the merger agreement;

•	to submit the merger for a vote to our stockholders at the stockholder meeting; and

•	to use reasonable best efforts to secure the requisite stockholder approval and adoption of the merger agreement at the stockholder meeting.

If we have not obtained a duly executed written consent from the holders of a majority of our Series B Preferred Stock adopting and approving the merger agreement and the transactions contemplated by the merger agreement prior to the tenth day before the special meeting, we have agreed to repurchase and cancel each outstanding share of our Series B Preferred Stock at a price equal to $1.06 in cash without interest, and less any applicable withholding taxes.

Indemnification; Insurance

The merger agreement provides that for a period of six years after the effective time of the merger, the surviving corporation in the merger will fulfill and honor in all respects the indemnification and advancement of expenses obligations of SoftBrands pursuant to our organizational documents or any indemnification agreements between SoftBrands and our directors, officers, employees or agents as of the date of execution of the merger agreement against all losses or claims arising out of such person having served as a director, officer, employee or agent of SoftBrands or any of our subsidiaries or having served at the request of SoftBrands or any of our subsidiaries as a director, officer, employee or agent of any other person pertaining to any matter existing or occurring or any acts or omissions occurring prior to the effective time of the merger, whether or not such losses or claims are asserted prior to the effective time of the merger. The obligations of Steel Holdings, the surviving corporation and their respective subsidiaries regarding indemnification of directors and officers will be joint and several.

In addition, the merger agreement provides that we will cause the surviving corporation to maintain in effect directors’ and officers’ liability insurance in an amount and on terms no less advantageous to those applicable to current directors and officers of SoftBrands. We may fulfill these obligations by purchasing a policy of directors’ and officers’ insurance or a “tail” policy under our existing directors’ and officers’ insurance policy, in either case which has an effective term of six years from the effective time of the merger.

In satisfying our aforementioned obligations, we are not obligated to pay an annual amount in the aggregate in excess of 300% of the annual premium we currently pay for such insurance. If the costs exceed such amount, we have agreed to use commercially reasonable efforts to cause to be maintained the maximum amount of coverage as is available for such 300% of the annual premium.

The merger agreement also provides that our directors and officers are intended third-party beneficiaries under the merger agreement for purposes of enforcing the obligations of Steel Holdings, SoftBrands and the surviving corporation in respect of indemnification and directors’ and officers’ insurance.

Conditions to the Completion of the Merger

The obligations of each of SoftBrands, Steel Holdings and Merger Sub to complete the merger are subject to the satisfaction or waiver of each of the following conditions:

•	the merger agreement is adopted by our stockholders in accordance with our organizational documents, and Delaware law;

•	the waiting period required under the HSR Act has expired or been terminated, the clearances, consents, approvals, orders and authorizations relating to other antitrust law shall have been obtained; and

•	there is not in effect any law, order or other restraint or prohibition that has the effect of making the merger illegal or otherwise prohibiting or preventing or otherwise delaying the consummation of the merger.

Steel Holdings and Merger Sub will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•	each of our representations and warranties (except those representations and warranties addressing our authorization, stockholder approval, organization and standing, subsidiaries capitalization, Section 280G of the Internal Revenue Code of 1986, as amended, related party transactions, change of control, the rights agreement and state anti-take over statutes) contained in the merger agreement is true and correct in all respects as of the date of the merger agreement and as of the effective time of the merger (except for the representations and warranties that address matters only as of a particular date, which must remain true and correct as of such date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on SoftBrands (provided that in making such determination, all materiality or material adverse effect or any similar qualifications set forth in such representations will be disregarded);

•	each of our representations and warranties with respect to authorization, stockholder approval, organization and standing, subsidiaries capitalization, Section 280G of the Internal Revenue Code of 1986, as amended, related party transactions, change of control, the rights agreement and state anti-take over statutes contained in the merger agreement is be true and correct in all material respects, in each case, both when made and at and as of the effective time of the merger (except to the extent expressly made as of an earlier date, in which case as of that date), except for where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not resulted and would not reasonably be expected to result in additional expense to SoftBrands, Steel Holdings and their affiliates, individually or in the aggregate, of more than $150,000.00 (provided that in making such determination, all materiality or material adverse effect or any similar qualifications set forth in such representations will be disregarded);

•	we have performed or complied in all material respects with all agreements and covenants required to be performed or complied with by us at or prior to the effective time of the merger;

•	we have delivered the officer’s certificate required under the merger agreement;

•	no circumstance, effect, event or change has occurred prior to the effective time which, individually or in the aggregate, has had, or is reasonably expected to have, a material adverse effect on us;

•	the holders of not more than ten percent of our outstanding capital stock have demanded appraisal of their capital stock in accordance with Section 262 of the General Corporation Law of the State of Delaware;

•	there is not pending or threatened any (i) nonfrivolous suit, action or proceeding brought by a third party (other than a governmental authority) that has a reasonable likelihood of success or (ii) suit, action or proceeding brought by a government authority, in either case (A) challenging or seeking to restrain or prohibit the consummation of the merger, (B) seeking to prohibit or limit the ownership or operation by SoftBrands or any of our subsidiaries any material portion of our business or assets as a result of the merger or (C) seeking to impose limitations on the ability of Steel Holdings, Merger Sub or any of their respective affiliates to acquire, hold or exercise full rights of ownership over any shares of our capital stock; and

•	if we have not obtained a duly executed written consent from the holders of a majority of our Series B Preferred Stock adopting and approving the merger agreement and the transactions contemplated by the merger agreement, we shall have repurchased and canceled all of the outstanding shares of our Series B Preferred Stock.

We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•	each of the representations and warranties of Steel Holdings and Merger Sub contained in the merger agreement is true and correct in all respects as of the date of the merger agreement and as of the effective time of the merger except for (i) any failure to be so true and correct would not reasonably be expected to prevent or materially delay the consummation of the merger or the ability of Steel Holdings or Merger Sub to perform its obligations under the merger agreement; (ii) changes to the subject matter of such representations and warranties contemplated by the merger agreement and (iii) representations and warranties that address matters only as of a particular date, which must remain true and correct as of such date, except for any failure to be so true and correct as of such particular date would not reasonably be expected to prevent or materially delay the consummation of the merger or the ability of Steel Holdings or Merger Sub to perform its obligations under the merger agreement;

•	each of Steel Holdings and Merger Sub has complied with in all material respects all of its respective agreements and covenants required by the merger agreement; and

•	Steel Holdings and Merger Sub has delivered to us the officer’s certificate required under the merger agreement.

Termination

SoftBrands and Steel Holdings can terminate the merger agreement under certain circumstances, including:

•	by mutual written consent of Steel Holdings and SoftBrands;

•	by either Steel Holdings or SoftBrands:

•	if the effective time of the merger has not occurred by September 30, 2009, which date will be extended to December 7, 2009 (such date, as applicable, referred to as the end date) if on September 30, 2009 all of the closing conditions have been satisfied or waived (except for conditions that by their nature are only to be satisfied as of the closing of the merger) other than the condition relating to antitrust approvals, so long as the party exercising its right to terminate the merger agreement is not in breach of any of its covenants in the merger agreement resulting in the closing conditions not being satisfied or waived by the end date;

•	if any governmental authority shall have (i) enacted, issued or promulgated any law or (ii) issued or granted any final, non-appealable order in each case that is in effect and that makes the merger illegal or has the effect of prohibiting or otherwise preventing or delaying consummating the merger; or

•	if our stockholders have not adopted the merger agreement at the special meeting.

•	by us if:

•	we are not in material breach of our representations, warranties, covenants, agreements or other obligations under the merger agreement, and if Steel Holdings or Merger Sub has breached or violated any of their representations, warranties, covenants, agreements or other obligations set forth in the merger agreement or any of Steel Holdings’ or Merger Sub’s representations or warranties is inaccurate, in either case such that (i) Steel Holdings will not be able to satisfy the closing conditions in the merger agreement applicable to its representations, warranties, covenants and agreements or performance of its obligations under the merger agreement and (ii) the breach or inaccuracy is not cured within fifteen calendar days after Steel Holdings receives notice thereof or is incapable of being cured;

•	our board of directors makes a change of recommendation to enter into a transaction related to a superior proposal and has complied with all conditions of the merger agreement in respect of such change of recommendation; or

•	all of the closing conditions have been satisfied (except for conditions that by their nature are only to be satisfied as of the closing of the merger, provided we can satisfy such closing conditions) and Steel Holdings and Merger Sub fail to consummate the merger.

•	by Steel Holdings if:

•	Parent and Merger Sub are not in material breach of their representations, warranties, covenants, agreements or other obligations under the merger agreement, and we have breached or violated any of our representations, warranties, covenants, agreements or other obligations set forth in the merger agreement or any of our representations or warranties is inaccurate, in either case such that (i) we will not be able to satisfy the closing conditions in the merger agreement applicable to our representations, warranties, covenants and agreements or performance of our obligations under the merger agreement and (ii) the breach or inaccuracy is not cured within fifteen calendar days after we receive notice thereof or is incapable of being cured;

•	we have entered into or publicly announced our intention to enter into a definitive agreement or an agreement in principle with respect to a superior proposal;

•	our board of directors has effected a change of recommendation;

•	we fail to call the special meeting or fail to mail this proxy statement within five calendar days after being cleared by the SEC or within five calendar days after the tenth calendar day from the date of the initial filing of the preliminary proxy statement with the SEC;

•	our board of directors fails to recommend that our stockholders approve and adopt the merger agreement at the special meeting within this proxy statement;

•	our board of directors fails to affirm our recommendation that our stockholders approve and adopt the merger agreement at the special meeting within two business days after Steel Holdings requests in writing that such recommendation be affirmed;

•	an acquisition proposal has been publicly announced by a person unaffiliated with Steel Holdings and, within five business days thereafter we shall not have issued a public statement (and made the requisite SEC filings if the acquisition proposal is made in the form of a tender or exchange offer) reaffirming our board of directors’ recommendation that our stockholders approve and adopt the merger agreement at the special meeting and recommending that our stockholders reject such acquisition proposal and/or not tender any shares of our capital stock if such acquisition proposal is made in the form of a tender or exchange offer; or

•	there has been a material breach of our obligations under our no solicitation covenant or under our board of directors’ obligations to recommend that our stockholders approve and adopt the merger agreement at the special meeting and regarding acquisition proposals.

Upon a valid termination of the merger agreement, the merger agreement will be void and of no further force or effect save for provisions relating to confidentiality, fees and expenses and certain general provisions, which survive termination of the agreement.

Fees and Expenses

Termination Fees

The merger agreement requires that we pay Steel Holdings a termination fee of $2,600,000.00 if, among other things:

•	we or Steel Holdings terminate the merger agreement because:

•	(i) the merger has not occurred by the applicable end date, or (ii) our stockholders have not adopted the merger agreement at the special meeting; and

•	within 12 months following the date of such termination we consummate an acquisition transaction;

•	Steel Holdings terminates the merger agreement because:

•	we have breached or violated any of our representations, warranties, covenants, agreements or other obligations under the merger agreement, or any such representations and warranties have become untrue and have not been cured within the requisite period and within 12 months following the date of such termination we consummate an acquisition transaction;

•	our board of directors has effected a change of recommendation in connection with a superior proposal;

•	we enter into, or publicly announce our intention to enter into, a definitive agreement or an agreement in principle with respect to a superior proposal;

•	we fail to call the special meeting or fail to mail this proxy statement within five calendar days after being cleared by the SEC or within five calendar days after the tenth calendar day from the date of the initial filing of the preliminary proxy statement with the SEC;

•	our board of directors fails to recommend that stockholders approve and adopt the merger agreement at the special meeting within this proxy statement;

•	our board of directors fails to affirm our recommendation that our stockholders approve and adopt the merger agreement at the special meeting within two business days after Steel Holdings requests in writing that such recommendation be affirmed;

•	an acquisition proposal has been publicly announced by a person unaffiliated with Steel Holdings and, within five business days thereafter we shall not have issued a public statement (and made the requisite SEC filings if the acquisition proposal is made in the form of a tender or exchange offer) reaffirming our board of directors’ recommendation that our stockholders approve and adopt the merger agreement at the special meeting and recommending that our stockholders reject such acquisition proposal and/or not tender any shares of our capital stock if such acquisition proposal is made in the form of a tender or exchange offer; or

•	there has been a material breach of our obligations under our no solicitation covenant or under our board of directors’ obligations to recommend that our stockholders approve and adopt the merger agreement at the special meeting and regarding acquisition proposals.

The merger agreement requires that Steel Holdings pay us a termination fee of $8,000,000.00 if we terminate the merger agreement because:

•	Steel Holdings or Merger Sub has breached or violated any of their respective representations, warranties, covenants, agreements or other obligations under the merger agreement, or any such representations and warranties have become untrue (other than in the event of a breach or violation that does not, in any material respect, interfere or impede our ability to satisfy the conditions to the obligations of either of Steel Holdings or Merger Sub to effect the merger); or

•	all of the closing conditions have been satisfied (except for conditions that by their nature are only to be satisfied as of the closing of the merger, provided we can satisfy such closing conditions) and Steel Holdings and Merger Sub fail to consummate the merger.

Expenses

If the agreement is terminated because (i) our stockholders have not adopted the merger agreement at the special meeting and within 12 months following the date of such termination we consummate an acquisition transaction or (ii) we have breached or violated any of our representations, warranties, covenants, agreements or other obligations under the merger agreement, or any such representations and warranties have become untrue and have not been cured within the requisite period, we have agreed to reimburse Steel Holdings for the expenses of Steel Holdings, Merger Sub and their affiliates incurred in connection with the merger agreement in an amount not to exceed $1,000,000.00. Any such payment of expenses will be applied toward and reduce the termination fee payable by SoftBrands, if any.

All other fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

Liquidated Damages

In the event that SoftBrands or Steel Holdings pays a termination fee, such fee will be deemed to be liquidated damages and will be the sole and exclusive remedy of the parties in relation to the termination of the merger agreement, any breach of or by any party giving rise to such termination or the failure of the merger and the other transactions contemplated by the merger agreement to be consummated. In addition, SoftBrands is not entitled to seek specific performance by Steel Holdings or Merger Sub of any of their respective obligations under the merger agreement, and its sole and exclusive remedy in the event of any breach of the merger agreement or failure to consummate if all closing conditions have been satisfied by Steel Holdings or Merger Sub is to terminate the merger agreement and seek the $8 million reverse termination fee payable in connection therewith.

Additional Covenants

The merger agreement provides for a number of additional covenants of the parties, including but not limited to, the following covenants.

Commercially Reasonable Efforts and Financing

Each of Steel Holdings, Merger Sub and SoftBrands has agreed to use commercially reasonable efforts to take all actions reasonably necessary, proper or advisable to consummate and make effective in the most expeditious manner practicable, the transactions contemplated by the merger agreement.

We have agreed to provide Steel Holdings with such cooperation in connection with the arrangement of any financing that Steel Holdings may decide to seek in connection with the transactions contemplated by the merger agreement as may be reasonably requested by Steel Holdings.

Each of Steel Holdings and Merger Sub have agreed to use commercially reasonable efforts to negotiate definitive agreements with respect to the financing contemplated by the commitment letter from Wells Fargo Foothill, LLC relating to the debt financing to be provided in connection with the merger (which we sometimes refer to in this proxy statement as the “debt commitment letter”). If the debt commitment letter is terminated or modified in a manner materially adverse to Steel Holdings or Merger Sub, Steel Holdings has agreed to use commercially reasonable efforts to obtain a new financing commitment and negotiate a definitive agreement with respect to such new financing; provided that Steel Holdings is under no obligation to obtain or seek to obtain any financing commitment containing terms or funding conditions less favorable to Steel Holdings than those included in the debt commitment letter.

Regulatory Filings

Each of Steel Holdings and Merger Sub, on the one hand and SoftBrands, on the other hand, have agreed to make the relevant antitrust filings as required under the HSR Act; and file comparable pre-merger or post-merger notification filings and forms with any foreign governmental authority that is required by any other antitrust law.

To the extent permissible, each of Steel Holdings and SoftBrands have agreed to cooperate and coordinate with the other in making such filings, supply the other with any information that may be required to make such filings, supply any additional information requested by governmental authorities and use their reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act or other antitrust laws.

Notwithstanding the covenants described above, neither Steel Holdings nor Merger Sub is required to, or to cause any of its affiliates to, divest, hold separate or otherwise dispose of any assets contemplated by the merger in connection with compliance with antitrust law.

Distribution of Trust

Prior to or at the effective time of the merger, we have agreed to transfer or distribute, in a manner that does not require any registration under applicable law, our interest in the AremisSoft liquidating trust to our stockholders or an entity formed for the benefit of our stockholders.

Obligations of SoftBrands during Interim Period

During the period beginning on the date of execution of the merger agreement until the earlier of the termination of the merger agreement or the effective time of the merger, we have agreed, among other things, to:

•	afford Steel Holdings and its advisors reasonable access to our properties, books and records and personnel;

•	advise Steel Holdings of any litigation commenced after the date of execution of the merger agreement by any of our stockholders relating to the merger agreement or the merger and give Steel Holdings reasonable opportunity to participate with us in the defense or settlement of such litigation;

•	cause the continued trading and quotation of our capital stock on the NYSE Amex Equities; and

•	use commercially reasonable efforts, consistent with past practice and subject to our obligations under the merger agreement, to maximize the amount of our unrestricted cash freely available for any purpose.

Employee and Employee Benefits Matters

Prior to the effective time of the merger, we will terminate our group severance, severance, separation or salary continuation plans, programs or arrangements and all 401(k) plans unless instructed otherwise by Steel Holdings. If these plans are terminated, Steel Holdings has agreed to take all steps reasonably necessary or appropriate so that our employees participating in our 401(k) plan may take a distribution or be eligible to participate in Steel Holdings’ 401(k) plan and roll over benefits from our 401(k) plan.

Steel Holdings has agreed to use commercially reasonable efforts to, with respect to our employees who will become employees of Steel Holdings after the effective time of the merger, (i) with respect to medical or health plans, waive any exclusions for pre-existing conditions under such plan, provide such employee with credit for co-payments and deductibles paid prior to transfer to Steel Holdings’ plan and (ii) recognize service of our former employees for purposes of eligibility to participate and vesting credit, and, solely with respect to vacation and severance benefits, benefit accrual in any plan in which such employees are eligible to participate after the effective time of the merger to the extent that such service was recognized for that purpose under our analogous plan.

Steel Holdings will provide the employees of SoftBrands who are employed by Steel Holdings or one of its subsidiaries after the closing of the merger with comparable types and levels of employee benefits as those provided to similarly-situated employees of Steel Holdings. To the extent such employee benefits are provided through Steel Holdings benefits plans, Steel Holdings will recognize the prior service with SoftBrands for each of our employees who becomes a Steel Holdings employee to the extent permitted by applicable law, except where doing so would cause a duplication of benefits.

Amendment, Extension and Waiver of the Merger Agreement

The merger agreement may be amended by written agreement of the parties to the merger agreement, at any time prior to the effective time of the merger, however if the merger agreement has been adopted and approved by our stockholders, no amendment may be made that requires the approval of our stockholders without such approval.

At any time prior to the effective time of the merger and unless prohibited by applicable laws, Steel Holdings and Merger Sub, on the one hand, and SoftBrands, on the other hand, may by written instrument (i) extend the time for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered under the merger agreement or (iii) waive compliance with any of the covenants or conditions contained in the merger agreement.

Certain Additional Agreements — Voting Agreements

As a condition to Steel Holdings and Merger Sub entering into the merger agreement, ABRY Mezzanine Partners, L.P., one of our significant stockholders, and its affiliate ABRY Partners, LLC entered into voting agreements with Steel Holdings and Merger Sub. Pursuant to the voting agreements, these stockholders agreed to vote their shares of our capital stock in favor of the adoption of the merger agreement, against approval of any proposal in opposition to or competition with consummation of the merger and the merger agreement, against any acquisition transaction with any party other than Steel Holdings or one of its affiliates, against any proposal that is intended to, or is reasonably likely to, result in the conditions of Steel Holding’s or Merger Sub’s obligations under the merger agreement not being fulfilled, against any amendment to our organizational documents that is not approved by Steel Holdings and against any dissolution, liquidation or winding up of SoftBrands. See the section of this proxy statement entitled “The Merger — Voting Agreements” beginning on page • and Annex B hereto.

Financing of the Merger

Debt Financing

Golden Gate Capital and Steel Holdings have entered into a debt commitment letter pursuant to which Wells Fargo Foothill, LLC (which we sometimes refer to in this proxy statement as “WFF”) has agreed, on the terms and subject to the conditions in the debt commitment letter, to provide up to a $35 million senior secured term loan facility and a $2.5 million senior secured revolving loan facility. WFF has the option of arranging to have other financial institutions provide portions of these facilities. The debt commitment letter provides that the term loan commitment may be increased, at the lenders’ option, to provide additional debt financing to retire a portion of mezzanine indebtedness if certain financial performance criteria are met. The term loan and revolving loan are subject to certain permitted and mandatory repayments.

The obligation of WFF to provide the debt financing on the terms outlined in the debt commitment letter is subject to the following conditions, among others:

•	WFF not becoming aware that certain information made available to it was incomplete or incorrect in any material respect;

•	there not having occurred any material adverse effect on us;

•	the availability of not less than $10 million of freely available cash of the surviving corporation, Steel Holdings and its subsidiaries who are guarantors;

•	our receipt of the proceeds of the equity financing described below;

•	our receipt of the proceeds of up to $25 million of mezzanine debt financing subject to definitive documentation satisfactory to WFF, including an intercreditor agreement satisfactory to WFF between the holders of such mezzanine debt and WFF;

•	the absence of any indebtedness of SoftBrands other than the debt financing contemplated by the debt commitment letters;

•	WFF having received certain financial statements and related information of SoftBrands for certain prior fiscal periods and a pro forma consolidated balance sheet;

•	receipt of evidence from an authorized officer of SoftBrands certifying as to the solvency of SoftBrands (after giving effect to the merger and the related financings);

•	negotiation, execution and delivery of definitive loan documentation;

•	consummation of the merger and the related financing transactions in accordance with the merger agreement provided to WFF prior to issuance of the debt commitment letter and all other related documents (without giving effect to any amendments or waivers that are adverse to and not approved by WFF);

•	obtaining all legal and regulatory approvals or consents to the merge as required by the merger agreement and there being no governmental or judicial action in effect that would prohibit the merger or the related financing transactions;

•	the merger shall have been approved by our board of directors and stockholders; and

•	completion of Patriot Act searches, OFAC/PEP searches and background checks for our senior management, Steel Holdings and its subsidiaries who are guarantors, the results of which are reasonably satisfactory to WFF.

The debt commitment letter provides that the definitive loan documents will contain, among other things:

•	representations and warranties;

•	affirmative, negative, and financial covenants; and

•	events of default.

These terms are described in the debt commitment letter but have not yet been agreed upon.

Borrowings under the credit facilities will bear interest, at our option, at the London interbank offered rate or the base rate, in each case plus a margin.

The financial institutions’ commitments under the debt commitment letter expire on December 7, 2009 if the merger has not been completed by that time.

Equity Financing

Steel Holdings and SoftBrands have received an equity commitment letter from Golden Gate Capital pursuant to which Golden Gate Capital has agreed with Steel Holdings, on the terms and subject to the conditions in the equity commitment letter, to invest up to $80 million as a source of funds required to consummate the merger.

The equity commitment and other obligations under the equity commitment letter (other than those set forth in the following paragraph) expire upon the first to occur of

•	the expiration or termination of the merger agreement in accordance with its terms;

•	the failure of the transactions contemplated by the merger agreement to be consummated by the Termination Date (as such term is defined in the merger agreement);

•	the date Golden Gate Capital, its affiliates or its assigns contribute (or cause to be contributed) to Steel Holdings an aggregate amount equal to $80 million; and

•	the closing of the merger.

Golden Gate Capital has further agreed in the equity commitment letter that if Steel Holdings fails to pay the $8 million termination fee described in the merger agreement in full when and if due to us pursuant to the terms of merger agreement, Golden Gate Capital will pay (or cause to be paid) to us, in accordance with the terms and subject to the conditions set forth in the equity commitment letter, and directly or indirectly through one or more affiliates, an amount in cash equal to:

•	the $8 million termination fee described in the merger agreement, less all monies previously paid to us on account of such termination fee; plus

•	interest on the amount described in the preceding clause (i) at a rate of 5% per annum from the date upon which such termination fee is due and payable pursuant to the terms of merger agreement until the date it is paid by or on behalf of Steel Holdings.

Golden Gate Capital’s obligations related to the termination fee expire on the first to occur of:

•	the closing of the merger;

•	the expiration of statutes of limitation governing claims by SoftBrands that Steel Holdings breached or committed a default under the merger agreement; and

•	the payment in full by Golden or Steel Holdings of the $8 million termination fee described in the merger agreement.

SoftBrands is not entitled to enforce, or to cause Steel Holdings to enforce, Golden Gate Capital’s $80 million commitment for the purpose of consummating the merger. SoftBrands’ sole and exclusive recourse against Golden Gate Capital as an intended beneficiary under the equity commitment letter relates to Golden Gate Capital’s obligation to satisfy Steel Holdings’ obligations with respect to the payment of the $8 million reverse termination fee described in the merger agreement.

TRANSFER OF SOFTBRANDS’ TRUST INTEREST TO SOFTBRANDS’ STOCKHOLDERS

Background of AremisSoft Liquidating Trust

SoftBrands was formed as a subsidiary of AremisSoft Corporation (which we refer to in this proxy statement as “AremisSoft”) primarily to serve as a holding company for Fourth Shift Corporation and certain hospitality assets. Fourth Shift, a software company formed in 1984 that provided enterprise resources planning software to manufacturing concerns, became our principal operating subsidiary. Fourth Shift, which had been public until acquired by AremisSoft in April 2001, was headquartered in Minneapolis, Minnesota and never integrated into the AremisSoft organization.

AremisSoft purported to be an international developer and marketer of software for several vertical markets and was headquartered primarily in the United Kingdom and Cyprus. Unlike Fourth Shift, AremisSoft alleged substantially increasing revenue in 2000, in part through several purported acquisitions and large sales in its Emerging Markets Group, which served Eastern Europe, the Middle East and India. AremisSoft acquired two U.S. companies in the hospitality software business in late 2000 and early 2001 and completed a cash merger through which it acquired all of the outstanding shares of Fourth Shift in April 2001.

Beginning in May 2001, immediately after acquiring Fourth Shift, a number of class action lawsuits and an SEC investigation were commenced against AremisSoft. This led to the resignation of all of the executive officers of AremisSoft by the fall of 2001 and eventually to an SEC enforcement action against AremisSoft and criminal complaints against certain of its former officers. New management of AremisSoft was tasked to help investigate these issues and operate the businesses AremisSoft had acquired. After substantial forensic accounting work, new management was unable to fully substantiate AremisSoft’s operations reported in 2000. The class action lawsuits and enforcement proceedings led AremisSoft to file for protection under Chapter 11 of the United States Bankruptcy Code in March 2002. With full participation of the plaintiff class, a plan of reorganization of AremisSoft was approved in July 2002 and became effective in August 2002 under which SoftBrands was spun-off as a separate entity.

A liquidating trust (which we refer to in this proxy statement as the “AremisSoft liquidating trust”) was established to pursue additional claims that AremisSoft held against two former officers, its accountants and certain others. The AremisSoft liquidating trust was initially set to expire on August 2, 2007 but has been extended to such time as is necessary to resolve residual claims in process. In accordance with the plan of reorganization, SoftBrands retains a 10% interest in the net proceeds of the AremisSoft liquidating trust. SoftBrands assigns zero value to its 10% interest in the net proceeds of the AremisSoft liquidating trust in its balance sheet. In December 2008, SoftBrands received a cash distribution in the amount of approximately $400,000, net of income taxes, from the AremisSoft liquidating trust. This is the only cash distribution SoftBrands has received from the AremisSoft liquidating trust since June 2005.

Transfer of SoftBrands’ Interest in the AremisSoft Liquidating Trust to SoftBrands’ Stockholders

Immediately prior to the effective time of the merger, SoftBrands will transfer, on a pro rata basis (with the Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock counted on an as-converted-to-common stock basis in accordance with the participation rights set forth in the applicable certificate of designation), its 10% interest in the net proceeds of the AremisSoft liquidating trust to the individuals holding SoftBrands stock at such time. Only stockholders owning SoftBrands stock immediately prior to the effective time of the merger will be entitled to receive a pro rata portion of SoftBrands’ interest in the AremisSoft liquidating trust net proceeds. Any future distributions pursuant to the 10% interest in the net proceeds of the AremisSoft liquidating trust will be made to those stockholders who owned SoftBrands stock immediately prior to the effective time of the merger, net of any administrative expense incurred in connection with the distribution to those stockholders. If the number of shares of common stock (with the Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock counted on an as-converted-to-common stock basis) outstanding as of the record date were the same as the number of shares of common stock outstanding immediately prior to the effective time of the merger, then, including Capital Resource Partners’ warrant described below, • shares of common stock would be eligible to receive a pro rata portion of SoftBrands’ interest in the AremisSoft liquidating trust. The interests in the trust distributed by SoftBrands will not be transferable or assignable by the stockholders receiving the interest, except by will or by the laws of descent or distribution. We are not able to predict whether cash distributions from the AremisSoft liquidating trust will be made to SoftBrands in the future, and if such distributions are made, what the amount of the distributions will be.

Pursuant to a Senior Subordinated Secured Note and Warrant Purchase Agreement, dated November 26, 2002, between SoftBrands and Capital Resource Partners IV, L.P., SoftBrands issued and sold a warrant, dated August 18, 2004, representing the right to purchase, on an adjusted basis, 4,133,504 shares of our common stock at an exercise price of $1.03 per share. As of immediately prior to the effective time of the merger and solely for purposes of the transfer of SoftBrands’ 10% interest in the net proceeds of the AremisSoft liquidating trust, SoftBrands has agreed with Capital Resource Partners that the warrant will be deemed exercised such that CRP is entitled to receive, on a pro rata basis, a portion of the trust interest equal to the portion that CRP would have received had it exercised the warrant prior to such transfer. Accordingly, the pro rata share of the AremisSoft liquidating trust to be received by the holders of SoftBrands’ issued and outstanding capital stock will be reduced proportionately.

Material United States Federal Income Tax Consequences

We expect that the transfer of SoftBrands’ interest in the AremisSoft liquidating trust will be taxable to you at the time of transfer as additional consideration for your shares. We expect that subsequent distributions, if any, to you of net proceeds of the trust in excess of the fair market value of your shares of the interest in the trust at the effective time of the merger will be taxable to you at the time of the distribution.

You should read the section of this proxy statement entitled “The Merger — Material United States Federal Income Tax Consequences” beginning on page • for a more complete discussion of the federal income tax consequences of the merger and the transfer to you of our interest in the liquidating trust, including possible alternative characterizations. Tax matters can be complicated, and the tax consequences of the transfer to you of an interest in the trust, and your ownership of that interest in the trust, will depend on the facts of your own situation. You should consult your own tax advisor to fully understand the tax consequences of the transfer and ownership of the trust interest to you.

PROPOSAL NO. 2: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

If at the special meeting the votes present or represented and voting in favor of adoption of the merger agreement is not sufficient to adopt the merger agreement under Delaware law and under our certificate of incorporation, our management may move to adjourn the special meeting in order to enable our board of directors to continue to solicit additional proxies in favor of the adoption of the merger agreement.

In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning the special meeting, and any later adjournments, to another time and place. If the SoftBrands’ stockholders approve the meeting adjournment proposal, we could adjourn the special meeting, and any adjourned session of the special meeting, to a later date and use the additional time to solicit additional proxies in favor of the merger proposal, including the solicitation of proxies from holders of SoftBrands capital stock that have previously voted against the merger proposal. Among other things, approval of the meeting adjournment proposal could mean that, even if we had received proxies representing a majority of votes against the merger proposal, we could adjourn the special meeting without a vote on the merger proposal and seek to convince the holders of those shares to change their votes to votes in favor of the adoption of the merger agreement.

The SoftBrands’ board of directors believes that if the number of shares of SoftBrands’ capital stock present or represented at the special meeting and voting in favor of the merger proposal is not sufficient to adopt the merger agreement, it is in the best interests of the holders of SoftBrands capital stock to enable the board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to adopt the merger agreement.

The SoftBrands’ board of directors recommends that you vote “FOR” the meeting adjournment proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the common stock beneficially owned as of June 11, 2009 by:

•	each of our current executive officers and directors;

•	all our current executive officers and directors as a group;

•	two former executive officers who are Named Executive Officers as defined in the rules of the SEC; and

•	each person who is known by us to beneficially own 5% or more of our outstanding common stock.

Unless otherwise indicated in the footnotes to this table, the named holders have sole voting and investment power with respect to such shares beneficially owned by them, and such shares are not subject to any pledge.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership(1)	Percent of Class

Current Executive Officers and Directors:
Dann V. Angeloff	365,780	*
George H. Ellis(2)	1,924,349	4.1%
John Hunt(3)	—	—
W. Douglas Lewis	65,665	*
Jo Masters	93,000	*
Randal B. Tofteland	1,488,481	3.2%
Jeffrey J. Vorholt	144,123	*
Elaine Wetmore	133,333	*
Gregg A. Waldon	59,500	*
All directors and executive officers as a group (9 persons)(4)	4,274,231	8.8%
Former Named Executive Officers:
Ralf Suerken(5)	264,275	*
Steven J. VanTassel(6)	189,125	*
Other Beneficial Owners:
ABRY Mezzanine Partners, L.P.(7)	14,050,927	24.7%
111 Huntington Avenue Boston, MA 02199
Capital Resource Partners(8)	12,360,236	21.7%
200 State Street Boston, MA 02109
Info-Quest SA(9)	4,050,659	9.0%
25 Pantou Street 17671 Kallithea, Athens, Greece
Kellogg Capital Group, LLC(10)	3,925,666	8.7%
55 Broadway, 4th Floor New York, NY 10006

*	Less than 1%

(1)	Includes the following number of shares that may be acquired upon exercise of options or vesting of restricted stock units that become exercisable or vested within 60 days of June 11, 2009: for Mr. Angeloff, 354,666 shares; for Mr. Ellis, 1,854,666 shares; for Mr. Hunt, 0 shares; for Mr. Lewis, 54,666 shares; for Ms. Masters, 53,750 shares; for Mr. Tofteland 1,160,000 shares, for Mr. Vorholt, 114,666 shares; for Ms. Wetmore, 118,000 shares; for Mr. Waldon, 0 shares; for Mr. Suerken, 150,000 shares; for Mr. VanTassel, 112,500 shares; and for all directors and executive officers as a group, 3,710,414 shares.

(2)	Includes 1,377 shares held in trust or custodial or trust accounts for Mr. Ellis’ spouse and children and 200,000 options held by a charitable foundation for which Mr. Ellis has investment discretion.

(3)	Mr. Hunt does not own shares other than as described in footnote 7 below.

(4)	Does not include shares held by ABRY Mezzanine Partners, LLC.

(5)	Mr. Suerken resigned from his position as Senior Vice President and General Manager, Manufacturing effective December 4, 2008.

(6)	Mr. Van Tassel resigned from his position as Senior Vice President and General Manager, Hospitality effective October 1, 2008.

(7)	Based on an amended Schedule 13D jointly filed on August 25, 2006, reporting shares held as of August 14, 2006, by ABRY Mezzanine Investors, L.P., the general partner of ABRY Mezzanine Partners L.P., ABRY Mezzanine Holdings, LLC, the general partner of ABRY Mezzanine Investors, and Royce Yodkoff, a controlling person of ABRY Mezzanine Holdings (together the “Reporting Persons”). The Reporting Persons may be deemed to have shared voting and dispositive power of the shares owned by other members and expressly disclaim beneficial ownership. Based on shares known to have been issued, consists of 1,958,087 shares of common stock; 15,000 shares of Series C-1 Preferred Stock convertible into 7,637,475 shares of common stock; 5,000 shares of Series D Preferred Stock, convertible into 3,059,976 shares of common stock; warrants to purchase 1,390,723 shares of common stock; and 4,666 restricted stock units. John Hunt is a director designated by ABRY Mezzanine Partners L.P., which is the direct owner of such securities. ABRY Mezzanine Partners L.P. and ABRY Partners, LLC, each entered into a voting agreement with Steel Holdings and Steel Merger Sub. See the section of this proxy statement entitled “The Merger — Voting Agreements” beginning on page • and Annex B hereto.

(8)	Based on an amended Schedule 13G jointly filed February 11, 2009, reporting shares held as of December 31, 2008, by Capital Resource Partners IV, L.P. (“CRP IV”), CRP Partners IV, L.L.C., its general partner (“CRP-GP IV”), and Robert C. Ammerman, its managing member (together the “Reporting Persons”). The Reporting Persons each have shared voting and shared dispositive power of the 11,661,775 shares. CRP-GP IV and Mr. Ammerman expressly disclaim beneficial ownership, except to the extent of their pecuniary interest therein. Based on shares known to have been issued, consists of 389,419 shares of common stock; warrants to purchase 4,412,065 shares of common stock; options to purchase 983,765 shares of common stock; 4,331,540 shares of Series B Preferred Stock, convertible into 4,435,497 shares of common stock; 3,000 shares of Series C-1 Preferred Stock convertible into 1,527,495 shares of common stock; and 1,000 shares of Series D Preferred Stock convertible into 611,995 shares of common stock.

(9)	Based on Schedule 13G filed February 3, 2006, reporting shares held as of December 31, 2004.

(10)	Based on an amended Schedule 13G filed February 17, 2009, reporting shares held as of December 31, 2008, by Kellogg Capital Group, LLC, a broker-dealer (“Kellogg”) and Matthew Brand, its Managing Director. Kellogg has sole voting and sole dispositive power as to 3,902,366 shares, and Mr. Brand has sole voting and sole dispositive power as to 23,300 shares.

STOCKHOLDER PROPOSALS

Once the merger is completed, there will be no public participation in any future meetings of stockholders of SoftBrands. However, if the merger is not completed, SoftBrands’ public stockholders will continue to be entitled to attend and participate in SoftBrands’ stockholders’ meetings. If the merger is not completed, we will inform our stockholders, by press release or other means we deem reasonable, of the date by which we must receive stockholders proposals for inclusion in the proxy materials relating to the 2010 annual meeting of stockholders, which proposals must comply with the rules and regulations of the SEC then in effect and our bylaws.

OTHER MATTERS

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

SoftBrands files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that SoftBrands files with the SEC at the SEC’s public reference room at the following location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at “http://www.sec.gov.” Reports, proxy statements and other information concerning us may also be inspected at the offices of the NYSE Amex Equities at • .

CERTAIN INFORMATION REGARDING SOFTBRANDS AND STEEL HOLDINGS

We have supplied all information contained in this proxy statement relating to us, and Steel Holdings has supplied all information contained in this proxy statement relating to Steel Holdings.

MISCELLANEOUS

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

SoftBrands, Inc.
Attn: Vice President, Corporate Communications
800 LaSalle Avenue, Suite 2100
Minneapolis, Minnesota 55402
Telephone: (612) 851-1500

Our stockholders should not send in their SoftBrands stock certificates until they receive the transmittal materials from the paying agent. Our stockholders of record who have further questions about their share certificates or the exchange of our capital stock for cash should call the paying agent.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JULY • , 2009. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ISSUANCE OF CASH IN THE MERGER CREATES ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

ANNEX A

AGREEMENT AND PLAN OF MERGER
by and among
STEEL HOLDINGS, INC.
STEEL MERGER SUB, INC.
and
SOFTBRANDS, INC.
Dated as of June 11, 2009

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of June 11, 2009 by and among Steel Holdings, Inc., a Delaware corporation (“Parent”), Steel Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and SoftBrands, Inc., a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the respective meanings ascribed thereto in Article I.

(i) WITNESSETH:

WHEREAS, it is proposed that Merger Sub will merge with and into the Company in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and each share of Company Capital Stock will thereupon be canceled and converted into the right to receive an amount of cash as set forth herein, all upon the terms and subject to the conditions set forth herein.

WHEREAS, the Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company in accordance with the DGCL, upon the terms and subject to the conditions set forth herein, and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the DGCL upon the terms and conditions contained herein.

WHEREAS, the board of directors of Parent and the board of directors of Merger Sub have (i) determined that it is in the best interests of Parent and Merger Sub, respectively, and declared it advisable to enter into this Agreement, and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the DGCL upon the terms and conditions contained herein.

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain stockholders of the Company are entering into Voting Agreements, in substantially the form attached hereto as Exhibit A (the “Voting Agreements”), with Parent, pursuant to which such stockholders have irrevocably agreed to vote in favor of the Merger and the transactions contemplated thereby and to other matters set forth therein.

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe certain conditions with respect to the consummation of the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1  Certain Definitions.  For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

(a) “Acquisition Proposal” means any offer, proposal, indication of interest or inquiry (other than an offer, proposal, indication of interest or inquiry by Parent or Merger Sub) to engage in an Acquisition Transaction.

(b) “Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) the purchase or other acquisition from the Company by any Person or “group” (as defined in or under Section 13(d) of the Exchange Act), directly or indirectly, of more than ten percent (10%) of the Company Capital Stock outstanding as of the consummation of such purchase or other acquisition, or any tender offer or exchange offer by any Person or “group” (as defined in or under Section 13(d) of the Exchange Act) that, if consummated in accordance with its terms, would result in such Person or “group” beneficially owning more than ten percent (10%) of the Company Capital Stock outstanding as of the consummation of such tender or exchange offer; (ii) a merger, consolidation, share exchange, reorganization, recapitalization, liquidation, dissolution, business combination or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than ninety percent (90%) of the equity interests in the surviving or resulting entity of such transaction; (iii) a sale, transfer, acquisition or disposition of more than ten percent (10%) of the consolidated assets of the Company and its Subsidiaries taken as a whole (measured by the lesser of book or fair market value thereof), or (iv) any other transaction the consummation of which is reasonably likely to impede, interfere with, prevent or materially delay the Merger or that is reasonably likely to dilute materially the benefits to Parent of the transactions contemplated hereby.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

(d) “Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement.

(e) “Business Day” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by Law or other governmental action to close.

(f) “Change of Recommendation” shall mean the failing to make, withholding, withdrawal (or not continuing to make), amendment, qualification or modification, in a manner adverse to Parent, by the Company Board (or any individual member or committee thereof) of the Company Board Recommendation (or approving, adopting, recommending or publicly proposing to recommend, an Acquisition Proposal, or failing to recommend against an Acquisition Proposal within two Business Days of a request by Parent to do so) or publicly proposing to do so, or the taking of any other action or the making of any other statement by the Company Board (or any individual member or committee thereof) that is inconsistent with the Company Board Recommendation, and, in the case of a tender or exchange offer made by a third party directly to the Company Stockholders, a failure to recommend that the Company Stockholders reject such tender or exchange offer.

(g) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

(i) “Common Per Share Amount” means $0.92.

(j) “Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2008.

(k) “Company Board” means the board of directors of the Company.

(l) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

(m) “Company Common Stock” means the Common Stock, par value $0.01 per share, of the Company, together with the Preferred Stock Purchase Rights appurtenant thereto issued under the Rights Agreement.

(n) “Company Employee Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind to employees, whether written, unwritten or otherwise, funded or unfunded, domestic or foreign, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any employee, or with respect to which the Company or any ERISA Affiliate has or may have any liability or obligation, including all International Employee Plans.

(o) “Company Intellectual Property” means all Intellectual Property Rights that are owned or purported to be owned by the Company or any Company Subsidiary.

(p) “Company Intellectual Property Agreements” means the In-Licenses and the Out-Licenses, collectively.

(q) “Company Material Adverse Effect” means any change, effect, event, circumstance or development (each a “Change”, and collectively, “Changes”), which individually or in the aggregate, (i) is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed, either individually or in the aggregate, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (A) any failure in and of itself (as opposed to the causes, facts and circumstances underlying such failure) by the Company or any of its Subsidiaries to meet internal or other estimates, predictions, projections or forecasts of revenue, net income or any other measure of financial performance or (B) any Change resulting from or arising out of any of the following: (1) general economic conditions in the United States or any other country (or changes therein), general conditions in the financial markets in the United States or any other country (or changes therein) and general political conditions in the United States or any other country (or changes therein), in any such case to the extent that such conditions do not have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies similarly situated in the industries or geographies in which the Company operates; (2) general conditions in the industries in which the Company and its Subsidiaries conduct business (or changes therein), in any such case to the extent that such conditions do not have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies similarly situated in such industries; (3) any conditions arising out of acts of terrorism or war, weather conditions or other force majeure events to the extent that such conditions do not have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies similarly situated in the industries or geographies in which the Company operates; (4) the announcement of this Agreement, the consummation of the transactions contemplated hereby, any action required to cause compliance with the terms of, or the taking of any action expressly required by, this Agreement or any action approved or consented to in writing by Parent; (5) any changes after the date hereof in GAAP or accounting requirements applicable to the industries in which the Company or its Subsidiaries conduct business (or the interpretation of any of the foregoing); (6) changes in the Company’s stock price or the trading volume of the Company’s stock, in and of itself (as opposed to the causes, facts and circumstances underlying such changes); (7) any breach by Parent of this Agreement; or (8) the introduction or success of any product that competes with any product of the Company or its Subsidiaries, or (ii) prevents or materially delays, or is reasonably likely to prevent or materially delay, the ability of the Company and its Subsidiaries to perform their obligations under this Agreement or to consummate the transactions contemplated hereby in accordance with the terms hereof.

(r) “Company Options” means any options to purchase shares of Company Common Stock or stock appreciation rights outstanding under any of the Company Stock Plans.

(s) “Company Preferred Stock” means the Preferred Stock, par value $0.01 per share, of the Company.

(t) “Company Registered Intellectual Property” means all Registered Intellectual Property owned by, or filed in the name of, the Company or its Subsidiaries.

(u) “Company Series B Preferred Stock” means the Series B Preferred Stock, par value $0.01 per share, of the Company.

(v) “Company Series C-1 Preferred Stock” means the Series C-1 Preferred Stock, par value $0.01 per share, of the Company.

(w) “Company Series D Preferred Stock” means the Series D Preferred Stock, par value $0.01 per share, of the Company.

(x) “Company Source Code” means Source Code with respect to the Company Products.

(y) “Company Stock Plans” means (i) the Company’s Amended and Restated 2001 Stock Incentive Plan and (ii) any other compensatory option plans or Contracts of the Company, including option plans or Contracts assumed by the Company pursuant to a merger, acquisition or other similar transaction.

(z) “Company Stock-Based Award” means each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured in whole or in part by the value of a number of shares of Company Common Stock granted under the Company Stock Plans or Company Employee Plans (including performance shares, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents, but not including any 401(k) plan of the Company), other than rights under Company Options.

(aa) “Company Stockholders” means holders of shares of Company Capital Stock, in their capacity as such.

(bb) “Company Termination Fee” means an amount in cash equal to $2,600,000.

(cc) “Company Warrants” means all warrants to purchase shares of Company Capital Stock.

(dd) “Contract” means any contract, subcontract, agreement, commitment, note, bond, mortgage, indenture, lease, license, sublicense, option or other instrument, obligation or binding arrangement or understanding of any kind or character, whether oral or in writing, pursuant to which a Person or any its assets or properties may be bound.

(ee) “Delaware Law” means the DGCL and any other applicable law (including common law) of the State of Delaware.

(ff) “DOJ” means the United States Department of Justice or any successor thereto.

(gg) “DOL” means the United States Department of Labor or any successor thereto.

(hh) “Domain Name” means any or all of the following: domain names, uniform resource locators (“URLs”) and other names and locators associated with the Internet.

(ii) “Employee Agreement” means each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement or Contract between the Company or any ERISA Affiliate and any employee.

(jj) “Environmental Law” means any and all applicable Laws and regulations promulgated thereunder, or any agreement with any Governmental Authority related to the environment, relating to pollution, contamination, noise, nuisance, odor, wetlands, worker health and safety, the environment, the protection of the environment (including ambient air, surface water, groundwater or land) or exposure of any individual to or Hazardous Substances or otherwise relating to the sale, import, export, production, use, emission, storage, treatment, transportation, recycling, disposal, deposit, discharge, release or other handling of any Hazardous Substances or the investigation, clean-up or other remediation or analysis thereof.

(kk) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statue, rules and regulations thereto.

(ll) “ERISA Affiliate” means each Subsidiary of the Company and any other Person under common control with the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

(mm) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

(nn) “Expenses” means all out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of outside counsel, investment bankers, banks, other financial institutions, accountants, financial printers, experts and consultants to a party hereto) incurred or payable by a party or on its behalf in connection with or related to the investigation, due diligence examination, authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby and the financing thereof and all other matters contemplated by this Agreement and the closing thereof, together with any reasonable out-of-pocket costs and expenses incurred by any party in enforcing any of its rights set forth in this Agreement, whether pursuant to litigation or otherwise.

(oo) “Freely Available Cash” means unrestricted cash of the Company, net of any Tax obligations to the Company or any of its Subsidiaries, that is freely available for any purpose and that can be distributed, contributed or otherwise delivered to the Company (from any Affiliates of the Company) in accordance with Applicable Law, including those relating to solvency, adequate surplus and similar capital adequacy tests, but excluding any such cash required to pay (1) the amounts required to be paid pursuant to Section 2.7 to holders of Company Warrants, Company Options and Company Stock-Based Awards, (2) any unpaid Expenses of the Company and any unpaid Expenses of the Company incurred in the Company’s sales process and (3) the aggregate amount of the Change of Control Payments.

(pp) “FTC” means the United States Federal Trade Commission or any successor thereto.

(qq) “GAAP” means generally accepted accounting principles in the United States, consistently applied.

(rr) “Governmental Authority” means any government (including any political subdivision thereof), any governmental or regulatory entity or body, department, commission, official, board, agency, administrative authority or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including the NYSE Amex Equities), and any court, tribunal or judicial body, in each case whether federal, state, county, provincial, and whether local or foreign.

(ss) “Hazardous Substance” means any material, chemical, emission or substance that has been designated by any Governmental Authority to be radioactive, toxic, hazardous, a pollutant or contaminant or otherwise a danger to health, reproduction or the environment and any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

(tt) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

(uu) “Identified Company Representations” means the representations or warranties of the Company set forth in Section 3.1 (Authorization), Section 3.2 (Requisite Stockholder Approval), Section 3.5 (Organization and Standing), Section 3.6 (Subsidiaries), Sections 3.7(a), 3.7(b) and 3.7(c) (Capitalization) (other than changes in such section relating to the exercise of Company Options granted on or prior to the date hereof and the issuance of Company Common Stock upon the exercise of Company Options granted on or prior to the date hereof), Section 3.17(g) (280G), Section 3.24 (Related Party Transactions), Section 3.26 (Brokers), Section 3.29 (Change of Control), Section 3.30 (Rights Agreement) and Section 3.31 (State Anti-Takeover Statutes).

(vv) “Indebtedness” means, with respect to the Company and its Subsidiaries, (i) indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) obligations evidenced by notes, bonds, debentures or other similar instruments, (iii) obligations under leases (contingent or otherwise, as obligor, guarantor or otherwise) required to be accounted for as capitalized leases pursuant to GAAP, (iv) obligations for amounts drawn under acceptances, letters of credit, contingent reimbursement liabilities with respect to letters of credit or similar facilities, (v) any liability for the deferred purchase price of property or services, contingent or otherwise, as obligor or otherwise, other than accounts payable incurred in the ordinary course of business, (vi) guarantees and similar commitments relating to any of the foregoing items, and (vii) any accrued and unpaid interest on, and any prepayment premiums, penalties or similar contractual charges in respect of, any of the foregoing.

(ww) “Intellectual Property Rights” means any or all of the following: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) copyrights, copyright registrations and applications therefor and renewals thereof, copyrightable works, and all other rights corresponding thereto including moral and economic rights of authors and inventors, however denominated (“Copyrights”); (iii) industrial designs and any registrations and applications therefor; (iv) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor, and all other indicia of source, together with all goodwill associated therewith (“Trademarks”); (v) Domain Names, Domain Name registrations and applications therefor; (v) trade secrets (including those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), business, technical and know-how information, non-public information, and confidential information and rights to limit the use or disclosure thereof by any Person; including databases and data collections and all rights therein (“Trade Secrets”); (vi) any similar or equivalent rights to any of the foregoing (anywhere in the world); (vi) computer software, including source code, object code, data and databases and documentation therefor; and (viii) all other intellectual property (anywhere in the world).

(xx) “International Employee Plan” means each Company Employee Plan that has been adopted or maintained by the Company or any ERISA Affiliate, whether informally or formally, or with respect to which the Company or any ERISA Affiliate will or may have any liability, for the benefit of employees who perform services outside the United States.

(yy) “IRS” means the United States Internal Revenue Service or any successor thereto.

(zz) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of any executive officer of the Company.

(aaa) “Law” means any and all applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or other requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

(bbb) “Legal Proceeding” means any action, claim, suit, litigation, proceeding (public or private), criminal prosecution, audit or investigation by or before any Governmental Authority.

(ccc) “Liabilities” means any liability, Indebtedness, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP).

(ddd) “Lien” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

(eee) “Multiemployer Plan” means any Pension Plan that is a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(fff) “Net Debt” means Indebtedness less Freely Available Cash.

(ggg) “NYSE Amex Equities” means the New York Stock Exchange Amex Equities, any successor inter-dealer quotation system operated by the NYSE, LLC or any successor thereto.

(hhh) “Order” means any order, judgment, decision, decree, injunction, ruling, writ or assessment of any Governmental Authority (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

(iii) “Parent Termination Fee” means an amount in cash equal to $8,000,000.

(jjj) “Pension Plan” means each Company Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

(kkk) “Permitted Liens” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet due and payable or which are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, materialmen’s or other Liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings; (iii) leases and subleases, and non-exclusive licenses of Intellectual Property Rights granted to customers by written agreement or operation of law in connection with the sale of products or provision of services in the ordinary course of business; (iv) Liens imposed by applicable Law (other than Tax Law); (v) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; and (vii) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports.

(lll) “Per Share Amount” means the Common Per Share Amount, the Series B Per Share Amount, the Series C-1 Per Share Amount and the Series D Per Share Amount.

(mmm) “Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

(nnn) “Registered Intellectual Property” means Intellectual Property Rights that have been registered, applied for, filed, certified or otherwise perfected, issued, or recorded with or by any Governmental Authority, including any quasi-public legal authority.

(ooo) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

(ppp) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(qqq) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

(rrr) “Series B Per Share Amount” means an amount equal to the Series B Liquidation Preference Payment (as defined in the Company’s Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on July 27, 2004 (the “Series B Certificate of Designation”)).

(sss) “Series C-1 Per Share Amount” means an amount equal to the Series C-1 Liquidation Preference (as defined in the Company’s Certificate of Designations, Preferences and Rights of Series C-1 Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on August 14, 2006 (the “Series C-1 Certificate of Designation”)).

(ttt) “Series D Per Share Amount” means an amount equal to the Series D Liquidation Preference (as defined in the Company’s Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on August 14, 2006 (the “Series D Certificate of Designation”)).

(uuu) “Source Code” means computer software and code, in form other than object code form, including related programmer comments and annotations, help text, data and data structures, instructions and procedural, object-oriented and other code, which may be printed out or displayed in human readable form.

(vvv) “Subsidiary” of any Person means (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

(www) “Superior Proposal” means any bona fide, unsolicited written Acquisition Proposal for a majority of the outstanding shares of the Company Capital Stock or all or substantially all of the consolidated assets of the Company and its Subsidiaries (as defined in the Revised Model Business Corporation Act, it being understood that an Acquisition Proposal relating solely to the Company’s manufacturing software business or the Company’s hospitality software business shall not in any event constitute a Superior Proposal) that the Company Board shall have determined in good faith by majority vote (after consultation with a financial advisor of nationally recognized standing and its outside legal counsel, and after taking into account, among other things, (i) the financial, legal and regulatory aspects of such Acquisition Proposal, (ii) the ability of the Person or group of Persons making such Acquisition Proposal to consummate the Acquisition Transaction contemplated thereby on the terms proposed, (iii) the likely timing of such transaction, (iv) the likelihood that the Acquisition Transaction contemplated thereby would be consummated, taking into account all approvals and consents required from Governmental Authorities, the Company Stockholders and other third parties in connection with and as a condition thereto, and (v) if any of the consideration contemplated by such Acquisition Proposal consists of cash, the extent to which the party or parties making such Acquisition Proposal has/have sufficient cash on hand or borrowing capacity to finance the Acquisition Transaction contemplated thereby, the extent to which such Acquisition Proposal is subject to third party financing and if so, whether such third party financing has been fully committed, any financing conditions related to any applicable third party financing and any financing conditions related to such Acquisition Proposal itself would be more favorable to the Company Stockholders (in their capacity as such) than the Merger as contemplated by the terms of this Agreement, including any alteration to the terms of this Agreement as agreed to in writing by Parent.

(xxx) “Tax” means (i) any and all federal, state, local and foreign taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, and (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

(yyy) “Tax Returns” means all returns, declarations, reports, statements and other documents required to be filed in respect of any Taxes.

(zzz) “Treasury Regulations” means the treasury rules and regulations promulgated under the Code, as amended, or any successor statute, rules and regulations thereto.

1.2  Additional Definitions.  The following capitalized terms have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference

Agreement	Preamble
Assets	3.14
Certificates	2.8(d)
Certificate of Merger	2.2
Change of Control Payments	3.29
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreements	3.18(a)
Commitment Letters	4.9
Company	Preamble
Company Board Recommendation	5.3(a)
Company Disclosure Letter	Art. III
Company Products	3.15(a)
Company Securities	3.7(c)
Company SEC Reports	3.8
Company Securities	3.7(c)
Company Stockholder Meeting	5.4
Confidentiality Agreement	7.7
Consent	3.4
Debt Commitment Letter	4.9
Delaware Secretary of State	2.2
DGCL	Preamble
Dissenting Company Shares	2.7(c)(i)
Effective Time	2.2
Equity Commitment Letter	4.9
Exchange Fund	2.8(b)
FASB	3.9(d)
FIN 48	3.9(d)
In-Licenses	3.15(d)
Indemnified Liabilities	6.1(a)
Indemnified Persons	6.1(a)
Insurance Policies	3.23
Interim Period	5.1(a)
Leased Real Property	3.13(b)
Leases	3.13(b)
Material Contract	3.12(a)
Merger	2.1
Merger Sub	Preamble
Parent	Preamble
Out-Licenses	3.15(e)
Parent Disclosure Letter	Art. IV
Paying Agent	2.8(a)

Term	Section Reference

Permits	3.19
Proxy Statement	7.3
Requisite Stockholder Approval	3.2
Rights Agreement	3.30
Redeemed Series B Shares	5.4
Repurchase Notice Date	5.4
Rights Agreement Amendment	3.30
Section 409A	3.17(b)
Series B Preferred Approval	3.2
Subsidiary Securities	3.6(c)
Surviving Corporation	2.1
Termination Date	9.1(b)
Termination Employee Plans	6.2(a)
Voting Agreement	Preamble

1.3  Certain Interpretations.

(a) Unless otherwise indicated, all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.

(b) Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(c) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(d) When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(e) When reference is made herein to “ordinary course of business,” such reference shall be deemed to mean “ordinary course of the Company’s business and consistent with the Company’s past practices.”

(f) Unless otherwise indicted, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(g) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

ARTICLE II

THE MERGER

2.1  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2  The Effective Time.  Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated under the DGCL by filing a certificate of merger with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with the applicable provisions of the DGCL (the “Certificate of Merger”) (the time of such filing and acceptance by the Delaware Secretary of State, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3  The Closing.  The consummation of the Merger (the “Closing”) shall take place at a closing to occur at the offices of Dorsey & Whitney LLP, on a date and at a time to be agreed upon by Parent, Merger Sub and the Company, which date shall be no later than the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VIII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder), of such conditions), or at such other location, date and time as Parent, Merger Sub and the Company shall mutually agree upon in writing. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the “Closing Date.”

2.4  Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.5  Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation.  At the Effective Time, subject to the provisions of Section 6.1(a), the Certificate of Incorporation of the Company shall be amended and restated in its entirety to read identically to the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, and such amended and restated Certificate of Incorporation shall become the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such Certificate of Incorporation; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be the name of the Company (prior to the Merger).

(b) Bylaws.  At the Effective Time, subject to the provisions of Section 6.1(a), the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the Bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

2.6  Directors and Officers.

(a) Directors.  From and after the Effective Time, the initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b) Officers.  From and after the Effective Time, the initial officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly appointed.

2.7  Effect on Capital Stock.

(a) Capital Stock.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or the holders of any of the following securities, the following shall occur:

(i) Company Common Stock.  Each share of Company Common Stock that is outstanding immediately prior to the Effective Time (other than (A) shares of Company Common Stock owned by Parent, Merger Sub or the Company, or by any direct or indirect wholly owned Subsidiary of Parent, Merger Sub or the Company, in each case immediately prior to the Effective Time and (B) any Dissenting Company Shares) shall be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to the Common Per Share Amount, without interest thereon, upon the surrender of the certificate representing such share of

Company Common Stock in the manner provided in Section 2.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.10).

(ii) Company Series B Preferred Stock.  Each share of Company Series B Preferred Stock that is outstanding immediately prior to the Effective Time (other than (A) shares of Company Series B Preferred Stock owned by Parent, Merger Sub or the Company, or by any direct or indirect wholly owned Subsidiary of Parent, Merger Sub or the Company, in each case immediately prior to the Effective Time, (B) any Dissenting Company Shares and (C) any Redeemed Series B Shares) shall be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to Series B Per Share Amount, without interest thereon, upon the surrender of the certificate representing such share of Company Series B Preferred Stock in the manner provided in Section 2.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.10).

(iii) Company Series C-1 Preferred Stock.  Each share of Company Series C-1 Preferred Stock that is outstanding immediately prior to the Effective Time (other than (A) shares of Company Series C-1 Preferred Stock owned by Parent, Merger Sub or the Company, or by any direct or indirect wholly owned Subsidiary of Parent, Merger Sub or the Company, in each case immediately prior to the Effective Time and (B) any Dissenting Company Shares) shall be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to the Series C-1 Per Share Amount, without interest thereon, upon the surrender of the certificate representing such share of Company Series C-1 Preferred Stock in the manner provided in Section 2.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.10).

(iv) Company Series D Preferred Stock.  Each share of Company Series D Preferred Stock that is outstanding immediately prior to the Effective Time (other than (A) shares of Company Series D Preferred Stock owned by Parent, Merger Sub or the Company, or by any direct or indirect wholly owned Subsidiary of Parent, Merger Sub or the Company, in each case immediately prior to the Effective Time and (B) any Dissenting Company Shares) shall be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to the Series D Per Share Amount, without interest thereon, upon the surrender of the certificate representing such share of Company Series D Preferred Stock in the manner provided in Section 2.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.10).

(v) Cancellation of Treasury and Parent Company Capital Stock.  Each share of Company Capital Stock owned by Parent or the Company (including those held by the Company as treasury stock), or by any direct or indirect wholly owned Subsidiary of Parent or the Company, in each case immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof or consideration paid therefor.

(vi) Capital Stock of Merger Sub.  Each share of common stock, par value $0.01 per share, of Merger Sub that is outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each certificate evidencing ownership of such shares of common stock of Merger Sub shall thereafter evidence ownership of shares of common stock of the Surviving Corporation.

(b) Adjustment to Per Share Amount.  Each Per Share Amount shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Capital Stock), cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Capital Stock occurring on or after the date hereof and prior to the Effective Time, in each case subject to the provisions of Section 5.1, but excluding any change that results from any exercise of Company Stock Options or Company Warrants during such period.

(c) Statutory Rights of Appraisal.

(i) Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time and held by Company Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Capital Stock in accordance with Section 262 of the DGCL (collectively, “Dissenting Company Shares”) shall not be converted into, or represent the right to receive, the applicable Per Share Amount pursuant to Section 2.7(a).  Such Company Stockholders shall be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares under such Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the applicable Per Share Amount, without interest thereon, upon surrender of the certificate or certificates that formerly evidenced such shares of Company Capital Stock in the manner provided in Section 2.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.10).

(ii) The Company shall give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company in respect of Dissenting Company Shares and (B) the opportunity to participate in and, after the Effective Time, to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law in respect of Dissenting Company Shares. The Company shall not, except with the prior written consent of Parent or as required by Delaware Law, voluntarily make any payment with respect to any demands for appraisal, or settle or offer to settle any such demands for payment, in respect of Dissenting Company Shares.

(d) Company Warrants.  Immediately prior to the Effective Time, each of the Company Warrants that is outstanding and not exercised or canceled as of immediately prior to the Effective Time, will be canceled, and Parent shall cause the Surviving Corporation to pay to each holder thereof, reasonably promptly after the Effective Time, a single lump sum cash payment equal to the excess, if any, of (i) the product of the Common Per Share Amount and the number of shares of Company Common Stock subject to such Company Warrant, over (ii) the product of the exercise price per share with respect to each share of Company Common Stock subject to such Company Warrant and the number of shares of Company Common Stock subject to such Company Warrant. Such lump sum cash payment shall be made less any applicable withholding Tax at the Effective Time.

(e) Company Options.  Immediately prior to the Effective Time, each of the Company Options that is outstanding as of immediately prior to the Effective Time, whether or not theretofore vested or exercisable, will be accelerated and canceled, and Parent shall cause the Surviving Corporation to pay to each holder thereof, reasonably promptly after the Effective Time, a single lump sum cash payment equal to the excess, if any, of (i) the product of the Common Per Share Amount and the number of shares of Company Common Stock subject to such Company Options, over (ii) the product of the exercise price per share with respect to each share of Company Common Stock subject to such Company Option and the number of shares of Company Common Stock subject to such Company Option. Such lump sum cash payment shall be made less any applicable withholding Tax at the Effective Time. Prior to the Effective Time, the Company shall take or cause to be taken any and all actions reasonably necessary to give effect to the treatment of the Company Options pursuant to this Section 2.7(e).

(f) Company Stock-Based Awards.  Immediately prior to the Effective Time, each Company Stock-Based Award that is outstanding as of immediately prior to the Effective Time, whether or not theretofore vested, will be accelerated and canceled, and Parent shall cause the Surviving Corporation to pay to each holder thereof, reasonably promptly after the Effective Time, a single lump sum cash payment equal to the product of (i) the Common Per Share Amount, and (ii) the number of shares of Company Common Stock subject to issuance upon settlement of such Company Stock-Based Award. Such lump sum cash payment shall be made less any applicable withholding Tax at the Effective Time. Prior to the Effective Time, the Company shall take or cause to be taken any and all actions reasonably necessary to give effect to the treatment of the Company Stock-Based Awards pursuant to this Section 2.7(f).

2.8  Exchange of Certificates.

(a) Paying Agent.  Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as the paying agent for the Merger (the ‘‘Paying Agent”).

(b) Exchange Fund.  Promptly following the Effective Time, but in no event later than one (1) Business Day thereafter, Parent shall deposit (or cause to be deposited) with the Paying Agent, for payment to the holders of shares of Company Capital Stock pursuant to the provisions of this Article II, an amount of cash equal to the aggregate consideration to which holders of Company Capital Stock become entitled under this Article II. Until disbursed in accordance with the terms and conditions of this Agreement, such funds shall be invested by the Paying Agent, as directed by Parent or the Surviving Corporation, solely in obligations of or guaranteed by the United States or obligations of an agency of the United States which are backed by the full faith and credit of the United States, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Services Inc. or Standard & Poor’s Corporation, or in deposit accounts, certificates of deposit or banker’s acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks, each of which has capital, surplus and undivided profits aggregating more than $500 million (based on the most recent financial statements of the banks which are then publicly available at the SEC or otherwise) (such cash amount being referred to herein as the “Exchange Fund”). Any interest and other income resulting from investments shall be paid to the Surviving Corporation. To the extent that there are any losses with respect to any such investments, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to promptly pay the cash amounts contemplated by this Article II, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make such payments contemplated by this Article II. The Exchange Fund shall not be used for any other purpose except as provided in this Agreement.

(c) Funds for Company Options, Company Stock-Based Awards and Company Warrants.  Promptly following the Effective Time, but in no event later than one (1) Business Day thereafter, Parent shall deposit (or cause to be deposited) with the Surviving Corporation an amount of cash equal to the aggregate consideration to which holders of Company Options, Company Stock-Based Awards and Company Warrants become entitled under this Article II.

(d) Payment Procedures.  Reasonably promptly following the Effective Time, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record (as of immediately prior to the Effective Time) of a certificate or certificates (the ‘‘Certificates”), which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (other than treasury shares, shares held by Parent, Merger Sub or any Subsidiary of the Company, Dissenting Company Shares and Redeemed Series B Shares) (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the applicable Per Share Amount payable in respect thereof pursuant to the provisions of this Article II. Upon surrender of Certificates for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Capital Stock evidenced by such Certificate, by (y) the applicable Per Share Amount (less any applicable withholding Taxes payable in respect thereof), and the Certificates so surrendered shall forthwith be canceled. The Paying Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates on the applicable Per Share Amount payable upon the surrender of such Certificates pursuant to this Section 2.8. Until so surrendered, outstanding Certificates shall be deemed from and after the Effective Time, to evidence only the right to receive the applicable Per Share Amount, without interest thereon, payable in respect thereof pursuant to the provisions of this Article II. Promptly following the receipt of a letter of transmittal and the Certificate(s) from a holder of record, Parent and the Surviving Corporation shall cause the Paying Agent to pay to such holder of record (as of immediately prior to the Effective Time) of outstanding shares of Company Capital Stock (other than treasury shares, shares held by Parent, Merger Sub or any Subsidiary of the Company, Dissenting Company Shares and Redeemed Series B Shares) represented by book-entry on the records of the Company or the Companys transfer agent on behalf of the Company, an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Capital Stock held by such holder immediately prior to the Effective Time and (y) the applicable Per Share Amount, less any applicable withholding, Taxes payable in respect thereof. Notwithstanding anything herein to the contrary, Consideration payable in respect of each Company Warrants, Company Options and Company Stock-Based Awards shall be payable pursuant to Section 2.7 and Section 2.8(c) and not pursuant to this Section 2.8(d), and no deposit shall be made with the Paying Agent by Parent in respect of the Company Warrants, Company Options and Company Stock-Based Awards.

(e) Transfers of Ownership.  In the event that a transfer of ownership of shares of Company Capital Stock is not registered in the stock transfer books or ledger of the Company, or if the Per Share Amount is to be paid in a name other than that in which the Certificates surrendered in exchange therefor are registered in the stock transfer books or ledger of the Company, the applicable Per Share Amount may be paid to a Person other than the Person in whose name the Certificate so surrendered is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer or other Taxes required by reason of the payment of the applicable Per Share Amount to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer or other Taxes have been paid or are otherwise not payable.

(f) Required Withholding.  Each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Capital Stock, Company Options, Company Stock-Based Awards or Company Warrants such amounts as may be required to be deducted or withheld therefrom under United States federal or state, local or foreign Tax law. To the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(g) No Liability.  Notwithstanding anything to the contrary set forth in this Agreement, none of the Paying Agent, Parent, the Surviving Corporation or any other party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(h) Distribution of Exchange Fund to Parent.  Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates on the date that is nine (9) months after the Effective Time shall be delivered to Parent upon demand, and any holders of shares of Company Capital Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered their Certificates evidencing such shares of Company Capital Stock for exchange pursuant to the provisions of this Section 2.8 shall thereafter look for payment of the applicable Per Share Amount payable in respect of the shares of Company Capital Stock evidenced by such Certificates solely to Parent, as general creditors thereof, for any claim to the applicable Per Share Amount (without interest thereon) to which such holders may be entitled pursuant to the provisions of this Article II.

2.9  No Further Ownership Rights in Company Capital Stock.  From and after the Effective Time, all shares of Company Capital Stock shall no longer be outstanding and shall automatically be canceled, retired and cease to exist, and each holder of a Certificate theretofore representing any shares of Company Capital Stock (other than Dissenting Company Shares) shall cease to have any rights with respect thereto, except the right to receive the applicable Per Share Amount payable therefor upon the surrender thereof in accordance with the provisions of Section 2.8. The Per Share Amount paid in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock. From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

2.10 Lost, Stolen or Destroyed Certificates.  In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the applicable Per Share Amount payable in respect thereof pursuant to Section 2.7; provided, however, that Parent may, in its discretion and as a condition precedent to the payment of such Per Share Amount, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.11 Necessary Further Actions.  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the directors and officers of the Company and Merger Sub shall take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the corresponding section of the disclosure letter dated the date hereof and delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as of the date hereof as follows:

3.1 Authorization.  The Company has all requisite power and authority to execute and deliver this Agreement and subject, in the case of the consummation of the Merger, to obtain the Requisite Stockholder Approval, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby other than obtaining the Requisite Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and (b) is subject to general principles of equity.

3.2 Requisite Stockholder Approval.  The affirmative vote of (i) the holders of a majority of the outstanding shares of Company Capital Stock, voting together as a class (the ‘‘Requisite Stockholder Approval”) and (ii) subject to the Company’s repurchase rights provided in the Series B Certificate of Designation, the holders of a majority of the outstanding shares of Series B Preferred Stock (the “Series B Preferred Approval”) are the only votes of the holders of any class or series of Company Capital Stock that are necessary under applicable Law and the Company’s Certificate of Incorporation (including any certificates of designation for Company Preferred Stock) and Bylaws to adopt and approve this Agreement and consummate the transactions contemplated by this Agreement.

3.3 Non-Contravention and Required Consents.  The execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby and the compliance by the Company with any of the provisions hereof do not and will not (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, (ii) subject to obtaining such Consents set forth in Section 3.3 of the Company Disclosure Letter, violate, conflict with, require any consent or other action by any Person under, or result in the breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled to under any provision of any Material Contract, (iii) assuming compliance with the matters referred to in Section 3.4 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their properties or assets are bound or (iv) result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries; other than, in the case of clauses (ii), (iii) and (iv), any such violations, conflicts, breaches, defaults, accelerations, rights or Liens that individually or in the aggregate would not reasonably be expected to constitute a Company Material Adverse Effect.

3.4 Required Governmental Approvals.  No consent, approval, Order or authorization of, or filing or registration with, or notification to (any of the foregoing being a ‘‘Consent”), any Governmental Authority is required on the part of the Company in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, except (i) the filing and recordation of the Certificate of Merger with the Delaware Secretary of State and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company and its Subsidiaries are qualified to do business, (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act, (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws and (iv) such other Consents of any Governmental Authority, the failure of which to obtain would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.5 Organization and Standing.  The Company is a corporation duly organized, validly existing and in good standing under Delaware Law. Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States). Each of the Company and its Subsidiaries has the requisite corporate power and authority and all Permits needed to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has delivered or made available to Parent complete and correct copies of (a) the certificates of incorporation and Bylaws or other constituent documents, as amended to date, of the Company and the Subsidiaries listed on Section 3.5 of the Company Disclosure Schedule and (b) the final approved minutes of all meetings of the Company Stockholders, the Company Board and each committee of the Company Board (other than minutes of such meetings that are related to the Company Board’s evaluation of its strategic alternatives, business combination transactions and other related matters). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, Bylaws or other applicable constituent documents, except for such violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.6  Subsidiaries.

(a) Section 3.6(a) of the Company Disclosure Letter contains a complete and accurate list of the name, jurisdiction of organization, capitalization and schedule of stockholders of each Subsidiary of the Company. Except for the Subsidiaries listed on Section 3.6(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock of, or other equity or voting interest of any nature in, or any interest convertible into or exchangeable or exercisable for capital stock of, any Person.

(b) All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) have been duly authorized, validly issued and are fully paid and nonassessable and (ii) are owned, directly or indirectly, by the Company, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent the operation by the Surviving Corporation of such Subsidiary’s business as presently conducted.

(c) There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (ii) options, warrants, rights or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (iii) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Subsidiaries of the Company, being referred to collectively as “Subsidiary Securities”) or (iv) other obligations by the Company or any of its

Subsidiaries to make any payments based on the price or value of any shares of any Subsidiary of the Company. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to issue, transfer, repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities (or cause any of the foregoing to occur).

3.7  Capitalization.

(a) The authorized capital stock of the Company consists of (i) 110,000,000 shares of Company Common Stock and (ii) 15,000,000 shares of Company Preferred Stock, (A) 1,000,000 of which are designated Series A Preferred Stock, (B) 4,331,540 of which are designated Series B Preferred Stock, (C) 18,000 of which are designated Series C Preferred Stock, (D) 18,000 of which are designated Series C-1 Preferred Stock and (E) 6,673 of which are designated Series D Preferred Stock. As of June 10, 2009: (v) 44,866,535 shares of Company Common Stock were issued and outstanding, (w) no shares of Series A Preferred Stock were issued and outstanding, (w) 4,331,540 shares of Series B Preferred Stock were issued and outstanding in the amounts and to the stockholders listed on Schedule 3.7(a), (x) no shares of Series C Preferred Stock were issued and outstanding, (y) 18,000 shares of Series C-1 Preferred Stock were issued and outstanding in the amounts and to the stockholders listed on Schedule 3.7(a) and (z) 6,000 shares of Series D Preferred Stock were issued and outstanding in the amounts and to the stockholders listed on Schedule 3.7(a) and there were no shares of Company Capital Stock held by the Company as treasury shares. All outstanding shares of Company Capital Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. As of the date of this Agreement, the aggregate Series B Liquidation Preference Payment (as defined in the Series B Certificate of Designation) of all shares of Series B Preferred Stock outstanding is $4,591,432, the aggregate Series C-1 Liquidation Preference (as defined in the Series C-1 Certificate of Designation) of all shares of Series C-1 Preferred Stock outstanding is $18,648,000 and the aggregate Series D Liquidation Preference (as defined in the Series D Certificate of Designation) of all shares of Series D Preferred Stock outstanding is $6,215,999. The conversion price of (i) Company Series B Preferred Stock is $1.024 (ii) Company Series C-1 Preferred Stock is $1.964 and (iii) Company Series D Preferred Stock is $1.634. Since June 10, 2009, the Company has not issued any shares of Company Capital Stock other than pursuant to the exercise of Stock Options or settlement of Company Stock-Based Awards granted under a Company Stock Plan.

(b) The Company has reserved 16,900,000 shares of Company Common Stock for issuance under the Company Stock Plans. As of June 10, 2009, with respect to the Company Stock Plans, there were (i) outstanding Company Options with respect to 7,698,625 shares of Company Common Stock, (ii) 5,651,619 shares of Company Common Stock subject to Company Stock-Based Awards and (iii) Company Options to purchase an aggregate of 1,507,500 shares of Company Common Stock with an exercise price less than the Common Per Share Amount, the weighted average exercise price of which is $0.48, and, since such date, the Company has not granted, committed to grant or otherwise created or assumed any obligation with respect to any Company Options or Company Stock-Based Awards, other than as permitted by Section 5.1(b).  As of June 10, 2009, there were outstanding Company Warrants with respect to 6,113,518 shares of Company Common Stock and Company Option issued outside the Company Stock Plans with respect to 983,765 shares of Company Common Stock in the amounts, to the holders and at the exercise prices listed on Schedule 3.7(b). Except for the Company Stock Plan, the Company has never adopted or maintained any other Company stock option plan or other plan providing for equity compensation (whether payable in stock, cash or other property) of any Person. Other than as listed in Section 3.7(b) of the Company Disclosure Letter, the Company has not granted any options or other compensation rights to purchase or acquire Company Common Stock other than pursuant to the Company Stock Plan. Section 3.7(b)(i) of the Company Disclosure Letter sets forth for each outstanding Company Option or Company Stock-Based Award, the name of the holder of such option or award, the number of shares of Company Common Stock issuable upon the exercise of such option or settlement of such award, the exercise price of any such option, the date on which such option or award was granted, the vesting schedule for such option or award (including any acceleration provisions with respect thereto), including the extent unvested and vested to date, and whether any such option is intended to qualify as an incentive stock option as defined in Section 422 of the Code. Except as set forth on Section 3.7(b) of the Company Disclosure Letter, each Company Option has been duly approved by the Company Board and properly recorded and reflected in the Company financial statements that appear in the Company SEC Reports. Section 3.7(b)(ii) of the Company Disclosure Letter sets forth for each outstanding Company Warrant, the name of the holder of such Company Warrant, the number of shares of Company Common Stock issuable upon settlement of such Company

Warrant, the date on which such Company Warrant was granted, and, if applicable, the vesting schedule for such Company Warrant (including any acceleration provisions with respect thereto). All Company Options, Company Stock-Based Awards and Company Warrants have been issued in compliance with all applicable federal, state and foreign securities laws. Except for the Company Options, Company Stock-Based Awards and Company Warrants set forth in Section 3.7(b)(i) and Section 3.7(b)(ii) of the Company Disclosure Letter, respectively, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, transfer, deliver, sell, repurchase or redeem, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The forms of agreement pursuant to which such Company Options, Company Stock-Based Awards and Company Warrants have been issued have been delivered to Parent. There are no outstanding or authorized phantom stock, profit participation or other similar equity-based rights (whether payable in stock, cash or other property) with respect to the Company. Except as set forth on Section 3.7(b) of the Company Disclosure Letter, all holders of Company Options and Company Stock-Based Awards are current employees of the Company. True and complete copies of all agreements and instruments relating to or issued under the Company Stock Plan have been provided to Parent and such agreements and instruments have not been amended, modified or supplemented, and there is no Contract to amend, modify or supplement such agreements or instruments in any case from the form provided to Parent.

(c) Except as set forth in this Section 3.7, there are (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligates the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company (the items in clauses (i), (ii), (iii) and (iv), together with the Company Capital Stock, being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to issue, transfer, repurchase, redeem or otherwise acquire any Company Securities (or cause any of the foregoing to occur). Except as set forth on Section 3.7(c) of the Company Disclosure Letter, there are no rights, agreements or arrangements of any character which provide for any stock appreciation or similar right or grant any right to share in the equity, income, revenue or cash flow of the Company or its Subsidiaries.

(d) Neither the Company nor any of its Subsidiaries is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any securities of the Company. Section 3.7(d) of the Company Disclosure Letter sets forth a list of all stockholders agreements, voting trusts and other agreements or understandings relating to voting or disposition of any shares of the Company Capital Stock or the capital stock of its Subsidiaries or granting to any person or group of persons the right to elect, or to designate or nominate for election, a member of the Company Board or the board of directors of any of its Subsidiaries.

(e) The consideration to be received by each of the Company Stockholders pursuant to Section 2.7(a) shall be consistent with and will not otherwise violate any terms of the Company’s Certificate of Incorporation (including any certificates of designation for Company Preferred Stock) or Bylaws.

3.8  Company SEC Reports.  Since September 30, 2006, the Company has timely filed or furnished all forms, reports and documents with the SEC that have been required to be filed or furnished by it under applicable Laws prior to the date hereof, and the Company will timely file or furnish prior to the Effective Time all forms, reports and documents with the SEC that are required to be filed or furnished by it under applicable Laws prior to such time (all such forms, reports and documents, the “Company SEC Reports”). Each Company SEC Report was prepared in accordance with and complied, or will be prepared in accordance with and comply, as the case may be, as of its filing date, in all material respects with the applicable requirements of the Securities Act or the Exchange

Act, as the case may be, each as in effect on the date such Company SEC Report was, or will be, filed or furnished. True, complete and correct copies of all Company SEC Reports filed prior to the date hereof have been furnished to Parent or are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading unless corrected in a later filed Company SEC Report. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Report. Neither the Company nor any of its executive officers has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications, and as of the date hereof, there are no material unresolved comments issued by the staff of the SEC with respect to any of the Company SEC Reports.

3.9  Company Financial Statements.

(a) The audited consolidated financial statements and the unaudited consolidated interim financial statements of the Company and its Subsidiaries filed in or furnished with or incorporated by reference in the Company SEC Reports comply or will comply, as the case may be, in all material respects with the published rules and regulations of the SEC with respect thereto, and have been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods and at the dates involved (except as may be indicated in the notes thereto), and fairly present in all material respects, or will present in all material respects, as the case may be, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended.

(b) The Company and each of its Subsidiaries has established and maintains, adheres to and enforces a system of internal accounting controls that are effective in providing assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Company Board and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Except as set forth on Section 3.9(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, the Company’s independent auditors, has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries (as defined in Rule 13a-15(f) under the Exchange Act) or (B) any fraud (whether or not material) that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries, and the Company has disclosed to the Company’s independent auditors and the audit committee of the Company Board any of the foregoing.

(c) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K of the SEC)) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving the Company or any its Subsidiaries in the Company’s audited consolidated financial statements and unaudited consolidated interim financial statements.

(d) The Company has reviewed the impact of recently issued accounting pronouncements by the Financial Accounting Standards Board (the “FASB”), which the Company is required to adopt, such as FASB Interpretation

No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”) and the adoption of such accounting standards would not have a Company Material Adverse Effect.

3.10  No Undisclosed Liabilities.  Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any kind or nature (whether accrued, absolute, contingent, determinable or otherwise) other than (a) Liabilities reflected or otherwise reserved against in the Company Balance Sheet, (b) Liabilities arising under this Agreement or incurred in connection with the transactions contemplated by this Agreement or (c) Liabilities that are not or would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

3.11  Absence of Certain Changes.

(a) Since September 30, 2008 through the date hereof, except for actions expressly contemplated by this Agreement, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practice, and there has not been or occurred, and there does not exist, any event, occurrence, development or state of circumstances or facts that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Since September 30, 2008 through the date hereof, neither the Company nor any of its Subsidiaries has taken any action that would be prohibited by Section 5.1(b) if proposed to be taken after the date hereof.

3.12  Material Contracts.

(a) For all purposes of and under this Agreement, a “Material Contract” means:

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii)) with respect to the Company and its Subsidiaries;

(ii) any employment, severance or consulting Contract (in each case, under which the Company has continuing obligations as of the date hereof) with any current or former executive officer, independent contractor or employee of the Company or its Subsidiaries or member of the Company Board providing for fees or an annual base compensation in excess of $150,000;

(iii) any Contract or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased or decreased, or the vesting of benefits of which will be accelerated, by the consummation of the transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent events) or the value of any of the benefits of which will be calculated on the basis of or otherwise altered by any of the transactions contemplated by this Agreement;

(iv) any Contract in which the Company or any of its Subsidiaries has (A) granted most favored customer pricing provisions (solely with respect to the Company’s top ten (10) customers as measured by revenue for each of the SAP business, base manufacturing business and the hospitality business) or (B) any covenant (1) limiting the right of the Company or any of its Subsidiaries to engage in any line of business, to make use of any Intellectual Property Rights or technology, to compete with or solicit for employment any Person in any geographic area or line of business, or to discontinue the marketing, sale, licensing or support of any Company Product or service, (2) granting any exclusive rights, (3) prohibiting the Company or any of its Subsidiaries (or, after the Closing Date, Parent) from engaging in business with any Person or levying a fine, charge or other payment for doing so or (4) otherwise prohibiting or limiting the right of the Company or its Subsidiaries to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or subassemblies;

(v) any Contract (A) relating to the disposition or acquisition by the Company or any of its Subsidiaries after the date of this Agreement of assets other than in the ordinary course of business consistent with past practices or (B) pursuant to which the Company or any of its Subsidiaries will acquire any material ownership interest in any other Person or other business enterprise other than the Company’s Subsidiaries;

(vi) any indebtedness, mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of

$250,000, or Liens on any material asset or material group of assets of the Company or its Subsidiaries, other than (A) accounts receivables and payables and (B) loans to direct or indirect wholly owned Subsidiaries, in each case in the ordinary course of business consistent with past practices;

(vii) all Contracts with the Company’s top ten dealers, resellers or distributors for each of the SAP business, base manufacturing business and the hospitality business, as measured by revenue for the six-month period ended March 31, 2009;

(viii) all Contracts with the Company’s top ten customers for each of the SAP business, base manufacturing business and the hospitality business, as measured by revenue for the six-month period ended March 31, 2009;

(ix) all Contracts with the Company’s top ten customers for support and maintenance for each of the SAP business, base manufacturing business and the hospitality business, as measured by revenue for the six-month period ended March 31, 2009;

(x) all Company Intellectual Property Agreements, except those not required to be set forth in Section 3.15(d) of the Company Disclosure Letter;

(xi) all Leases for Assets with annual lease payments in excess of $150,000; or

(xii) any Contract, or group of Contracts with a Person (or group of affiliated Persons), the termination or breach of which would be reasonably expected to have a Company Material Adverse Effect and is not disclosed pursuant to clauses (i) through (ix) above.

(b) Section 3.12(b) of the Company Disclosure Letter contains a complete and accurate list of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound. Prior to the date hereof, the Company has delivered or made available to Parent and Merger Sub a complete and correct copy of each Material Contract (including any amendments thereto) in existence as of the date hereof.

(c) Each Material Contract is valid and binding on the Company (and/or each such Subsidiary of the Company party thereto) and, to the Knowledge of the Company, each other party thereto, and each Material Contract is in full force and effect, and neither the Company nor any of its Subsidiaries party thereto, nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under, any such Material Contract, and no event has occurred that with or without notice or lapse of time or both would entitle such other party to terminate or modify such Material Contract or constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto.

3.13  Real Property.

(a) Neither the Company nor any of its Subsidiaries owns any real property, nor have they ever owned any real property.

(b) Section 3.13(b) of the Company Disclosure Letter contains a complete and accurate list of all of the existing leases, subleases or other agreements (collectively, the ‘‘Leases”) under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (such property, the “Leased Real Property”) including, with respect to each Lease, the name of the lessor and the date of the Lease and each amendment thereto. The Company has heretofore delivered or made available to Parent a complete and accurate copy of all Leases (including all modifications, amendments, supplements, waivers and side letters thereto). The Company or its Subsidiaries have and own valid leasehold estates in the Leased Real Property, free and clear of all Liens other than Permitted Liens.

(c) Section 3.13(c) of the Company Disclosure Letter contains a complete and accurate list of all of the existing material Leases whereby the Company or any of its Subsidiaries grants to any Person a right to use or occupy, now or in the future, any of the Leased Real Property.

(d) All of the Leases set forth in Section 3.13(b) or Section 3.13(c) of the Company Disclosure Letter are in full force and effect and neither the Company nor any of its Subsidiaries is in material breach of or default under, or has received written notice of any material breach of or default under, any material Lease, and, to the Knowledge of the Company, no event has occurred that with or without notice or lapse of time or both would constitute a material breach or default thereunder by the Company, any of its Subsidiaries or any other party thereto.

3.14  Personal Property and Assets.  The machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used or held for use by the Company or any of its Subsidiaries, including the Leased Real Property (the “Assets”) are in good condition and repair in all material respects and are, in the aggregate, sufficient and adequate to carry on their respective businesses in all material respects as presently conducted, and the Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, such Assets that are material to the Company and its Subsidiaries, taken as a whole, free and clear of all Liens other than Permitted Liens.

3.15 Intellectual Property.

(a) Section 3.15(a)(i) and Section 3.15(a)(ii) of the Company Disclosure Letter contain, respectively, a complete and accurate list of (i) all products and services currently marketed, sold, maintained or distributed by the Company or its Subsidiaries or which have been marketed, sold, maintained or distributed by the Company or its Subsidiaries in the two years prior to the date hereof and (ii) all products and service offerings that are in development as of the date hereof and that the Company expects or intends to make available commercially within twelve months after the date hereof (such products described in clauses (i) and (ii), the ‘‘Company Products”).

(b) Section 3.15(b) of the Company Disclosure Letter contains a complete and accurate list of each item of Company Registered Intellectual Property and for each such item, (A) the name of the applicant/registrant, inventor/author and current owner, (B) the jurisdiction where the application/registration is located, (C) the application or registration number, (D) the filing date and the issuance/registration/grant date, (E) the prosecution status thereof, and (F) in the case of Domain Name registrations the named owner, and the registrar or equivalent Person with whom that Domain Name is registered.

(c) In each case in which the Company or any of its Subsidiaries has acquired ownership of any Registered Intellectual Property from another Person, the Company or one of its Subsidiaries has recorded or had recorded each such acquisition with the U.S. Patent and Trademark Office, the U.S. Copyright Office, the appropriate Domain Name registrar or their respective equivalents in the applicable jurisdiction, as the case may be, in each case in accordance with applicable laws, and the Company or its applicable Subsidiary now owns all legal and equitable rights therein.

(d) Section 3.15(d) of the Company Disclosure Letter contains a complete and accurate list of all Contracts (i) under which the Company or any of its Subsidiaries uses, has the right to use or a license with respect to, Intellectual Property Rights or technology of a third Person (“In-Licenses”), other than licenses and related services agreements for commercially available software in binary form that is available for a cost of not more than $50,000 for a perpetual license for a single user or work station (or $100,000) in the aggregate for all users and work stations), that is used by the Company but not incorporated into any Company Products, and that has not been customized for use by Company or (ii) under which the Company or any of its Subsidiaries has licensed to others the right to use or agreed to transfer to others any of the Company Intellectual Property or rights with respect thereto (“Out-Licenses”), other than customer, dealer, reseller or distributor agreements entered into in the ordinary course of business on the Company’s standard terms and conditions for the same. There are no pending disputes regarding the scope of such Company Intellectual Property Agreements or the performance of the parties thereto, or with respect to payments made or received thereunder.

(e) No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, nor will the consummation of the transactions contemplated by this Agreement, result in the disclosure or delivery by the Company, any of its Subsidiaries or any Person acting on their behalf to any Person of any Company Source Code. Section 3.15(e) of the Company Disclosure Letter identifies each contract pursuant to which the Company or a Subsidiary has deposited, or is or may be required to deposit, with an escrow agent or any other Person, any Company Source Code, and describes whether the execution of this Agreement or any of the other transactions contemplated by this Agreement, could result in the release from escrow of any Company Source Code.

(f) No government funding, facilities or resources of a Governmental Authority or university were used in the development of any Company Products or Company Intellectual Property, and no rights have been granted to any Governmental Authority or university with respect to any Company Products or under any Company Intellectual Property other than under the same standard commercial rights as are granted by the Company and its Subsidiaries to commercial end users of the Company Products in the ordinary course of business.

(g) The Company and its Subsidiaries own all right, title and interest in the Company Intellectual Property (including, with respect to the Company Intellectual Property developed by employees or independent contractors, pursuant to valid and enforceable agreements assigning the same to the company or its applicable Subsidiary), free and clear of all Liens other than Permitted Liens. The Company Intellectual Property, together with all Intellectual Property Rights licensed to the Company or its applicable Subsidiary pursuant to an In-License, represent all Intellectual Property Rights necessary to conduct the Company’s and its Subsidiaries’ businesses. All material Company Intellectual Property and other material Intellectual Property Rights will be available immediately following the Closing on materially identical terms to those on which it was available prior to the Closing. None of the Company Intellectual Property has lapsed, expired or been abandoned. The computer hardware and software, and other elements of computerized or automated equipment, used or relied on by the Company or its Subsidiaries in the conduct of their businesses is sufficient for the current and anticipated further needs of such businesses.

(h) The Company and each of its Subsidiaries has taken reasonable and appropriate steps to protect and preserve the confidentiality of the Trade Secrets that comprise any part of the Company Intellectual Property, and to the Knowledge of the Company, there are no unauthorized uses, disclosures or infringements of any such Trade Secrets by any Person. All use and disclosure by the Company or any of its Subsidiaries of Trade Secrets owned by another Person have been pursuant to the terms of a written agreement with such Person or was otherwise lawful. Without limiting the foregoing, the Company and its Subsidiaries have and enforce a policy requiring employees and consultants and contractors to execute a confidentiality and assignment agreement substantially in the Company’s standard form previously provided to Parent.

(i) To the Knowledge of the Company, no Person or any of such Person’s products or services or other operation of such Person’s business is infringing upon or otherwise violating in any material respect any material Company Intellectual Property, and neither the Company nor any of its Subsidiaries have asserted or threatened any claim against any Person alleging the same.

(j) Neither Company nor any Company Subsidiary has received notice of any suit, claim, action, investigation or proceeding made, conducted or brought by a third Person against the Company or any Company Subsidiary, and no such suit, claim, action, investigation or proceeding has been filed (or, to the Knowledge of the Company, threatened), alleging that the Company or any of its Subsidiaries or any of its or their current products or services or other operation of the Company’s or its Subsidiaries’ business infringes or otherwise violates the Intellectual Property Rights of any third Person, and there are no grounds for the same. As of the date hereof, there is no pending or, to the Knowledge of the Company, threatened claim challenging the validity or enforceability of, alleging any misuse of, or contesting the Company’s or any of its Subsidiaries’ rights with respect to, any of the Company Intellectual Property, and there are no grounds for the same. Neither the Company nor any of its Subsidiaries has requested or received any opinions of any counsel related to any of the foregoing. The Company and its Subsidiaries are not subject to any Order that restricts or impairs the use of any Company Intellectual Property.

(k) Section 3.15(k) of the Company Disclosure Letter contains a complete and accurate list of all software that is distributed as “open source software” or under a similar licensing or distribution model (including the GNU General Public License and the Lesser General Public License) that is used in the development of, incorporated into, or distributed with a Company Product. The Company uses, and since at least January 1, 2006 has used, commercially reasonable procedures to review the requirements associated with the use of such open source software prior to the use thereof in connection with any Company Products, including (i) technical review and confirmation by a senior architect regarding the engineering necessity for the same, and (ii) review of the license terms associated with such open source software and, to the extent of any issues raised by such review, confirmation by a senior legal executive regarding such licensing terms. In no case does such use, incorporation or distribution of open source software give rise to any rights in any third parties under any Company Intellectual Property, or obligations for the Company or its Subsidiaries with respect to any Company Intellectual Property, including any obligation to disclose or distribute any Company Source Code, to license any Company Intellectual Property for the purpose of making derivative works or to distribute any Company Intellectual Property without charge.

(l) The Company and its Subsidiaries have complied with their respective privacy and security policies and procedures related to the use, collection, storage, disclosure and transfer of any personally identifiable information of third Persons. To the Knowledge of the Company, there have not been any breaches of the foregoing and there have not been any complaints or notices of the same.

3.16  Tax Matters.

(a) All income and other material Tax Returns required by applicable Law to be filed by or on behalf of the Company or any of its Subsidiaries have been filed in accordance with all applicable laws, and all such Tax Returns were, at the time of the original filing of the Tax Return or any amendment thereto, true and complete in all material respects.

(b) The Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Governmental Authority all Taxes due and payable without regard to whether such Taxes have been assessed or has established (or has had established on its behalf) in accordance with GAAP an adequate accrual for all Taxes (including Taxes that are not yet due or payable) through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books, regardless of whether the liability for such Taxes is disputed, and since such date neither the Company nor any of its Subsidiaries has incurred any material Tax liability outside of the ordinary course of business. The Company has made available to Parent and Merger Sub complete and accurate copies of the portions applicable to each of the Company and its Subsidiaries of all income, franchise, and foreign Tax Returns that have been requested by or on behalf of Parent, and any amendments thereto, filed by or on behalf of the Company or any of its Subsidiaries or any member of a group of corporations including the Company or any of its Subsidiaries for the taxable years ending on or after September 30, 2006.

(c) There are no Liens on the assets of the Company or any of its Subsidiaries relating or attributable to Taxes, other than Liens for Taxes not yet due and payable.

(d) As of the date hereof, there are no Legal Proceedings now pending, or to the Knowledge of the Company, threatened against or with respect to the Company or any of its Subsidiaries with respect to any Tax, and none of the Company or any of its Subsidiaries knows of any audit or investigation with respect to any Liability of the Company or any of its Subsidiaries for Taxes, and there are no agreements in effect to extend the period of limitations for the assessment or collection of any Tax for which the Company or any of its Subsidiaries may be liable.

(e) The Company and its Subsidiaries have not executed any closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof, or any similar Law.

(f) Each of the Company and its Subsidiaries has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code or any similar Law.

(g) Neither the Company nor any of its Subsidiaries has (i) ever been a party to a Contract or inter-company account system in existence under which the Company or any of its Subsidiaries has, or may at any time in the future have, an obligation to contribute to the payment of any portion of a Tax (or pay any amount calculated with reference to any portion of a Tax) of any group of corporations of which the Company or any of its Subsidiaries is or was a part (other than a group the common parent of which is the Company) and (ii) any Liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

(h) No written claim has been made during the past five years by any Governmental Authority in a jurisdiction where neither the Company nor any of its Subsidiaries filed Tax Returns that it is or may be subject to any material taxation by that jurisdiction.

(i) Neither the Company nor any of its Subsidiaries has participated or engaged in transactions that constitute listed transactions as such term is defined in Treasury Regulation Section 1.6011-4(b)(2).

(j) Neither the Company nor any of its Subsidiaries has agreed or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar Law by reason of a change in accounting method initiated by it or any other relevant party and neither the Company nor any of its Subsidiaries has any Knowledge that the appropriate Governmental Authority has proposed any such adjustment or change in accounting method, nor is any application pending with any appropriate Governmental Authority requesting permission for any changes in accounting methods that relate to the business or assets of the Company or any of its Subsidiaries.

(k) The Company and its Subsidiaries are not United States Real Property Holding Corporations within the meaning of Section 897 of the Code and were not United States Real Property Holding Corporations on any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)) that occurred in the five-year period preceding the Closing.

(l) There is no Contract to which the Company or any of its Subsidiaries is a party, including the provisions of this Agreement which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 162(m) or Section 404 of the Code.

(m) The Company and its Subsidiaries have delivered or made available to Parent complete and accurate copies of all letter rulings, technical advice memoranda, and similar documents issued since August 3, 2002, by a Governmental Authority relating to federal, state, local or foreign Taxes due from or with respect to the Company or any of its Subsidiaries. The Company will deliver to Parent all materials with respect to the foregoing for all matters arising after the date hereof through the Closing Date.

(n) None of the assets of the Company or any of its Subsidiaries is treated as “tax exempt use property” within the meaning of Section 168(h) of the Code.

(o) Section 3.16(o) of the Company Disclosure Letter contains a complete and accurate list of each Subsidiary for which an election has been made pursuant to Section 7701 of the Code and the Treasury Regulations thereunder to be treated other than its default classification for U.S. Federal income Tax purposes. Except as disclosed on such Section, each Subsidiary will be classified for U.S. Federal income Tax purposes according to its default classification.

(p) The Company and its Subsidiaries have maintained the books and records required to be maintained pursuant to Section 6001 of the Code, and comparable laws of the countries, states, counties, provinces, localities and other political divisions wherein it is required to file Tax Returns and other reports relating to Taxes.

(q) During the two-year period ending on the date of this Agreement, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(r) Each of the Company and its Subsidiaries has properly withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any shareholder, employee, creditor, independent contractor, or other third party.

3.17  Employee Matters and Benefit Plans.

(a) Section 3.17(a) of the Company Disclosure Letter contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. Neither the Company nor any ERISA Affiliate has any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by Law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable Law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan or Employee Agreement.

(b) The Company has provided or made available to Parent correct and complete copies of: (i) all documents embodying each Company Employee Plan and each Employee Agreement including all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three

(3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan and, with respect to an International Employee Plan, the most recent annual report or similar compliance document required to be filed with any Governmental Authority with respect to such plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, or, with respect to an International Employee Plan, a comparable document issued by a Governmental Authority relating to the satisfaction of Law necessary to obtain the most favorable tax treatment, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all correspondence to or from any Governmental Authority relating to any Company Employee Plan; (viii) all model COBRA forms and related notices (or such forms and notices as required under comparable Law); and (ix) the discrimination tests with respect to each of the three (3) most recent plan years for each Company Employee Plan.

(c) The Company and its ERISA Affiliates have performed in all material respects all obligations required to be performed by them under, are not in default or violation of, and have no Knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable Laws, statutes, orders, rules and regulations, including ERISA or the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either applied for, prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements, or obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination. For each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. No material “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Company or any of its ERISA Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company or any ERISA Affiliates, threatened by the IRS or DOL, or any other Governmental Authority with respect to any Company Employee Plan. Neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company and each ERISA Affiliate have timely made all contributions and other payments required by and due under the terms of each Company Employee Plan.

(d) Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code, (ii) Multiemployer Plan, (iii) “multiple employer plan” as defined in ERISA or the Code or (iv) “funded welfare plan” within the meaning of Section 419 of the Code.

(e) No Company Employee Plan provides, reflects or represents any liability to provide post-termination or retiree welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable statute, and neither the Company nor any ERISA Affiliate has ever represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) or any other Person that such employee(s) or other Person would be provided with post-termination or retiree welfare benefits, except to the extent required by statute.

(f) Neither the Company nor any ERISA Affiliate is currently obligated to provide an employee with any compensation or benefits pursuant to an agreement (e.g., an acquisition agreement) with a former employer of such employee.

(g) Except as set forth on Section 3.17(g)(i) of the Company Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. No payment or benefit which will or may be made by the Company or its ERISA Affiliates with respect to any employee or any other “disqualified individual” (as defined in Code Section 280G and the regulations thereunder) will be characterized as a “parachute payment,” within the meaning of Section 280G(b)(2) of the Code. There is no contract, agreement, plan or arrangement to which the Company or any ERISA Affiliate is a party or by which it is bound to compensate any employee for excise taxes paid pursuant to Section 4999 of the Code. Section 3.17(g)(ii) of the Company Disclosure Letter contains a list of all “Disqualified Individuals” as defined under Section 280G of the Code and the regulations thereunder.

(h) Except as set forth on Section 3.17(h) of the Company Disclosure Letter, the Company is not party to any contract, agreement or arrangement that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code. Each such nonqualified deferred compensation plan has been operated since January 1, 2007 in good faith compliance with Section 409A of the Code and the guidance and regulations thereunder (“Section 409A”). No stock option or other right to acquire Company Common Stock or other equity of the Company (i) has an exercise price that has been or may be less than the fair market value of the underlying equity as of the date such option or right was granted, as determined by the Company Board in good faith, (ii) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or rights or (iii) has been granted after December 31, 2006, with respect to any class of stock of the Company that is not “service recipient stock” (within the meaning of applicable regulations under Section 409A).

(i) Each International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory Laws that are applicable to such International Employee Plan. No International Employee Plan is a defined benefit pension plan, provides retiree welfare benefits or otherwise has any unfunded liabilities.

3.18  Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to any Contract or arrangement between or applying to, one or more employees and a trade union, works council, group of employees or any other employee representative body, for collective bargaining or other negotiating or consultation purposes or reflecting the outcome of such collective bargaining or negotiation or consultation with respect to their respective employees with any labor organization, union, group, association, works council or other employee representative body, or is bound by any equivalent national or sectoral agreement (“Collective Bargaining Agreements”). To the Knowledge of the Company, there are no activities or proceedings by any labor organization, union, group or association or representative thereof to organize any such employees. There are no material lockouts, strikes, slowdowns, work stoppages or, to the Knowledge of the Company, threats thereof by or with respect to any employees of the Company or any of its Subsidiaries nor have there been any such lockouts, strikes, slowdowns or work stoppages since December 31, 2005. The Company and its Subsidiaries are not, nor have they been since December 31, 2005, a party to any redundancy agreements (including social plans or job protection plans).

(b) The Company and its Subsidiaries (i) have complied in all material respects with applicable Laws and Orders relating to the employment of labor (including wage and hour laws, laws prohibiting discrimination in employment and laws relating to employee notification and consultation, terms and conditions of employment practices, including orders and awards relevant to the terms and conditions of service, labor leasing, use of fixed-term contracts, supply of temporary staff, social security filings and payments, worker classification, meal and rest periods, secondment and expatriation rules, applicable requirements in respect of staff representation, paid vacations and health and safety at work of employees) and Collective Bargaining Agreements and (ii) are not liable for any arrears of wages or any taxes or any penalty for a failure to comply with the foregoing. The Company and its Subsidiaries are not liable to any Governmental Authority or fund governed or maintained by or on behalf of any Governmental Authority for any material payment with respect to any social security or other benefits or obligations for employees (save for routine payments to be made in the ordinary course of business). There are no material actions, suits, claims or administrative matters pending, threatened or reasonably anticipated against the Company or any of its Subsidiaries relating to any employee of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is party to a conciliation agreement, consent decree or other agreement or order with any Governmental Authority with respect to employment practices. The services provided by each of the Company’s and each of the Subsidiary’s employees located in the United States are terminable at the will of the Company. Neither the Company nor any of its Subsidiaries has any material liability with respect to any misclassification of: (a) any individual as an independent contractor rather than as an employee, (b) any employee leased from another employer or (c) any employee currently or formerly classified as exempt from overtime wages.

(c) Neither the Company nor any Subsidiary has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any liability or obligation under WARN or any similar state or local law that remains unsatisfied. No terminations prior to the Closing would trigger any notice or other obligations under the WARN Act or similar state or local law.

3.19  Permits.  The Company and its Subsidiaries have, and are in compliance with the terms of, all permits, licenses, authorizations, consents, approvals, grants, easements, variances, consents, certificates, orders, approvals and franchises that are material to the conduct of their businesses as currently conducted (“Permits”), except for those Permits the absence of which would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, all of the Company’s Permits are in full force and effect and no violation, suspension or cancellation of any such Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

3.20  Compliance with Laws.

(a) The Company and each of its Subsidiaries is and has been in compliance in all material respects with all Laws and Orders applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except for such failures to comply that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No notice has been received by the Company or any of its Subsidiaries from any Governmental Authority alleging any violation of any applicable Law or Order. No representation or warranty is made in this Section 3.20 with respect to (a) compliance with the Exchange Act, to the extent such compliance is covered in Section 3.8 and Section 3.9, (b) applicable laws with respect to Taxes, which are covered in Section 3.16, (c) ERISA and other employee benefit-related matters, which are covered in Section 3.17, (d) labor law matters, which are covered by Section 3.18 or (e) Environmental Laws, which are covered in Section 3.21.

(b) The Company is and has been in compliance with all applicable export and re-export control Laws, including the Export Administration Regulations maintained by the U.S. Department of Commerce, trade and economic sanctions maintained by the Treasury Department’s Office of Foreign Assets Control, and the International Traffic in Arms Regulations maintained by the Department of State. The Company does not and has not sold, exported, re-exported, transferred, diverted, or otherwise disposed of any products, software or technology (including products derived from or based on such technology) to any destination or Person prohibited by the Laws of the United States, without obtaining prior authorization from the competent government authorities as required by those Laws.

3.21  Environmental Matters.

(a) The Company and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession and maintenance of, and compliance with, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries.

(b) Neither the Company nor any of its Subsidiaries has produced, processed, manufactured, generated, treated, imported, exported, handled, stored or disposed of any Hazardous Substances, except in compliance with applicable Environmental Laws, at any property that the Company or any of its Subsidiaries has at any time owned, operated, occupied or leased.

(c) Neither the Company nor any of its Subsidiaries has sold, distributed, produced, transported, stored, used, manufactured, disposed of, released or exposed any employee or any third party to Hazardous Substances in violation of any Environmental Law or in a manner that would be reasonably likely to result in Liabilities to the Company or any of its Subsidiaries.

(d) To the Knowledge of the Company, there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law or Hazardous Substance. Neither the Company nor any of its Subsidiaries has received notice of, is a party to or is the subject of any Legal Proceeding alleging any Liability or responsibility under or noncompliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law. There is no reasonable basis for, or circumstances or conditions that would reasonably be expected to give rise to, any such Legal Proceeding by any Governmental Authority or, to the Knowledge of the Company, any third party that would give rise to any liability or obligation on the part of the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary has entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws, or the Hazardous Substance related activities of the Company or any Person.

3.22  Litigation.  As of the date hereof, there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened (a) against the Company, any of its Subsidiaries or any of their respective properties or Affiliates that (i) involves or alleges an amount in controversy in excess of $100,000, (ii) seeks injunctive relief, (iii) seeks to impose any legal restraint on or prohibition against or limit the Surviving Corporation’s ability to operate the business of the Company and its Subsidiaries substantially as it was operated immediately prior to the date of this Agreement, (iv) involves Company Intellectual Property or alleges infringement of the Intellectual Property Rights of any third Person or (v) would, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect; or (b) against any current or former director or officer of the Company or any of its Subsidiaries (in their respective capacities a such), and, to the Knowledge of the Company, there is no basis for any such Legal Proceeding. Neither the Company nor any of its Subsidiaries is subject to any outstanding Order that would, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect.

3.23  Insurance.  Section 3.23 of the Company Disclosure Letter lists each insurance policy maintained by the Company or any of its Subsidiaries for directors and officers liability, property, general liability, automobile liability, workers’ compensation, key man life insurance, fidelity, fiduciary and other customary matters (collectively, the “Insurance Policies”). All such Insurance Policies are in full force and effect, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, except for such defaults that would not, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect. There is no material claim pending under any of such Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies and there has been no threatened termination of, or material premium increase with respect to, any such policies. The Company and its Subsidiaries each maintain insurance policies that are consistent with that of other companies of substantially similar size and scope of operations in the same or substantially similar businesses.

3.24  Related Party Transactions.  Except as set forth in the Company SEC Reports or compensation or other employment arrangements in the ordinary course, there are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any record or beneficial owner of five percent (5%) or more of any class of the voting securities of the Company or any Affiliate (including any director or officer or family member of such officer or director) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, in each case of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Exchange Act or Securities Act.

3.25  Proxy Statement.  The information supplied by the Company and its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the Company Stockholders, at the time of the Company Stockholder

Meeting and at the Effective Time (as supplemented or amended, as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company or its Subsidiaries with respect to information supplied by Parent or Merger Sub for inclusion therein.

3.26  Brokers.  Except for Piper Jaffray & Co., there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement. A copy of the engagement letter between the Company and Piper Jaffray & Co. setting forth such financial advisor’s fee in connection with the transactions contemplated by this Agreement has been provided to Parent.

3.27  Opinion of Financial Advisors.  The Company has received the written opinion of Piper Jaffray & Co. (a copy of which has been provided to Parent) to the effect that, as of the date of this Agreement, the Common Per Share Amount is fair to the holders of Company Common Stock from a financial point of view, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

3.28  Accounts Receivable.  All of the accounts receivable of the Company arose in the ordinary course of business and are carried at values determined in accordance with GAAP consistently applied. To the Company’s Knowledge, the accounts receivable of the Company are not subject to any set-off or counterclaim, other than any amount for which a reserve has been established consistent with past practices and calculated in accordance with GAAP (as shown on the Company Balance Sheet or, for receivables arising subsequent to the Company Balance Sheet Date, as reflected on the books and records of the Company (which receivables are recorded in accordance with GAAP consistently applied)). No account receivable represents an obligation for goods sold on consignment, on approval or on a sale-or-return basis or is subject to any other repurchase or return arrangement. Except as set forth in Section 3.28 of the Company Disclosure Schedule, no Person has any Lien, on any accounts receivable of the Company and, to the Company’s Knowledge, no request or agreement for deduction or discount has been made with respect to any accounts receivable of the Company.

3.29  Change of Control.  Section 3.29 of the Company Disclosure Letter sets forth the amount of (i) any compensation or remuneration of any kind or nature which is or may become payable to any present or former employee, consultant or director of the Company or any of its Subsidiaries, in whole or in part, by reason of the execution and delivery of this Agreement or the consummation of the Merger or the other transactions contemplated hereby and (ii) any earn-out or similar deferred payment obligations to which the Company or any of its Subsidiaries is liable, contingently or otherwise, as obligor or otherwise ((i) and (ii) collectively, “Change of Control Payments”).

3.30  Rights Agreement.  The Company has amended, and the Company and the Company Board have taken all necessary action to amend (the “Rights Agreement Amendment”) the Rights Agreement, dated as of November 26, 2002, between the Company and Wells Fargo Bank Minnesota, National Association, as amended (the “Rights Agreement”) so as to (i) render it inapplicable to this Agreement and the transactions contemplated hereby, (ii) render the Rights (as defined in the Rights Agreement) issued pursuant to the Rights Agreement inapplicable to the Merger, the execution and delivery of this Agreement and consummation of the transactions contemplated hereby and ensure that none of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby will result in (A) the Rights becoming exercisable, (B) cause Parent or any of its Affiliates or Associates (each as defined in the Rights Agreement) to become an Acquiring Person (as defined in the Rights Agreement), or (C) give rise to a Distribution Date (as defined in the Rights Agreement). The Company has made available to Parent a complete and correct copy of such Rights Agreement Amendment.

3.31  State Anti-Takeover Statutes.  The Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable Law are not applicable to this Agreement, the Voting Agreement and the transactions contemplated hereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger or the other transactions contemplated hereby.

3.32  Customers.  Neither the Company nor any of its Subsidiaries has received any notice that any of its customers set forth on clauses (viii) and (ix) of Section 3.12(b) of the Company Disclosure Letter intends to terminate or substantially reduce its business with the Company and its Subsidiaries, and no such material customer has terminated or substantially reduced its business with the Company and its Subsidiaries in the twelve (12) months immediately preceding the date hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the corresponding section of the disclosure letter delivered by the Parent to the Company prior to the date of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub hereby represent and warrant to the Company as of the date hereof as follows:

4.1  Organization.  Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets.

4.2  Authorization.  Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of Parent and Merger Sub, and no other corporate or other proceeding on the part of Parent or Merger Sub is necessary to authorize, adopt or approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and (b) is subject to general principles of equity.

4.3  Non-Contravention and Required Consents.  The execution and delivery by Parent and Merger Sub of this Agreement, the consummation by Parent and Merger Sub of the transactions contemplated hereby and the compliance by Parent and Merger Sub with any of the provisions hereof do not and will not (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of either Parent or Merger Sub, (ii) violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any contract or agreement applicable to Parent or Merger Sub or (iii) assuming compliance with the matters referred to in Section 4.4, violate or conflict with any Law or Order applicable to Parent or Merger Sub, other than in the case of clauses (ii) and (iii), any such violations, conflicts, breaches, defaults or accelerations that, individually or in the aggregate, would not have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger prior to the Termination Date.

4.4  Required Governmental Approvals.  No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates in connection with the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby, except (i) the filing and recordation of the Certificate of Merger with the Delaware Secretary of State and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company and its Subsidiaries are qualified to do business, (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act, (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws and (iv) such other Consents, the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger prior to the Termination Date.

4.5  Proxy Statement .  The information supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at the time the Proxy

Statement is first sent to the Company Stockholders, at the time of the Company Stockholder Meeting and at the Effective Time (as supplemented or amended, as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.6  Brokers.  Except as set forth in Section 4.6 of the Parent Disclosure Letter, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent or Merger Sub who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement.

4.7  Ownership of Company Capital Stock.  Neither Parent nor Merger Sub is, nor at any time during the last three (3) years has it been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).

4.8  Operations of Merger Sub.  Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

4.9  Financing.  Parent has provided to the Company true and complete copies of (i) the commitment letter from Wells Fargo Foothill, LLC, dated the date hereof, relating to the debt financing to be provided in connection with the Merger (the “Debt Commitment Letter”) and (ii) the commitment letter from Golden Gate Private Equity, Inc., dated the date hereof, relating to the equity financing to be provided in connection with the Merger (the “Equity Commitment Letter” and, together with the Debt Commitment Letter, the “Commitment Letters”). The financings contemplated by the Commitment Letters will, if funded in accordance with their terms, provide sufficient funds to permit Parent and Merger Sub, subject to the satisfaction of all relevant conditions set forth in the Commitment Letters and in this Agreement, to satisfy its obligations under Section 2.8 hereof, in reliance on the representations and warranties of the Company made in Section 3.7 hereof. The Debt Commitment Letter, in the form so delivered, is a legal, valid and binding obligation of Parent, and to the knowledge of Parent, the other parties thereto, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered. The Equity Commitment Letter, in the form so delivered, is a legal, valid and binding obligation of each of Parent and the other party thereto, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered. As of the date hereof, no event has occurred that with or without notice, lapse of time or both, would, individually or in the aggregate, constitute a default or breach on the part of Parent or any of its Affiliates under any material term or condition of the Debt Commitment Letter or the Equity Commitment Letter. As of the date hereof, Parent has no reason to believe that it will be unable to satisfy, on a timely basis, any material term or condition of funding to be satisfied by it or any of its Affiliates contained in the Debt Commitment Letter or the Equity Commitment Letter; it being agreed, for the avoidance of doubt, that no representation or warranty is made with respect to any matter dependent upon the financial performance of, or otherwise involving, the Company or any of its Subsidiaries. All commitment fees required to be paid under the Commitment Letters have been paid in full or will be duly paid in full when due.

ARTICLE V

COVENANTS OF THE COMPANY

5.1  Interim Conduct of Business.

(a) Except (i) as contemplated or permitted by this Agreement, (ii) as set forth in Section 5.1(a) of the Company Disclosure Letter or (iii) as approved by Parent, commencing on the date hereof and continuing until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Effective Time (the “Interim Period”), the Company and each of its Subsidiaries shall (A) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance with all applicable Laws and the requirements of all Material Contracts, (B) pay its debts and Taxes when due, in each case subject to good faith disputes over such debts or Taxes, (C) pay or perform all material obligations when due and (D) use commercially reasonable efforts, consistent with past practices and policies, to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its present relationships with customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings.

(b) Except (i) as contemplated or permitted by this Agreement, (ii) as set forth in Section 5.1(b) of the Company Disclosure Letter or (iii) as approved by Parent, during the Interim Period, the Company shall not do any of the following and shall not permit any of its Subsidiaries to do any of the following (it being understood and hereby agreed that if any action is expressly prohibited by any of the following subsections, such action shall not be permitted under Section 5.1(a)):

(i) amend or propose any amendment of its or its Subsidiaries certificates of incorporation or Bylaws or comparable organizational documents;

(ii) issue, authorize for issuance, sell, grant, pledge, encumber, deliver or otherwise dispose or agree or commit to issue, sell, grant, pledge, encumber, deliver or otherwise dispose (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities or any Subsidiary Securities, except for the issuance and sale of shares of Company Common Stock pursuant to Company Options and Company Stock-Based Awards outstanding prior to the date hereof in accordance with the terms of those Company Options and Company Stock-Based Awards as in effect on the date hereof;

(iii) directly or indirectly acquire, repurchase or redeem any Company Securities or Subsidiary Securities;

(iv) (A) split, combine or reclassify any shares of Company Capital Stock or (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of Company Capital Stock, or make any other actual, constructive or deemed distribution in respect of the shares of Company Capital Stock, except for (x) cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company or one of its Subsidiaries and (y) a cash dividend by the Company of $965,333 in the aggregate to the holders of Company Series C-1 Preferred Stock and Company Series D Preferred Stock on June 30, 2009;

(v) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, except for the transactions contemplated by this Agreement;

(vi) incur or assume any Indebtedness, guarantee any Indebtedness or become liable or responsible (whether directly, contingently or otherwise) for the obligations of another Person, amend or modify any Indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities or guarantee any debt securities, mortgage or pledge any of its or its Subsidiaries’ assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than Permitted Liens), or cancel any material debts or waive any material claims or rights of substantial value (including the cancellation, compromise, release or assignment of any Indebtedness owed to, or claims held by, it or any of its Subsidiaries);

(vii) except as contemplated under this Agreement or as required pursuant to written Contracts existing as of the date hereof, (A) loan or advance money or other property or increase or decrease the compensation or benefits payable or to become payable to any of its current or former directors, officers, consultants or employees (except for routine advances for business-related expenses) by the Company or any of its Subsidiaries, whether orally or in writing, (B) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or make any promise, commitment or payment, whether orally or in writing, of any bonus payable or to become payable to any of its employees (except bonuses made to current employees or newly hired employees in the ordinary course of business consistent with past practices), (C) adopt, enter into, amend, change or terminate, whether orally or in writing, any severance, employment, change of control, termination or bonus plan, policy or practice, any collective bargaining agreement or any similar agreement or arrangement applicable to any current or former directors, officers, consultants or employees, (D) enter into or materially modify, whether orally or in writing, any employment, severance, termination, change of control or indemnification agreement or any agreements the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (E) adopt, terminate establish, enter into, or materially modify or amend any Company Employee Plan, except as may be required by applicable Law, (F) hire any employee except for (1) the replacement of any current employee whose employment with the Company or any of its Subsidiaries is terminated for any reason (with such replacement employee receiving substantially similar compensation and benefits as such terminated Company Employee) and (2) the hiring of new employees (other than replacement employees) whose reasonably anticipated annual base salary and bonus will not exceed $500,000 in the aggregate among all such new employees (provided that no such new employee whose reasonably anticipated annual base salary and bonus will exceed $100,000 may be hired pursuant to this clause (2)), or (G) undertake any action that confers upon any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries any rights or remedies (including, without limitation, any right to employment or continued employment for any specified period) of any nature or kind whatsoever under or by reason of this Agreement;

(viii) pay, discharge, cancel, waive, satisfy, or settle any pending or threatened material Legal Proceeding or material claim, liability or obligation, except for the settlement of any Legal Proceeding that (A) is reserved against in the Company Balance Sheet or (B) does not include any obligation (other than the payment of money) to be performed by the Company or its Subsidiaries following the Effective Time that is not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as whole;

(ix) except as required by applicable Law or GAAP, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practices, or make any material restatement of the financial statements of the Company or the notes thereto included in, or incorporated by reference into, the Company SEC Reports;

(x) except as may be required as a result of a change in applicable Law or in GAAP, make any change in any of the accounting principles or practices or cash management practices used by it;

(xi) (A) transfer or assign any Company Intellectual Property to any third Person, (B) exclusively license any Company Intellectual Property to any third Person, (C) except in the ordinary course of business in connection with the commercialization of Company Products or services, non-exclusively license any Company Intellectual Property to any third Person, or (D) modify the Company’s standard warranty terms for Company Products or services or amend or modify any product or service warranty, or otherwise modify any Company Intellectual Property Assignment;

(xii) (A) make or change any material Tax election, (B) settle or compromise any material federal, state, local or foreign income Tax liability, other than with respect to any proceeding relating to a Tax liability that (1) is an amount less than or equal to the liability or reserve that has been recorded with respect thereto on the Company Balance Sheet or (2) is in an amount less than $100,000 in the aggregate, or (C) consent to any extension or waiver of any limitation period with respect to any claim or assessment for Taxes;

(xiii) acquire (by merger, consolidation or acquisition of stock or substantially all of the assets), directly or indirectly, any other Person or any material equity interest therein or any material amount of assets thereof;

(xiv) enter into any joint venture, partnership or other similar arrangement, other than arrangements with distributors or resellers in the ordinary course of business that do not result in the formation of any person or funding obligations of the Company or its Subsidiaries;

(xv) enter into, or materially amend, modify or supplement any Material Contract or Lease outside the ordinary course of business consistent with past practices or waive, release, grant, assign or transfer any of its material rights or claims (whether such rights or claims arise under a Material Contract or Lease or otherwise);

(xvi) knowingly take any action or omit to take any action that would reasonably be expected to cause any of its representations and warranties herein to become untrue in any material respect; or

(xvii) agree to or commit to do or enter into a Contract to take any of the actions prohibited by this Section 5.1(b).

(c) Notwithstanding the foregoing, nothing in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the business or operations of the Company or its Subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their own business and operations in accordance with the terms of this Agreement.

5.2  No Solicitation.

(a) The Company and its Subsidiaries shall immediately cease any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and shall use its commercially reasonable efforts to cause any such Person (and its agents and advisors) in possession of confidential information concerning the Company and its Subsidiaries that was furnished by or on behalf of the Company to return or destroy all such information.

(b) During the Interim Period, neither the Company nor any of its Subsidiaries nor any of their respective directors, officers or other employees, controlled Affiliates, or any investment banker, attorney or other agent or representative shall, directly or indirectly, (i) solicit, initiate or induce the making, submission or announcement of, or encourage, facilitate or assist, an Acquisition Proposal, (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries, or afford access to the business, properties, assets, books, records or personnel of the Company or any of its Subsidiaries to, or cooperate in any way with, any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (except to the extent permitted pursuant to Section 5.3(b)), (iv) approve, endorse or recommend an Acquisition Proposal or make any Change of Recommendation (except to the extent permitted pursuant to Section 5.3(b)), (v) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, or (vi) enter into any letter of intent, agreement in principle, memorandum of understanding term sheet, acquisition agreement, option agreement or other Contract contemplating or otherwise relating to an Acquisition Transaction; provided, however, that notwithstanding the foregoing, if and only if the Company has not breached any of the restrictions or obligations set forth in Section 5.2(a) and this Section 5.2(b), prior to the receipt of the Requisite Stockholder Approval, the Company Board may, directly or indirectly through agents or other representatives, (A) participate or engage in discussions or negotiations with any Person that has made an unsolicited bona fide written Acquisition Proposal that the Company Board determines in good faith (after consultation with a financial advisor of nationally recognized standing and its outside legal counsel) constitutes or is reasonably likely to result in a Superior Proposal and/or (B) furnish to any Person that has made an unsolicited bona fide written Acquisition Proposal that the Company Board determines in good faith (after consultation with a financial advisor of nationally recognized standing and its outside legal counsel) constitutes or is reasonably likely to result in a Superior Proposal any non-public information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement, the terms of which are no less favorable to the Company than those contained in the Confidentiality Agreement, which confidentiality agreement shall not include any exclusivity or other provision prohibiting the Company from satisfying its obligations hereunder (it being agreed that no non-public information relating to the Company or its Subsidiaries shall be provided to such Person pursuant to any existing confidentiality agreement or other obligation of confidentiality in effect on the date hereof), provided, however, that in the case of any action taken pursuant to the preceding clauses (A) or (B), (1) the Company Board reasonably determines in good faith (after consultation with outside legal counsel) that failure to do so would be inconsistent with its fiduciary obligations to the Company Stockholders under Delaware Law, (2) at least twenty-four (24) hours prior to participating or engaging in any such discussions or negotiations with, or furnishing any non-public information to, such Person, the Company gives Parent written notice of the identity of the Person making such Acquisition Proposal and a copy of all documentation relating to such Acquisition Proposal (or a written summary of the material terms thereof) and written notice of the Company’s intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such Person and (3) prior to or contemporaneously with furnishing any non-public information to such Person, the Company furnishes such non-public information to Parent to the extent such information has not been previously furnished by the Company to Parent.

(c) Without limiting the generality of the foregoing, Parent, Merger Sub and the Company acknowledge and hereby agree that any violation of the restrictions set forth in this Section 5.2 by any directors, officers or other employees, controlled Affiliates, or any investment banker, attorney or other agent or representative retained by, the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.2 by the Company.

5.3  Company Board Recommendation.

(a) Subject to the terms of Section 5.3(b), the Company Board shall recommend that the Company Stockholders adopt this Agreement in accordance with the applicable provisions of the DGCL (the “Company Board Recommendation”).

(b) Notwithstanding Section 5.3(a), at any time prior to the Requisite Stockholder Approval, the Company Board may, in response to a Superior Proposal, make a Change of Recommendation and terminate this Agreement pursuant to Section 9.1(g), if and only if all of the following conditions in clauses (i) through (v) are met:

(i) In the case of a Superior Proposal, such Superior Proposal has not been withdrawn and continues to be a Superior Proposal;

(ii) the Company shall have delivered to Parent written notice at least three (3) Business Days prior to publicly effecting such Change of Recommendation in response to a Superior Proposal of its intention to terminate this Agreement in response to a Superior Proposal which shall state expressly (A) that the Company has received a Superior Proposal, (B) the identity of the Person making the Superior Proposal and the material terms and conditions of the Superior Proposal and contemporaneously providing a copy of the relevant proposed transaction agreements with the Person making such Superior Proposal, and (C) that the Company intends to effect a Change of Recommendation and the manner in which it intends to do so;

(iii) the Company shall have caused its financial and legal advisors to, during such three (3) Business Day notice period, negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of this Agreement as would permit the Company Board to not effect a Change of Recommendation or to conclude that such Superior Proposal has ceased to constitute a Superior Proposal, as the case may be;

(iv) in the event that during such three (3) Business Day notice period any revisions are made to the Superior Proposal and the Company Board or any committee thereof in its good faith judgment determines such revisions are material (it being agreed that any change in the purchase price in such Superior Proposal shall be deemed a material revision), the Company shall have delivered a new written notice to Parent to comply with the requirements of this Section 5.3 with respect to such new written notice, except that the three (3) Business Day notice period shall be reduced to one (1) calendar day; and

(v) the Company Board has concluded in good faith, after receipt of advice from and consultation with its outside legal counsel, that the Company Board’s failure to effect a Change of Recommendation would be inconsistent with its fiduciary obligations to the Company Stockholders under Delaware Law.

(c) Nothing in this Agreement shall prohibit the Company Board from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act and (ii) making any disclosure to the Company Stockholders that the Company Board determines to make in good faith in order to fulfill its fiduciary duties to the Company Stockholders under applicable Law; provided that any such action taken or statement made that relates to an Acquisition Proposal shall be deemed to be a Change of Recommendation unless the Company Board reaffirms the Company Board Recommendation in such statement in or connection with such action.

5.4  Company Stockholder Meeting.  Unless there has been a Change of Recommendation, the Company shall establish a record date for, call, give notice of, convene and hold a meeting of the Company Stockholders (the “Company Stockholder Meeting”) as promptly as practicable following the date hereof for the purpose of voting upon the approval and adoption of this Agreement in accordance with the DGCL; provided, however, that nothing herein shall prevent the Company from postponing or adjourning the Company Stockholder Meeting if (i) there are insufficient shares of the Company Capital Stock necessary to conduct business at the Company Stockholder Meeting or (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable

Law (including any necessary supplements or amendments to the Proxy Statement), Order or a request from the SEC or its staff. Unless there has been a Change of Recommendation, the Company shall recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company Stockholders, use its reasonable best efforts to solicit from the Company Stockholders proxies in favor of the adoption of this Agreement in accordance with Delaware Law, shall submit the Merger for a vote of the Company Stockholders at the Company Stockholder Meeting and shall use reasonable best efforts to secure the Requisite Stockholder Approval at the Company Stockholder Meeting. If the Company has not received a duly executed written consent providing for the Series B Preferred Approval prior to the tenth (10th) day immediately preceding the date of the Company Stockholder Meeting (the “Repurchase Notice Date”), the Company shall, on the Repurchase Notice Date, deliver to the holders of the Series B Preferred Stock a Repurchase Notice (as defined in the Series B Certificate of Designation), which Repurchase Notice shall comply in all respects with the Series B Certificate of Designation and shall provide that the Company will repurchase and cancel all of the outstanding shares of the Series B Preferred Stock prior to the Effective Time (and, for avoidance of doubt, prior to the consummation of any of the transactions contemplated by Article II) at a purchase price per share equal to the Series B Liquidation Preference Payment (as defined in the Series B Certificate of Designation). Any shares repurchased and cancelled pursuant to the immediately preceding sentence are referred to herein as ‘‘Redeemed Series B Shares”.

5.5  Access.  During the Interim Period, the Company shall afford Parent and its financial advisors, business consultants, legal counsel, accountants and other agents and representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of the Company; provided, however, that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information, (ii) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information or (iii) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default under, or give a third party the right terminate or accelerate the rights under, such Contract, it being understood that the parties will provide extracts, summaries, aggregations or other information to the greatest extent practicable in a manner that does not result in any such violation or improper disclosure. Any investigation conducted pursuant to the access contemplated by this Section 5.5 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. Any access to the Company’s properties shall be subject to the Company’s reasonable security measures and insurance requirements. The terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Parent or any of its financial advisors, business consultants, legal counsel, accountants and other agents and representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 5.5.

5.6  Certain Litigation.  During the Interim Period, the Company shall promptly advise Parent of any litigation commenced after the date hereof against the Company or any of its directors (in their capacity as such) by any Company Stockholders (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby, and shall keep Parent reasonably informed regarding any such litigation. The Company shall give Parent the reasonable opportunity to participate with the Company in the defense or settlement of any such stockholder litigation and shall consider in good faith Parent’s views with respect to such stockholder litigation. The Company will not settle any action with or voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Merger and will cooperate with Parent to resist any such effort to restrain or prohibit or otherwise oppose the Merger.

5.7  Section 16(b) Exemptions.  The Company shall take all actions reasonably necessary to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.8  Stock Quotation.  During the Interim Period, the Company shall cause the continued trading and quotation of the Company Capital Stock on the NYSE Amex Equities.

5.9  Freely Available Cash.  The Company shall use its commercially reasonable efforts, consistent with past practice and subject to Section 5.1 above, to maximize the amount of Freely Available Cash.

ARTICLE VI

COVENANTS OF PARENT AND MERGER SUB

6.1  Directors’ and Officers’ Indemnification and Insurance.

(a) For a period of six years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless, and provide advancement of expenses to, each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director, officer, employee or agent of the Company or any of its Subsidiaries or who is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, employee or agent of another Person (the “Indemnified Persons”) against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such Person is or was an Indemnified Person, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) (the “Indemnified Liabilities”) to the same extent such Persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company pursuant to the Company’s Certificate of Incorporation, Bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers, employees and agents of the Company and its Subsidiaries.

(b) At the Effective Time, the Company shall procure in effect for a period of six years after the Effective Time, insurance “tail” policies with respect to directors’ and officers’ liability insurance maintained by the Company (provided that the Company may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured as of the date hereof) with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that in no event will the Company expend in excess of 300% of the annual premium currently paid by the Company for such coverage (and to the extent the annual premium would exceed 300% of the annual premium currently paid by the Company for such coverage, the Company shall use commercially reasonable efforts to cause to be maintained the maximum amount of coverage as is available for such 300% of such annual premium), it being agreed that the Company shall use commercially reasonable efforts to obtain competitive quotes for such insurance coverage in an effort to reduce the cost thereof.

(c) The provisions of this Section 6.1 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. The Surviving Corporation shall pay (as incurred) all expenses, including reasonable fees and expenses of counsel, that an Indemnified Person may incur in the enforcement of the indemnity and other obligations provided for in this Section 6.1, provided that such Indemnified Person shall undertake in writing to reimburse the Surviving Corporation for all amounts so advanced if a court of competent jurisdiction determines, by final, nonappealable order, that such Indemnified Person is not entitled to indemnification. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.1.

(d) The obligations and liability of Parent, the Surviving Corporation and their respective Subsidiaries under this Section 6.1 shall be joint and several.

6.2  Termination of Certain Employee Plans.

(a) Effective no later than the date immediately preceding the Closing Date, but subject to the occurrence of the Closing, the Company and its Subsidiaries, as applicable, shall each terminate any and all group severance, separation or salary continuation plans, programs or arrangements, its retiree welfare benefits plan, and any and all plans intended to include a Code Section 401(k) arrangement (unless Parent provides written notice to the Company at least five (5) Business Days prior to the Closing Date that such 401(k) plans shall not be terminated) (collectively, “Terminating Employee Plans”). Unless Parent provides such written notice to the Company, the Company shall provide Parent with evidence that such Terminating Employee Plan(s) have been terminated (effective as of the Business Day immediately preceding the Closing Date, but subject to the occurrence of the Closing) pursuant to resolutions of the Company Board. The form and substance of such resolutions shall be subject to review and approval of Parent (such review to be timely and not unreasonably withheld). The Company shall take such other actions in furtherance of terminating such Terminating Employee Plan(s) as Parent may reasonably require. If, pursuant to this Section 6.2(a), the Company terminates its 401(k) plan, Parent shall take all steps reasonably necessary or appropriate so that, as soon as practicable following the Closing Date, participants in the Company’s 401(k) plan are permitted to (i) take a distribution, or (ii) if then employed by the Company or its Subsidiaries, become eligible to participate in the Parent’s 401(k) plan and roll over benefits from the Company’s 401(k) plan (and shall use commercially reasonable efforts to ensure that such rollover include outstanding loans) to the Parent’s 401(k) plan.

(b) Parent shall use commercially reasonable efforts to, (i) with respect to each Parent Plan that is a medical or health plan, (y) waive (but only to the extent waived under any Company Employee Plan) any exclusions for pre-existing conditions under such Parent Plan that would result in a lack of coverage for any condition for which the applicable Continuing Employee would have been entitled to coverage under the corresponding Company Employee Plan in which such Continuing Employee was an active participant immediately prior to his or her transfer to the Parent Plan and (z) provide each Continuing Employee with credit for any co-payments and deductibles paid by such Continuing Employee prior to his or her transfer to the Parent Plan (to the same extent such credit was given under the analogous Company Employee Plan prior to such transfer) in satisfying any applicable deductible or out-of-pocket requirements under such Parent Plan for the plan year that includes such transfer; and (ii) recognize service of the Continuing Employee with the Company for purposes of eligibility to participate and vesting credit, and, solely with respect to vacation and severance benefits, benefit accrual in any Parent Plan in which the Continuing Employees are eligible to participate after the Closing Date, to the extent that such service was recognized for that purpose under the analogous Company Employee Plan prior to such transfer, provided, however, that the foregoing shall not apply to the extent it would result in duplication of benefits.

(c) Notwithstanding anything to the contrary set forth in this Agreement, no provision of this Agreement shall be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, Merger Sub or the Surviving Corporation to terminate, any Continuing Employee at any time and for any reason, (ii) require Parent, Merger Sub or the Surviving Corporation to continue any Company Employee Plan or Parent Plan or prevent the amendment, modification or termination thereof after the Effective Time or (iii) create any third party beneficiary rights or obligations in any Person (including any Continuing Employee or any dependent or beneficiary thereof) other than the parties to this Agreement.

6.3  Obligations of Merger Sub.  Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement.

ARTICLE VII

ADDITIONAL COVENANTS OF ALL PARTIES

7.1  Commercially Reasonable Efforts to Complete.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of Parent, Merger Sub and the Company shall use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Law to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using commercially reasonable efforts to: (i) cause the conditions to the Merger set forth in Article VIII to be satisfied; (ii) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities; (iii) obtain all necessary or appropriate consents, waivers and approvals under any Material Contracts to which the Company or any of its Subsidiaries is a party in connection with this Agreement and the consummation of the transactions contemplated hereby so as to maintain and preserve the benefits under such Material Contracts following the consummation of the transactions contemplated by this Agreement; and (iv) execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

(b) The Company agrees to provide Parent with such cooperation in connection with the arrangement of any financing that Parent may decide to seek in connection with the transactions contemplated by this Agreement, including, without limitation, the financing contemplated by the Commitment Letters, as may be reasonably requested by Parent, including (i) participation in meeting, due diligence sessions and management presentation sessions and similar presentations, (ii) preparing business projections and financial statements (including pro forma financial statements) and other information for offering memoranda, private placement memoranda and similar documents and (iii) reasonably facilitating the pledge of collateral. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the financings contemplated by the Commitment Letters prior to the Effective Time (unless such fee or liability is not payable until the occurrence of the Effective Time), and Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or any of its Subsidiaries in connection with such cooperation. Each of Parent and Merger Sub shall use commercially reasonable efforts to (i) satisfy, on a timely basis, all material terms, conditions, representations and warranties applicable to Parent and Merger Sub set forth in the Debt Commitment Letter and (ii) enforce their respective rights under the Debt Commitment Letter. Each of Parent and Merger Sub shall use commercially reasonable efforts to negotiate definitive agreements with respect to the financing contemplated by the Debt Commitment Letter on the terms and conditions set forth in the Debt Commitment Letter (or on other terms acceptable to Parent and not in violation of this Section 7.1(b)) as soon as reasonably practicable. Parent will furnish correct and complete copies of such executed definitive agreements (excluding any fee letters, which by their terms are confidential) to the Company promptly upon their execution. At the Company’s request, Parent shall keep the Company informed of material developments of which Parent becomes aware relating to the financing contemplated by the Commitment Letters. Without limiting the foregoing, Parent agrees to notify the Company promptly if at any time prior to the Effective Time the Commitment Letters shall expire or be terminated for any reason. From and after the date hereof until the Closing, neither Parent nor Merger Sub shall amend or alter, or agree to amend or alter, the Debt Commitment Letter in any manner that would materially impair, delay or prevent the consummation of the transactions contemplated by this Agreement without the prior written consent of the Company. If the Debt Commitment Letter shall be terminated or modified in a manner materially adverse to Parent or Merger Sub for any reason, Parent shall use commercially reasonable efforts to (i) obtain, and, if obtained, will provide the Company with a copy of, a new financing commitment that provides for an amount of financing sufficient to consummate the transactions contemplated by this Agreement; and (ii) negotiate definitive agreements with respect to such new financing; provided that Parent shall be under no obligation to obtain or seek to obtain any financing commitment containing terms or funding conditions less favorable to Parent or its Affiliates than those included in the Debt Commitment Letter (as determined in Parent’s good faith and reasonable sole discretion). In the event that a new Debt Commitment Letter is executed in accordance with this Section 7.1, then such new Debt Commitment Letters shall be the “Debt Commitment Letter” for purposes of this Agreement.

7.2  Regulatory Filings.

(a) Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the transactions contemplated hereby as required by the HSR Act within ten (10) Business Days of the date hereof and (ii) file comparable pre-merger or post-merger notification filings, forms and submissions with any foreign Governmental Authority that is required by any other Antitrust

Laws. Except where prohibited by applicable Law and subject to the Confidentiality Agreement, each of Parent and the Company shall (i) cooperate and coordinate with the other in the making of such filings, (ii) supply the other with any information that may be required in order to make such filings, (iii) supply any additional information that reasonably may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made under any other Antitrust Laws and (iv) use their reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act or other Antitrust Laws as soon as practicable. Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall promptly inform the other of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement in connection with such filings. Each party, to the extent practical, shall give notice of, and permit the other party (including its legal counsel) to review, any communication given by it to, and consult with such other party in advance of any meeting or conference with, the FTC, DOJ or other Governmental Authority or, in connection with any proceeding by a private party, with any other Person and to the extent permitted by such Governmental Authority or other Person, give such other party the opportunity to attend and participate in such meetings and conferences. If any party hereto or Affiliate thereof shall receive a request for additional information or documentary material from any Governmental Authority with respect to the transactions contemplated by this Agreement pursuant to the HSR Act or any other Antitrust Laws with respect to which any such filings have been made, then such party shall use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Notwithstanding anything in this Agreement to the contrary, neither Parent nor Merger Sub is required to, or to cause any of its Affiliates to, divest, hold separate or otherwise dispose of any assets contemplated by the Merger.

(b) Each of Parent, Merger Sub and the Company shall cooperate with one another in good faith to (i) promptly determine whether any filings not contemplated by Section 7.2(a) are required to be or should be made, and whether any other consents, approvals, permits or authorizations not contemplated by Section 7.2(a) are required to be or should be obtained, from any Governmental Authority under any other applicable Law in connection with the transactions contemplated hereby and (ii) promptly make any filings, furnish information required in connection therewith and seek to obtain timely any such consents, permits, authorizations, approvals or waivers that the parties determine are required to be or should be made or obtained in connection with the transactions contemplated hereby.

7.3  Proxy Statement.

(a) As promptly as practicable after the execution of this Agreement, but in no event later than ten (10) Business Days thereafter, the Company shall prepare, and file with the SEC, a proxy statement (together with any amendments or supplements thereto, the “Proxy Statement”) relating to the seeking of the Requisite Stockholder Approval. Parent shall provide promptly to the Company such information concerning Parent as may be reasonably requested by the Company for inclusion in the Proxy Statement, or in any amendments or supplements thereto. At the earliest practicable time following the later of (i) receipt and resolution of SEC comments thereon, or (ii) the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act, the Company shall file definitive proxy materials with the SEC and cause the definitive Proxy Statement to be mailed to the Company Stockholders. The Company will cause all documents that it is responsible for filing with the SEC or other Governmental Authorities in connection with the Merger (or as required or appropriate to facilitate the Merger) to comply with all applicable Law. Prior to filing any Proxy Statement or any other filing with the SEC or any other Governmental Authority in connection with the transactions contemplated hereby (including any amendment or supplement to the Proxy Statement as a result of any event or occurrence required to be set forth therein), the Company shall provide Parent with reasonable opportunity to review and comment on each such filing in advance and the Company shall in good faith consider including in such filings all comments reasonably proposed by Parent.

(b) The Company will notify Parent promptly of the receipt of any oral or written comments from the SEC or its staff (or of notice of the SEC’s intent to review the Proxy Statement or the issuance of any stop order) and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filing or for additional/supplemental information, and will supply Parent with copies of all correspondence between the Company or any of its advisers or representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or other filing with any Governmental Authority in connection with the transactions contemplated hereby. The Company shall provide Parent with a reasonable opportunity to review and comment on any responses to comments or inquiries by the SEC or any other Governmental Authority with respect to any filings related to (or necessary or appropriate to facilitate) the Merger, and shall in good faith consider including in such response all comments reasonably proposed by Parent. The Company will respond in good faith to any comments of the SEC and if, at any time prior to the Effective Time, any event or information relating to the Company, Parent or Merger Sub, or any of their Affiliates, officers or directors, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, the party which discovers such information shall promptly notify the other parties hereto and the Company shall cause an appropriate amendment or supplement describing such information to be filed with the SEC as promptly as practicable thereafter and, to the extent required by applicable Law, disseminated to the Company Stockholders.

(c) Unless this Agreement is earlier terminated pursuant to Article IX, subject to the terms of Section 5.3(b), the Company shall include the Company Board Recommendation in the Proxy Statement.

7.4  Anti-Takeover Laws.  In the event that any state anti-takeover or other similar Law is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement, the Company, Parent and Merger Sub shall use their respective reasonable best efforts to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to minimize the effect of such Law on this Agreement and the transactions contemplated hereby.

7.5  Notification of Certain Matters.

(a) During the Interim Period, the Company shall give prompt notice to Parent and Merger Sub upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in any such case if and only to the extent that such untruth or inaccuracy, or such failure, would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the transactions contemplated hereby set forth in Section 8.2(a) or Section 8.2(b) to fail to be satisfied at the Closing; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement or the remedies available to the parties hereunder; and provided, further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to Parent pursuant to this Section 7.5(a).

(b) During the Interim Period, Parent shall give prompt notice to the Company upon becoming aware that any representation or warranty made by it or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in any such case if and only to the extent that such untruth or inaccuracy, or such failure, would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the transactions contemplated hereby set forth in Section 8.3(a) or Section 8.3(b) to fail to be satisfied at the Closing; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement or the remedies available to the parties hereunder; and provided, further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to the Company pursuant to this Section 7.5(b).

7.6  Public Statements and Disclosure.  None of the Company, on the one hand, or Parent and Merger Sub, on the other hand, shall issue any public release or make any public announcement or disclosure concerning this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other (which consent shall not be unreasonably withheld, delayed or conditioned), except as such release, announcement or disclosure may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Authority to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party or parties hereto reasonable time to comment on such release or announcement in advance of such issuance (it being understood that the final form and content of any such release or announcement, as well as the timing of any such release or announcement, shall be at the final discretion of the disclosing party); provided, however, that the restrictions set forth in this Section 7.6 shall not apply to any release, announcement or disclosure made or proposed to be made by the Company pursuant to Section 5.3.

7.7  Confidentiality.  Parent, Merger Sub and the Company hereby acknowledge that Parent and the Company have previously executed a Confidentiality Agreement, dated March 6, 2009 (the ‘‘Confidentiality Agreement”), which will continue in full force and effect in accordance with its terms and shall survive any termination of this Agreement.

7.8  Distribution of Trust.  Prior to or at the Effective Time, the Company shall transfer, distribute or take any other necessary action to transfer or distribute, in a manner that does not require any registration under (and complies in all material respects with) the Exchange Act or any other state, federal or foreign securities laws, the Company’s interest in the AremisSoft Liquidating Trust to the Company Stockholders or to an entity formed to hold such interest for the benefit of the Company Stockholders.

ARTICLE VIII

CONDITIONS TO THE MERGER

8.1  Conditions to Each Party’s Obligations to Effect the Merger.  The respective obligations of Parent, Merger Sub and the Company to consummate the Merger shall be subject to the satisfaction or waiver (where permissible under applicable Law) prior to the Effective Time, of each of the following conditions:

(a)  Requisite Stockholder Approval.  The Requisite Stockholder Approval shall have been obtained in accordance with Delaware Law and the Certificate of Incorporation and Bylaws of the Company.

(b)  Requisite Regulatory Approvals.  (i) Any waiting period (and extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, (ii) the clearances, consents, approvals, orders and authorizations relating to other Antitrust Law and set forth in Schedule 8.1(b) shall have been obtained.

(c)  No Legal Prohibition.  No Governmental Authority of competent jurisdiction shall have (i) enacted, issued or promulgated any Law or other restraint or prohibition that is in effect and has the effect of making the Merger illegal or which has the effect, or would reasonably be expected to have the effect, of prohibiting or otherwise preventing or delaying the consummation of the Merger or (ii) issued or granted any Order or other restraint or prohibition that is in effect and has the effect of making the Merger illegal or which has the effect, or would reasonably be expected to have the effect, of prohibiting or otherwise preventing or delaying the consummation of the Merger.

8.2  Additional Conditions to the Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a)  Representations and Warranties.  (i) The representations and warranties of the Company set forth in this Agreement (other than the Identified Company Representations) shall have been true and correct in all respects as of the date of execution of this Agreement and shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except for those representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct in all respects as of such particular date), except for any failure to be so true and correct which has not had and would not reasonably be expected to have, individually or in the aggregate, Company Material Adverse Effect, and (ii) the Identified Company Representations shall be true and correct in all respects as of the date of execution of this Agreement and shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except for those Identified Company Representations which address matters only as of a particular date, in which case such Identified Company Representations shall be true and correct in all respects as of such particular date), except for any failure to be so true and correct which has not resulted and would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, individually or in the aggregate, of more than $150,000; provided, however, that, for purposes of determining the accuracy of the representations and warranties of the Company set forth in the Agreement for purposes of this Section 8.2(a), all qualifications based upon materiality or “Company Material Adverse Effect” or any similar qualifications set forth in such representations and warranties shall be disregarded.

(b)  Performance of Obligations of the Company.  The Company shall have performed or complied in all material respects with all covenants and agreements that are to be performed by it under this Agreement at or prior to the Effective Time.

(c)  Officer’s Certificate.  Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, (i) certifying that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied and (ii) attaching certified copies of the resolutions duly adopted by the Company Board authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the resolutions duly adopted by the Company’s stockholders adopting this Agreement.

(d)  Company Material Adverse Effect.  No circumstance, effect, event or change shall have occurred prior to the Effective Time which, individually or in the aggregate, has had, or is reasonably expected to have, a Company Material Adverse Effect.

(e)  Statutory Rights of Appraisal.  The holders of not more than 10% of the outstanding Company Capital Stock shall have demanded appraisal of their Company Capital Stock in accordance with Delaware Law.

(f)  Pending Litigation.  There shall not be pending any (i) nonfrivolous suit, action or proceeding brought by a third party (other than a Governmental Authority) that has a reasonable likelihood of success or (ii) suit, action or proceeding brought by a Governmental Authority, in either case (A) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated hereby, (B) seeking to prohibit or limit the ownership or operation by the Company or any of its Subsidiaries of any material portion of the business or assets of the Company or any of its Subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company or any of its Subsidiaries, as a result of the Merger or any of the other transactions contemplated hereby or (C) seeking to impose limitations on the ability of Parent, Merger Sub or any of their respective Affiliates, to acquire or hold, or exercise full rights of ownership of, any shares of Company Capital Stock, including, without limitation, the right to vote shares Company Capital Stock on all matters properly presented to the stockholders of the Company.

(g)  Series B Approval.  If the Series B Approval has not been obtained, the Company shall have repurchased all of the outstanding shares of the Series B Preferred Stock in accordance with Section 5.4.

8.3  Additional Conditions to the Company’s Obligations to Effect the Merger.  The obligations of the Company to consummate the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a)  Representations and Warranties.  The representations and warranties of Parent and Merger Sub set forth in this Agreement shall have been true and correct as of the date of execution of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations under this Agreement, (ii) changes contemplated by this Agreement and (iii) those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such particular date that would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations under this Agreement.

(b)  Performance of Obligations of Parent and Merger Sub.  Each of Parent and Merger Sub shall have performed or complied in all material respects with all covenants and agreements that are to be performed by them under this Agreement at or prior to the Effective Time.

(c)  Officer’s Certificate.  The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

9.1  Termination.  Notwithstanding the prior adoption of this Agreement by the Company Stockholders in accordance with the DGCL, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company, if the Merger shall have not been consummated on or before September 30, 2009 (the “Termination Date”); provided, however, that if the Closing shall not have occurred by such date, but on such date, all of the conditions to Closing set forth in Article VIII (except those conditions that by their nature are only to be satisfied as of the Closing), other than the condition set forth in Section 8.1(b) have been satisfied or waived in writing, then neither party shall be permitted to terminate this Agreement pursuant to this Section 9.1(b) until December 7, 2009; provided, further, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party hereto whose breach of any covenant contained in this Agreement resulted in any of the conditions to the Merger set forth in Article VIII having failed to be satisfied on or before the Termination Date;

(c) by either Parent or the Company if any Governmental Authority of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect and has the effect of making the Merger illegal or which has the effect of prohibiting or otherwise preventing or delaying the consummation of the Merger or (ii) issued or granted any Order that is in effect and has the effect of making the Merger illegal or that has the effect of prohibiting or otherwise preventing or delaying the Merger, and such Order has become final and non-appealable;

(d) by either Parent or the Company, if the Company shall have failed to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any postponement or adjournment thereof) at which a vote on such approval was taken;

(e) by the Company, in the event that (i) the Company is not then in material breach of its representations, warranties, covenants, agreements and other obligations under this Agreement and (ii) Parent or Merger Sub shall have breached or otherwise violated any of their respective representations, warranties, covenants, agreements or other obligations under this Agreement, or any of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall have become inaccurate after the date hereof, in either case that (A) would give rise to the failure of the conditions to the Merger set forth in Section 8.3(a) or Section 8.3(b) to be satisfied and (B) is not cured within fifteen calendar days after written notice thereof is received by Merger Sub and Parent or is incapable of being cured;

(f) by Parent, in the event that (i) Parent and Merger Sub are not then in material breach of their respective representations, warranties, covenants, agreements and other obligations under this Agreement and (ii) the Company shall have breached or otherwise violated any of its representations, warranties, covenants, agreements or other obligations under this Agreement, or any of the representations and warranties of the Company set forth in this Agreement shall have become inaccurate after the date hereof, in either case that (A) would give rise to the failure of the conditions to the Merger set forth in Section 8.2(a) or Section 8.2(b) to be satisfied and (B) is not cured within fifteen calendar days after notice thereof is received by the Company or is incapable of being cured;

(g) by the Company, in the event that (i) the Company Board shall have effected a Change of Recommendation in accordance with Section 5.3(b) in connection with a Superior Proposal and (ii) the Company shall have complied with Section 5.2 and Section 5.3;

(h) by Parent, in the event that the Company shall have entered into, or publicly announced its intention to enter into, a definitive agreement or an agreement in principle with respect to a Superior Proposal;

(i) by Parent, in the event that (i) the Company Board or any committee thereof shall have for any reason effected a Change of Recommendation, (ii) the Company fails to call the Company Stockholder Meeting or fails to mail the Proxy Statement within five calendar days after being cleared by the SEC (or in the case of no comments by the SEC, within five calendar days after the tenth calendar day from the date of the initial filing of the preliminary Proxy Statement), (iii) the Company Board shall have failed to include in the Proxy Statement the Company Board Recommendation, (iv) the Company Board fails to reaffirm (publicly, if so requested) the Company Board Recommendation within two (2) Business Days after Parent requests in writing that such recommendation be reaffirmed or (iv) an Acquisition Proposal (whether or not a Superior Proposal) shall have been publicly announced by a Person unaffiliated with Parent and, within five (5) Business Days after the public announcement of such Acquisition Proposal, the Company shall not have issued a public statement (and filed a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act if such Acquisition Proposal is made in the form of a tender or exchange offer) reaffirming the Company Board Recommendation and recommending that the Company Stockholders reject such Acquisition Proposal and, if such Acquisition Proposal is made in the form of tender or exchange offer, that the Company Stockholders not tender any shares of Company Capital Stock into such tender or exchange offer;

(j) by Parent, in the event that there shall have been a material breach of Section 5.2 or Section 5.4; or

(k) by the Company, in the event that (A) all of the conditions set forth in Section 8.1 and Section 8.2 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, provided that the Company is then able to satisfy such conditions) and (B) Parent and Merger Sub fail to consummate the Merger in accordance with Section 2.3.

9.2  Notice of Termination; Effect of Termination.  Any proper and valid termination of this Agreement pursuant to Section 9.1 (other than pursuant to Section 9.l(a)) shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall be void and of no further force or effect without liability of any party or parties hereto, as applicable (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable, except (a) for the terms of Section 7.7 (Confidentiality), this Section 9.2, Section 9.3 (Fees and Expenses) and Article X (General Provisions), each of which shall survive the termination of this Agreement and (b) that nothing herein shall relieve any party or parties hereto, as applicable, from liability for any willful breach of, or fraud in connection with, this Agreement (provided that in no event shall the liability of Parent and Merger Subsidiary exceed the amount of the Parent Termination Fee less any amounts paid pursuant to Section 9.3(b)(iii)).

9.3  Fees and Expenses.

(a)  General.  Except as otherwise provided herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties, as applicable, incurring such fees and expenses.

(b)  Termination Fees; Expense Reimbursement.

(i) In the event that this Agreement is terminated pursuant to Section 9.1(b), Section 9.1(d) or Section 9.1(f), and within twelve (12) months after the date of such termination the Company consummates an Acquisition Transaction, the Company shall pay to Parent the Company Termination Fee immediately before and as a condition to the earlier of the signing of a definitive agreement in respect of, or the consummation of, such Acquisition

Transaction, by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(ii) In the event that this Agreement is terminated pursuant to Section 9.1(g), Section 9.1(h), Section 9.1(i) or Section 9.1(j) the Company shall pay to Parent the Company Termination Fee within two (2) Business Days of such termination by Parent and immediately before and as a condition to such termination by the Company, as applicable, by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(iii) In the event that this Agreement is terminated pursuant to Section 9.1(e) (other than in the event of a termination under Section 9.1(e) arising out of a breach or other violation by Parent or Merger Sub that does not, in any material respect, interfere with or impede the Company’s ability to satisfy the conditions set forth in Section 8.1 or Section 8.2) or Section 9.1(k), Parent shall pay to the Company the Parent Termination Fee within one (1) Business Day of such termination, by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.

(iv) In the event that this Agreement is terminated pursuant to Section 9.1(d) or Section 9.1(f), the Company shall pay to Parent an amount equal to the Expenses of Parent, Merger Sub and their Affiliates not to exceed $1,000,000, within one (1) Business day after such termination, by wire transfer of immediately available funds to an account or accounts designated in writing by Parent; provided, however, that any subsequent payment of the Company Termination Fee under Section 9.3(b)(i) will be reduced by the amount of any Expenses paid by the Company pursuant to this Section 9.3(b)(iv).

(c)  Single Payment.  The parties hereto acknowledge and hereby agree that in no event shall either the Company or Parent be required to pay the Company Termination Fee or Parent Termination Fee, as applicable, on more than one occasion.

(d)  Enforcement.  The parties hereto acknowledge and hereby agree that the covenants and agreements set forth in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties hereto would not have entered into this Agreement, and that any amounts payable pursuant to this Section 9.3 do not constitute a penalty. If the Company or Parent, as applicable, fails to pay as directed in writing by Parent or the Company, as applicable, any amounts due to Parent or the Company, as applicable, pursuant to this Section 9.3, within the time periods specified in this Section 9.3, then the Company or Parent, as applicable, shall pay the reasonable, out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by the other in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

(e)  Liquidated Damages.  In the event that Parent shall receive the Company Termination Fee pursuant to Section 9.3(b)(i) or Section 9.3(b)(ii), or the Company shall receive the Parent Termination Fee pursuant to Section 9.3(b)(iii), such fees shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the parties in connection with the matter forming the basis for such termination. Notwithstanding any other provision of this Agreement to the contrary, the parties agree that the payments contemplated by Sections 9.3(b)(i), 9.3(b)(ii) and 9.3(b)(iii) represent the sole and exclusive remedy of the parties and that, except for the payments expressly set forth in Sections 9.3(b)(i), 9.3(b)(ii) and 9.3(b)(iii), each of the parties and their respective Affiliates shall have no liability, shall not be entitled to bring or maintain any other claim, action or proceeding against the other, shall be precluded from any other remedy against the other, at law or in equity or otherwise, and shall not seek to obtain any recovery, judgment or damages of any kind against the other (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other representative of such party or parties) in connection with or arising out of the termination of this Agreement, any breach of or by any party giving rise to such termination or the failure of the Merger and the other transactions contemplated by this Agreement to be consummated.

9.4  Amendment.  Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company; provided, however, that in the event that this Agreement has been adopted by the Company Stockholders in accordance with Delaware Law, no amendment shall be made to this Agreement that requires the approval of such Company Stockholders without such approval.

9.5  Extension; Waiver.  At any time and from time to time prior to the Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE X

GENERAL PROVISIONS

10.1  Survival of Representations, Warranties and Covenants.  The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall so survive the Effective Time.

10.2  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a) if to Parent or Merger Sub, to:

Steel Holdings, Inc.
Steel Merger Sub, Inc.
c/o Golden Gate Private Equity, Inc.
One Embarcadero Center, 39th Floor
San Francisco, CA 94111
Attention: Prescott Ashe
Telephone No.: (415) 983-2700
Telecopy No.: (415) 983-2701

with a copy (which shall not constitute notice) to:

Kirkland & Ellis, LLP
555 California Street, 27th Floor
San Francisco, CA 94104
Attention: Gary M. Holihan, P.C. and Jeremy M. Veit
Telephone No.: (415) 439-1487
Telecopy No.: (415) 439-1500

(b) if to the Company, to:

SoftBrands, Inc.
800 LaSalle Avenue,
Suite 2100
Minneapolis, MN 55402
Attention: Randal B. Tofteland
Telephone No.: (612) 851-1500
Telecopy No.: (612) 851-1560

with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402-1498
Attention: Matthew J. Knopf and Christopher J. Bellini
Telephone No.: (612) 340-5603
Telecopy No.: (612) 340-7800

10.3  Assignment.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.4  Entire Agreement.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Exhibits hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement is terminated in accordance with its terms.

10.5  Third Party Beneficiaries.  Except as set forth in or contemplated by the terms and provisions of Section 6.1, this Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder.

10.6  Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.7  Remedies.

(a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto hereby agree that irreparable damage would occur to Parent or Merger Sub in the event that any provision of this Agreement were not performed in accordance with their specific terms or were breached by the Company. Accordingly, Parent and Merger Sub shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by the Company and to seek to enforce specifically against the Company (without bond or other security being required) the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (or, in the case of any claim as to which the federal courts have exclusive subject matter jurisdiction, the Federal Court of the United States of America, sitting in Delaware), this being in addition to any other remedy to which Parent or Merger Sub are entitled at law or equity. Notwithstanding anything herein to the contrary, the parties hereto further acknowledge and agree that the Company shall not be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Sub or otherwise seek to enforce specifically or through any other equity rule or remedy against Parent or Merger Sub the terms and provisions of this Agreement, and that the Company’s sole and exclusive remedy with respect to any such breach, regardless of whether this Agreement has been terminated, shall be the remedy available to the Company pursuant to Section 9.3(b)(iii) hereof; provided, however, that the Company shall be entitled to specific performance against Parent and Merger Sub to prevent any breach by Parent or Merger Sub of Sections 5.5 or 7.7.

(b) If any action, suit or other proceeding (whether at law, in equity or otherwise) is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party (as determined by a court of competent jurisdiction in a final, non-appealable order) shall be entitled to recover, in addition to any other remedy granted to such party therein, all such party’s reasonable, out-of-pocket costs and attorneys’ fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.

10.8  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

10.9  Consent to Jurisdiction.  Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery, the Delaware Superior Court or any federal court sitting in the City of Wilmington, and any appellate court from any such court, in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and process. Each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein.

10.10  Waiver of Jury Trial.  EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

10.11  Company Disclosure Letter References.  The parties hereto agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding section or subsection of this Agreement and (ii) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (ii) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

10.12  Counterparts.  This Agreement may be executed in one or more counterparts, any of which may be delivered via facsimile and all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

STEEL HOLDINGS, INC.

By:	/s/ David Dominik
David Dominik
President

STEEL MERGER SUB, INC.

By:	/s/ David Dominik
David Dominik
President

SOFTBRANDS, INC.

By:	/s/ Randal B. Tofteland
Randal B. Tofteland
President and Chief Executive Officer

[Signature Page to Merger Agreement]

EXHIBIT A

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of June [  ], 2009 between Steel Holdings, Inc., a Delaware corporation (“Parent”), and Steel Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), on the one hand, and the undersigned stockholder (“Stockholder”) of SoftBrands, Inc., a Delaware corporation (the “Company”), on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

WITNESSETH:

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof, by and among Parent, Merger Sub, and the Company (the “Merger Agreement”), Parent has agreed to acquire the outstanding securities of the Company pursuant to a statutory merger of Merger Sub with and into the Company in which the outstanding shares of capital stock of the Company will be converted into the right to receive the Consideration;

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Stockholder has agreed to enter into this Agreement; and

WHEREAS, Stockholder is the record or beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of that number of shares of capital stock of the Company set forth on the signature page of this Agreement (the “Shares”) (such Shares, together with any New Shares (as defined in Section 1.2 hereof), being referred to herein as the “Subject Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1.  Agreement to Retain Subject Shares.

1.1.  Prior to the Expiration Date (as defined below), Stockholder shall not: (a) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing, any or all of the Subject Shares or any right or interest therein (“Transfer”); provided, however, such restrictions shall not be applicable to (i) a gift of the Subject Shares made to Stockholder’s spouse or issue, including adopted children, or to a trust for the exclusive benefit of Stockholder or Stockholder’s spouse or issue, provided such transferee agrees to be bound by the terms of this Agreement or (ii) a transfer of title to the Subject Shares effected pursuant to Stockholder’s will or the laws of intestate succession; (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Subject Shares (other than the proxy contemplated in Section 3 hereof); or (d) deposit any of the Subject Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Subject Shares. As used herein, the term ‘‘Expiration Date” shall mean the earlier to occur of (x) the date upon which the Effective Time occurs or (y) the date upon which the Merger Agreement is terminated in accordance with the terms thereof.

1.2.  “New Shares” means:

(a) any shares of capital stock or voting securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (whether through the exercise of any options, warrants or other rights to purchase Company Capital Stock or otherwise) after the date of this Agreement and prior to the Expiration Date; and

(b) any shares of capital stock or voting securities of the Company that Stockholder becomes the beneficial owner of as a result of any change in Company Capital Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting Company Capital Stock.

2.  Agreement to Vote Subject Shares and Take Certain Other Action.

2.1.  Prior to the Expiration Date, at every meeting of the stockholders of the Company, however called, at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, Stockholder shall vote or give written consent or, using Stockholder’s best efforts, cause the holder of record to vote or give written consent with respect to the Subject Shares:

(a) in favor of adoption of the Merger Agreement and the transactions contemplated thereby;

(b) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement, including any Acquisition Proposal;

(c) against any Acquisition Transaction with any party other than Parent or an Affiliate of Parent as contemplated by the Merger Agreement;

(d) against any other proposal that is intended to, or is reasonably likely to, result in the conditions of Parent’s or Merger Sub’s obligations under the Merger Agreement not being fulfilled;

(e) against any amendment of the Company’s certificate of incorporation or by-laws that is not requested or expressly approved by Parent; and

(f) against any dissolution, liquidation or winding up of the Company.

2.2.  Prior to the Expiration Date, Stockholder, as the holder of voting stock of the Company, shall be present, in person or by the proxy contemplated in Section 3 hereof, or, using Stockholder’s best efforts attempt to cause the holder of record to be present, in person or by the proxy contemplated in Section 3 hereof, at all meetings of stockholders of the Company at which any of the matters referred to in Section 2.1 hereof is to be voted upon so that all Subject Shares are counted for the purposes of determining the presence of a quorum at such meetings.

2.3.  Between the date of this Agreement and the Expiration Date, Stockholder will not, and will not permit any entity under Stockholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below), (b) initiate a stockholders’ vote with respect to an Opposing Proposal or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal other than, in the case of the preceding clauses (a) and (c), any such action that is made in opposition to an Opposing Proposal. For purposes of this Agreement, the term “Opposing Proposal” means any of the actions or proposals described in clauses (b) through (f) of Section 2.1 of this Agreement, along with any proposal or action which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit or discourage any of the transactions contemplated by the Merger Agreement.

2.4.  Stockholder shall use Stockholder’s commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement, in each case at the Company’s or Parent’s written request and expense.

3.  Grant of Irrevocable Proxy Coupled with an Interest.

3.1.  Solely in the event of a failure by Stockholder to act in accordance with Stockholder’s obligations as to voting or executing a written consent pursuant to Section 2.1 of this Agreement, Stockholder hereby revokes any and all other proxies or powers of attorney in respect of any Subject Shares and agrees that during the period commencing on the date hereof and for so long as this Agreement has not been terminated by its terms, Stockholder hereby irrevocably appoints Parent, Merger Sub or any individual designated by Parent or Merger Sub as Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution), for and in the name, place and stead of Stockholder, to vote (or cause to be voted) the Subject Shares held beneficially or of record by Stockholder, in the manner set forth in Section 2, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company.

3.2.  Stockholder hereby affirms that the proxy set forth in this Section 3 is irrevocable, is coupled with an interest, and is granted in consideration of Parent and Merger Sub entering into the Merger Agreement.

3.3.  The vote of the proxyholder shall control in any conflict between the vote by the proxyholder of Stockholder’s Subject Shares and a vote by Stockholder of Stockholder’s Subject Shares.

4. No Solicitation, etc.  In consideration of Parent’s and Merger Sub’s significant expenses incurred (and to be incurred) in connection with the Merger, Stockholder agrees that until the Expiration Date, Stockholder shall not and shall cause Stockholder’s agents, representatives, advisors, employees, officers and directors, as applicable, not to initiate, solicit, entertain, promote, negotiate, aid, accept, or discuss, directly or indirectly, any proposal or offer regarding an Acquisition Proposal or Acquisition Transaction.

5. Representations and Warranties of Stockholder.  Stockholder hereby represents and warrants and covenants to Parent as follows:

5.1. (a) Stockholder is the record or beneficial owner of the Subject Shares; (b) the Subject Shares set forth on the signature page hereto constitute Stockholder’s entire interest in the outstanding capital stock and voting securities of the Company as of the date hereof; (c) the Subject Shares are, and will be, at all times up until the Expiration Date, free and clear of any liens, claims, options, charges, security interests, proxies (other than the proxy statement contemplated in Section 3 hereof), voting trusts, agreements, rights, understandings or arrangements, or exercise of any rights of a stockholder in respect of the Subject Shares or other encumbrances; (d) Stockholder has voting power and the power of disposition with respect to all of the Subject Shares outstanding on the date hereof, and will have voting power and power of disposition with respect to all of the Subject Shares acquired by Stockholder after the date hereof; and (e) Stockholder’s principal residence or place of business is accurately set forth on the signature page hereto.

5.2. Stockholder has full power and legal capacity to execute and deliver this Agreement and to comply with and perform Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. The execution and delivery of this Agreement by Stockholder does not, and the performance of Stockholder’s obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Subject Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Subject Shares are or will be bound or affected.

5.3. Stockholder understands and agrees that if Stockholder attempts to transfer, vote or provide any other person with the authority to vote any of the Subject Shares other than in compliance with this Agreement, the Company shall not, and Stockholder hereby unconditionally and irrevocably instructs the Company to not, (a) permit any such transfer on its books and records, (b) issue a new certificate representing any of the Subject Shares or (c) record such vote unless and until Stockholder shall have complied with the terms of this Agreement.

6. Termination.  This Agreement and all obligations of Stockholder hereunder shall terminate and shall have no further force or effect as of the Expiration Date.

7. No Impairment of Rights.  Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall limit or restrict (a) Stockholder or any representative or employee of Stockholder or ABRY Partners, LLC from acting in his or her capacity as an officer or director of the Company or assisting or facilitating action by any other such representative or employee who is acting in such capacity, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company, or (b) Stockholder from voting in Stockholder’s sole discretion on any matter other than the matters referred to in Section 2.1 hereof.

8. Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, this Agreement shall automatically be deemed to be modified so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

9. Binding Effect and Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party; provided, however, Parent may, in its sole discretion, assign its rights and obligations hereunder to any Affiliate of Parent. Any assignment in violation of the preceding sentence shall be void. Subject to the two preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

10. Amendment and Modification.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

11. Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of any Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

12. Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, via facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Stockholder, at the address set forth below on Stockholder’s signature page at the end hereof with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue, Suite 3600
New York, NY 10022-4675
Attn: John Kuehn
Facsimile No.: (212) 446-6460

If to Parent or Merger Sub, to:

Steel Holdings, Inc.
c/o Golden Gate Private Equity, Inc.
One Embarcadero Center, 39th Floor
San Francisco, CA 94111
Attn: Prescott Ashe
Facsimile No.: (415) 983-2700

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
555 California Street, 27th Floor
San Francisco, CA 94104
Attention: Jeremy M. Veit
Facsimile No.: (415) 439-1500

or to such other address as any party hereto may designate for itself by notice given as herein provided.

13. Expenses.  Each party hereto shall pay its own expenses incurred in connection with this Agreement.

14. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

15. No Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

16. Entire Agreement; No Third-Party Beneficiaries.  This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any Person other than the parties any rights or remedies.

17. Counterpart.  This Agreement may be executed by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

18. Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be executed and delivered as of the date first above written.

STEEL HOLDINGS, INC.

By:
Name:     [          ]

Title:	[ ]

STEEL MERGER SUB, INC.

By:
Name:     [          ]

Title:	[ ]

Signature:	ABRY MEZZANINE PARTNERS, L.P.

By: ABRY MEZZANINE INVESTORS, L.P., its general partner

By: ABRY MEZZANINE HOLDINGS LLC, its general partner

By:

Name:

Title:

Street Address:	111 Huntington Avenue, 30th Floor

City, State and Zip:	Boston, MA 02199

Facsimile Number:	(617) 859-8797

Subject Shares owned on the date hereof:

           shares of Company Common Stock

           shares of Company Series B Preferred Stock

           shares of Company Series C-1 Preferred Stock

           shares of Company Series D Preferred Stock

           shares of Company Common Stock issuable upon the exercise of outstanding options, warrants or other rights.

ANNEX B

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of June 11, 2009 between Steel Holdings, Inc., a Delaware corporation (“Parent”), and Steel Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), on the one hand, and the undersigned stockholder (“Stockholder”) of SoftBrands, Inc., a Delaware corporation (the ‘‘Company”), on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

WITNESSETH:

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof, by and among Parent, Merger Sub, and the Company (the “Merger Agreement”), Parent has agreed to acquire the outstanding securities of the Company pursuant to a statutory merger of Merger Sub with and into the Company in which the outstanding shares of capital stock of the Company will be converted into the right to receive the Consideration;

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Stockholder has agreed to enter into this Agreement; and

WHEREAS, Stockholder is the record or beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of that number of shares of capital stock of the Company set forth on the signature page of this Agreement (the “Shares”) (such Shares, together with any New Shares (as defined in Section 1.2 hereof), being referred to herein as the “Subject Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Agreement to Retain Subject Shares.

1.1.  Prior to the Expiration Date (as defined below), Stockholder shall not: (a) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing, any or all of the Subject Shares or any right or interest therein (“Transfer”); provided, however, such restrictions shall not be applicable to (i) a gift of the Subject Shares made to Stockholder’s spouse or issue, including adopted children, or to a trust for the exclusive benefit of Stockholder or Stockholder’s spouse or issue, provided such transferee agrees to be bound by the terms of this Agreement or (ii) a transfer of title to the Subject Shares effected pursuant to Stockholder’s will or the laws of intestate succession; (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Subject Shares (other than the proxy contemplated in Section 3 hereof); or (d) deposit any of the Subject Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Subject Shares. As used herein, the term “Expiration Date” shall mean the earlier to occur of (x) the date upon which the Effective Time occurs or (y) the date upon which the Merger Agreement is terminated in accordance with the terms thereof.

1.2.  “New Shares” means:

(a) any shares of capital stock or voting securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (whether through the exercise of any options, warrants or other rights to purchase Company Capital Stock or otherwise) after the date of this Agreement and prior to the Expiration Date; and

(b) any shares of capital stock or voting securities of the Company that Stockholder becomes the beneficial owner of as a result of any change in Company Capital Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting Company Capital Stock.

2. Agreement to Vote Subject Shares and Take Certain Other Action.

2.1.  Prior to the Expiration Date, at every meeting of the stockholders of the Company, however called, at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, Stockholder shall vote or give written consent or, using Stockholder’s best efforts, cause the holder of record to vote or give written consent with respect to the Subject Shares:

(a) in favor of adoption of the Merger Agreement and the transactions contemplated thereby;

(b) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement, including any Acquisition Proposal;

(c) against any Acquisition Transaction with any party other than Parent or an Affiliate of Parent as contemplated by the Merger Agreement;

(d) against any other proposal that is intended to, or is reasonably likely to, result in the conditions of Parent’s or Merger Sub’s obligations under the Merger Agreement not being fulfilled;

(e) against any amendment of the Company’s certificate of incorporation or by-laws that is not requested or expressly approved by Parent; and

(f) against any dissolution, liquidation or winding up of the Company.

2.2.  Prior to the Expiration Date, Stockholder, as the holder of voting stock of the Company, shall be present, in person or by the proxy contemplated in Section 3 hereof, or, using Stockholder’s best efforts attempt to cause the holder of record to be present, in person or by the proxy contemplated in Section 3 hereof, at all meetings of stockholders of the Company at which any of the matters referred to in Section 2.1 hereof is to be voted upon so that all Subject Shares are counted for the purposes of determining the presence of a quorum at such meetings.

2.3.  Between the date of this Agreement and the Expiration Date, Stockholder will not, and will not permit any entity under Stockholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below), (b) initiate a stockholders’ vote with respect to an Opposing Proposal or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal other than, in the case of the preceding clauses (a) and (c), any such action that is made in opposition to an Opposing Proposal. For purposes of this Agreement, the term “Opposing Proposal” means any of the actions or proposals described in clauses (b) through (f) of Section 2.1 of this Agreement, along with any proposal or action which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit or discourage any of the transactions contemplated by the Merger Agreement.

2.4.  Stockholder shall use Stockholder’s commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement, in each case at the Company’s or Parent’s written request and expense.

3. Grant of Irrevocable Proxy Coupled with an Interest.

3.1.  Solely in the event of a failure by Stockholder to act in accordance with Stockholder’s obligations as to voting or executing a written consent pursuant to Section 2.1 of this Agreement, Stockholder hereby revokes any and all other proxies or powers of attorney in respect of any Subject Shares and agrees that during the period commencing on the date hereof and for so long as this Agreement has not been terminated by its terms, Stockholder hereby irrevocably appoints Parent, Merger Sub or any individual designated by Parent or Merger Sub as Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution), for and in the name, place and stead of Stockholder, to vote (or cause to be voted) the Subject Shares held beneficially or of record by Stockholder, in the manner set forth in Section 2, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company.

3.2.  Stockholder hereby affirms that the proxy set forth in this Section 3 is irrevocable, is coupled with an interest, and is granted in consideration of Parent and Merger Sub entering into the Merger Agreement.

3.3.  The vote of the proxyholder shall control in any conflict between the vote by the proxyholder of Stockholder’s Subject Shares and a vote by Stockholder of Stockholder’s Subject Shares.

4. No Solicitation, etc.  In consideration of Parent’s and Merger Sub’s significant expenses incurred (and to be incurred) in connection with the Merger, Stockholder agrees that until the Expiration Date, Stockholder shall not and shall cause Stockholder’s agents, representatives, advisors, employees, officers and directors, as applicable, not to initiate, solicit, entertain, promote, negotiate, aid, accept, or discuss, directly or indirectly, any proposal or offer regarding an Acquisition Proposal or Acquisition Transaction.

5. Representations and Warranties of Stockholder.  Stockholder hereby represents and warrants and covenants to Parent as follows:

5.1. (a) Stockholder is the record or beneficial owner of the Subject Shares; (b) the Subject Shares set forth on the signature page hereto constitute Stockholder’s entire interest in the outstanding capital stock and voting securities of the Company as of the date hereof; (c) the Subject Shares are, and will be, at all times up until the Expiration Date, free and clear of any liens, claims, options, charges, security interests, proxies (other than the proxy statement contemplated in Section 3 hereof), voting trusts, agreements, rights, understandings or arrangements, or exercise of any rights of a stockholder in respect of the Subject Shares or other encumbrances; (d) Stockholder has voting power and the power of disposition with respect to all of the Subject Shares outstanding on the date hereof, and will have voting power and power of disposition with respect to all of the Subject Shares acquired by Stockholder after the date hereof; and (e) Stockholder’s principal residence or place of business is accurately set forth on the signature page hereto.

5.2. Stockholder has full power and legal capacity to execute and deliver this Agreement and to comply with and perform Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. The execution and delivery of this Agreement by Stockholder does not, and the performance of Stockholder’s obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Subject Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Subject Shares are or will be bound or affected.

5.3. Stockholder understands and agrees that if Stockholder attempts to transfer, vote or provide any other person with the authority to vote any of the Subject Shares other than in compliance with this Agreement, the Company shall not, and Stockholder hereby unconditionally and irrevocably instructs the Company to not, (a) permit any such transfer on its books and records, (b) issue a new certificate representing any of the Subject Shares or (c) record such vote unless and until Stockholder shall have complied with the terms of this Agreement.

6. Termination.  This Agreement and all obligations of Stockholder hereunder shall terminate and shall have no further force or effect as of the Expiration Date.

7. No Impairment of Rights.  Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall limit or restrict (a) Stockholder or any representative or employee of Stockholder or ABRY Partners, LLC from acting in his or her capacity as an officer or director of the Company or assisting or facilitating action by any other such representative or employee who is acting in such capacity, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company, or (b) Stockholder from voting in Stockholder’s sole discretion on any matter other than the matters referred to in Section 2.1 hereof.

8. Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, this Agreement shall automatically be deemed to be modified so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

9. Binding Effect and Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party; provided, however, Parent may, in its sole discretion, assign its rights and obligations hereunder to any Affiliate of Parent. Any assignment in violation of the preceding sentence shall be void. Subject to the two preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

10. Amendment and Modification.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

11. Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of any Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

12. Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, via facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Stockholder, at the address set forth below on Stockholder’s signature page at the end hereof with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue, Suite 3600
New York, NY 10022-4675
Attn: John Kuehn
Facsimile No.: (212) 446-6460

If to Parent or Merger Sub, to:

Steel Holdings, Inc.
c/o Golden Gate Private Equity, Inc.
One Embarcadero Center, 39th Floor
San Francisco, CA 94111
Attn: Prescott Ashe
Facsimile No.: (415) 983-2700

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
555 California Street, 27th Floor
San Francisco, CA 94104
Attention: Jeremy M. Veit
Facsimile No.: (415) 439-1500

or to such other address as any party hereto may designate for itself by notice given as herein provided.

13. Expenses.  Each party hereto shall pay its own expenses incurred in connection with this Agreement.

14. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

15. No Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

16. Entire Agreement; No Third-Party Beneficiaries.  This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any Person other than the parties any rights or remedies.

17. Counterpart.  This Agreement may be executed by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

18. Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be executed and delivered as of the date first above written.

STEEL HOLDINGS, INC.

By:
/s/  David Dominik
Name:     David Dominik

Title:	President

STEEL MERGER SUB, INC.

By:	/s/ David Dominik
Name:     David Dominik

Title:	President

Signature:	ABRY MEZZANINE PARTNERS, L.P.

By: ABRY MEZZANINE INVESTORS, L.P., its general partner

By: ABRY MEZZANINE HOLDINGS LLC, its general partner

By:

Name:

Title:

Street Address:	111 Huntington Avenue, 30th Floor

City, State and Zip:	Boston, MA 02199

Facsimile Number:	(617) 859-8797

Subject Shares owned on the date hereof:

           shares of Company Common Stock

           shares of Company Series B Preferred Stock

           shares of Company Series C-1 Preferred Stock

           shares of Company Series D Preferred Stock

           shares of Company Common Stock issuable upon the exercise of outstanding options, warrants or other rights.

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be executed and delivered as of the date first above written.

STEEL HOLDINGS, INC.

By:
Name:     David Dominik

Title:	President

STEEL MERGER SUB, INC.

By:
Name:     David Dominik

Title:	President

Signature:	ABRY MEZZANINE PARTNERS, L.P.

By: ABRY MEZZANINE INVESTORS, L.P., its general partner

By: ABRY MEZZANINE HOLDINGS LLC, its general partner

By:	/s/ John Hunt
Name:     John Hunt
Title:     Partner

Street Address:	111 Huntington Avenue, 30th Floor

City, State and Zip:	Boston, MA 02199

Facsimile Number:	(617) 859-8797

Subject Shares owned on the date hereof:  ABRY Mezzanine Partners, L.P.

1,947,088	shares of Company Common Stock

0	shares of Company Series B Preferred Stock

15,000	shares of Company Series C-1 Preferred Stock

5,000	shares of Company Series D Preferred Stock

1,333,333	shares of Company Common Stock issuable upon the exercise of outstanding options, warrants or other rights.

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be executed and delivered as of the date first above written.

STEEL HOLDINGS, INC.

By:
Name:     David Dominik

Title:	President

STEEL MERGER SUB, INC.

By:
Name:     David Dominik

Title:	President

Signature:	ABRY PARTNERS, LLC

By:	/s/ John Hunt
Name:     John Hunt
Title:     Partner

Street Address:	111 Huntington Avenue, 30th Floor

City, State and Zip:	Boston, MA 02199

Facsimile Number:	(617) 859-8797

Subject Shares owned on the date hereof:  ABRY Partners, LLC

10,999	shares of Company Common Stock

0	shares of Company Series B Preferred Stock

0	shares of Company Series C-1 Preferred Stock

0	shares of Company Series D Preferred Stock

0	shares of Company Common Stock issuable upon the exercise of outstanding options, warrants or other rights.

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of June 25, 2009 between Steel Holdings, Inc., a Delaware corporation (“Parent”), and Steel Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), on the one hand, and the undersigned stockholder (“Stockholder”) of SoftBrands, Inc., a Delaware corporation (the “Company”), on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

WITNESSETH:

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of June 11, 2009, by and among Parent, Merger Sub, and the Company (the “Merger Agreement”), Parent has agreed to acquire the outstanding securities of the Company pursuant to a statutory merger of Merger Sub with and into the Company in which the outstanding shares of capital stock of the Company will be converted into the right to receive the Consideration;

WHEREAS, Stockholder and the Company intend to enter into that certain Series B Warrant Cancellation Agreement, concurrently with the execution of this Agreement (the “Cancellation Agreement”);

WHEREAS, as a condition to the willingness of Parent to permit the Company to enter into the Cancellation Agreement and as an inducement and in consideration therefor, Stockholder has agreed to enter into this Agreement; and

WHEREAS, Stockholder is the record or beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of that number of shares of capital stock of the Company set forth on the signature page of this Agreement (the “Shares”) (such Shares, together with any New Shares (as defined in Section 1.2 hereof), being referred to herein as the “Subject Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1.  Agreement to Retain Subject Shares.

1.1.  Prior to the Expiration Date (as defined below), Stockholder shall not: (a) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing, any or all of the Subject Shares or any right or interest therein (“Transfer”); provided, however, such restrictions shall not be applicable to (i) a gift of the Subject Shares made to Stockholder’s spouse or issue, including adopted children, or to a trust for the exclusive benefit of Stockholder or Stockholder’s spouse or issue, provided such transferee agrees to be bound by the terms of this Agreement or (ii) a transfer of title to the Subject Shares effected pursuant to Stockholder’s will or the laws of intestate succession; (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Subject Shares (other than the proxy contemplated in Section 3 hereof); or (d) deposit any of the Subject Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Subject Shares. As used herein, the term “Expiration Date” shall mean the earlier to occur of (x) the date upon which the Effective Time occurs or (y) the date upon which the Merger Agreement is terminated in accordance with the terms thereof.

1.2.  “New Shares” means:

(a) any shares of capital stock or voting securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (whether through the exercise of any options, warrants or other rights to purchase Company Capital Stock or otherwise) after the date of this Agreement and prior to the Expiration Date; and

(b) any shares of capital stock or voting securities of the Company that Stockholder becomes the beneficial owner of as a result of any change in Company Capital Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting Company Capital Stock.

2.  Agreement to Vote Subject Shares and Take Certain Other Action.

2.1.  Prior to the Expiration Date, at every meeting of the stockholders of the Company, however called, at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, Stockholder shall vote or give written consent or, using Stockholder’s best efforts, cause the holder of record to vote or give written consent with respect to the Subject Shares:

(a) in favor of adoption of the Merger Agreement and the transactions contemplated thereby;

(b) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement, including any Acquisition Proposal;

(c) against any Acquisition Transaction with any party other than Parent or an Affiliate of Parent as contemplated by the Merger Agreement;

(d) against any other proposal that is intended to, or is reasonably likely to, result in the conditions of Parent’s or Merger Sub’s obligations under the Merger Agreement not being fulfilled;

(e) against any amendment of the Company’s certificate of incorporation or by-laws that is not requested or expressly approved by Parent; and

(f) against any dissolution, liquidation or winding up of the Company.

2.2.  Prior to the Expiration Date, Stockholder, as the holder of voting stock of the Company, shall be present, in person or by the proxy contemplated in Section 3 hereof, or, using Stockholder’s best efforts attempt to cause the holder of record to be present, in person or by the proxy contemplated in Section 3 hereof, at all meetings of stockholders of the Company at which any of the matters referred to in Section 2.1 hereof is to be voted upon so that all Subject Shares are counted for the purposes of determining the presence of a quorum at such meetings.

2.3.  Between the date of this Agreement and the Expiration Date, Stockholder will not, and will not permit any entity under Stockholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below), (b) initiate a stockholders’ vote with respect to an Opposing Proposal or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal other than, in the case of the preceding clauses (a) and (c), any such action that is made in opposition to an Opposing Proposal. For purposes of this Agreement, the term “Opposing Proposal” means any of the actions or proposals described in clauses (b) through (f) of Section 2.1 of this Agreement, along with any proposal or action which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit or discourage any of the transactions contemplated by the Merger Agreement.

2.4.  Stockholder shall use Stockholder’s commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement, in each case at the Company’s or Parent’s written request and expense.

3.  Grant of Irrevocable Proxy Coupled with an Interest.

3.1.  Solely in the event of a failure by Stockholder to act in accordance with Stockholder’s obligations as to voting or executing a written consent pursuant to Section 2.1 of this Agreement, Stockholder hereby revokes any and all other proxies or powers of attorney in respect of any Subject Shares and agrees that during the period commencing on the date hereof and for so long as this Agreement has not been terminated by its terms, Stockholder hereby irrevocably appoints Parent, Merger Sub or any individual designated by Parent or Merger Sub as Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution), for and in the name, place and stead of Stockholder, to vote (or cause to be voted) the Subject Shares held beneficially or of record by Stockholder, in the manner set forth in Section 2, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company.

3.2.  Stockholder hereby affirms that the proxy set forth in this Section 3 is irrevocable, is coupled with an interest, and is granted in consideration of Parent and Merger Sub entering into the Merger Agreement.

3.3.  The vote of the proxyholder shall control in any conflict between the vote by the proxyholder of Stockholder’s Subject Shares and a vote by Stockholder of Stockholder’s Subject Shares.

4.  No Solicitation, etc.  In consideration of Parent’s and Merger Sub’s significant expenses incurred (and to be incurred) in connection with the Merger, Stockholder agrees that until the Expiration Date, Stockholder shall not and shall cause Stockholder’s agents, representatives, advisors, employees, officers and directors, as applicable, not to initiate, solicit, entertain, promote, negotiate, aid, accept, or discuss, directly or indirectly, any proposal or offer regarding an Acquisition Proposal or Acquisition Transaction.

5.  Representations and Warranties of Stockholder.  Stockholder hereby represents and warrants and covenants to Parent as follows:

5.1.  (a) Stockholder is the record or beneficial owner of the Subject Shares; (b) the Subject Shares set forth on the signature page hereto constitute Stockholder’s entire interest in the outstanding capital stock and voting securities of the Company as of the date hereof; (c) the Subject Shares are, and will be, at all times up until the Expiration Date, free and clear of any liens, claims, options, charges, security interests, proxies (other than the proxy statement contemplated in Section 3 hereof), voting trusts, agreements, rights, understandings or arrangements, or exercise of any rights of a stockholder in respect of the Subject Shares or other encumbrances; (d) Stockholder has voting power and the power of disposition with respect to all of the Subject Shares outstanding on the date hereof, and will have voting power and power of disposition with respect to all of the Subject Shares acquired by Stockholder after the date hereof; and (e) Stockholder’s principal residence or place of business is accurately set forth on the signature page hereto.

5.2.  Stockholder has full power and legal capacity to execute and deliver this Agreement and to comply with and perform Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. The execution and delivery of this Agreement by Stockholder does not, and the performance of Stockholder’s obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Subject Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Subject Shares are or will be bound or affected.

5.3.  Stockholder understands and agrees that if Stockholder attempts to transfer, vote or provide any other person with the authority to vote any of the Subject Shares other than in compliance with this Agreement, the Company shall not, and Stockholder hereby unconditionally and irrevocably instructs the Company to not, (a) permit any such transfer on its books and records, (b) issue a new certificate representing any of the Subject Shares or (c) record such vote unless and until Stockholder shall have complied with the terms of this Agreement.

6.  Termination.  This Agreement and all obligations of Stockholder hereunder shall terminate and shall have no further force or effect as of the Expiration Date.

7.  No Impairment of Rights.  Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall limit or restrict (a) Stockholder or any representative or employee of Stockholder from acting in his or her capacity as an officer or director of the Company or assisting or facilitating action by any other such representative or employee who is acting in such capacity, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company, or (b) Stockholder from voting in Stockholder’s sole discretion on any matter other than the matters referred to in Section 2.1 hereof.

8.  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, this Agreement shall automatically be deemed to be modified so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

9.  Binding Effect and Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party; provided, however, Parent may, in its sole discretion, assign its rights and obligations hereunder to any Affiliate of Parent. Any assignment in violation of the preceding sentence shall be void. Subject to the two preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

10.  Amendment and Modification.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

11.  Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of any Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

12.  Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, via facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Stockholder, at the address set forth below on Stockholder’s signature page at the end hereof with a copy (which shall not constitute notice) to:

Choate, Hall & Stewart
Two International Place
Boston, MA 02110
Attn: Andrew E. Taylor
Facsimile No.: (617) 248-4000

If to Parent or Merger Sub, to:

Steel Holdings, Inc. c/o Golden Gate Private Equity, Inc. One Embarcadero Center, 39th Floor San Francisco, CA 94111 Attn:	David Dominik Prescott Ashe Facsimile No.: (415) 983-2700

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
555 California Street, 27th Floor
San Francisco, CA 94104
Attention: Jeremy M. Veit
Facsimile No.: (415) 439-1500

or to such other address as any party hereto may designate for itself by notice given as herein provided.

13.  Expenses.  Each party hereto shall pay its own expenses incurred in connection with this Agreement.

14.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

15.  No Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

16.  Entire Agreement; No Third-Party Beneficiaries.  This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any Person other than the parties any rights or remedies.

17.  Counterpart.  This Agreement may be executed by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

18.  Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be executed and delivered as of the date first above written.

STEEL HOLDINGS, INC.

By:	/s/ David Dominik
Name:     David Dominik

Title:	President

STEEL MERGER SUB, INC.

By:	/s/ David Dominik
Name:     David Dominik

Title:	President

Signature:	CAPITAL RESOURCE PARTNERS IV, L.P.

By:	CRP PARTNERS IV, L.L.C., its general partner

By:	/s/ Robert Ammerman
Name:     Robert Ammerman

Title:	Managing Member

Street Address:	200 State Street

City, State and Zip:	Boston, MA 02109

Facsimile Number:	(617) 478-9605

Subject Shares owned on the date hereof:

389,419 shares of Company Common Stock

4,331,540 shares of Company Series B Preferred Stock

3,000  shares of Company Series C-1 Preferred Stock

1,000  shares of Company Series D Preferred Stock

5,395,830 shares of Company Common Stock issuable upon the exercise of outstanding options, warrants or other rights.

ANNEX C

CONFIDENTIAL

June 11, 2009

Board of Directors
SoftBrands, Inc.
800 LaSalle Avenue, Suite 2100
Minneapolis, Minnesota 55402

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of SoftBrands, Inc. (the “Company”), of the Common Per Share Amount (as defined below), pursuant to a draft of the Agreement and Plan of Merger (the “Agreement”) dated June 10, 2009, to be entered into among the Company, Steel Holdings, Inc. (the “Acquiror”) and Steel Merger Sub, Inc. (“Merger Sub”), a newly formed wholly-owned subsidiary of the Acquiror. The Agreement provides for, among other things, the merger (the “Merger”) of the Merger Sub with and into the Company, pursuant to which each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by the Acquiror, Merger Sub, the Company, or any direct or indirect wholly-owned subsidiary of the Acquiror, Merger Sub or the Company, will be converted into the right to receive $0.92 in cash (the “Common Per Share Amount”). The terms and conditions of the Merger are more fully set forth in the Agreement. We understand that certain stockholders of the Company will, simultaneously with the execution and delivery of the Agreement, enter into voting agreements with the Acquiror pursuant to which they will agree, among other things, to vote in favor of adoption of the Agreement and in favor of the transactions contemplated thereby.

In connection with our review of the Merger, and in arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of a draft of the Agreement dated June 10, 2009; (ii) reviewed and analyzed certain financial and other data with respect to the Company which was publicly available, (iii) reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that were furnished to us by the Company; (iv) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (ii) and (iii) above, as well as its business and prospects before and after giving effect to the Merger; (v) reviewed the current and historical reported prices and trading activity of Company Common Stock and similar information for certain other companies deemed by us to be comparable to the Company; (vi) compared the financial performance of the Company with that of certain other publicly-traded companies that we deemed relevant; and (vii) reviewed the financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.

In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Merger.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that neither the Company nor the Acquiror is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Company Common Stock may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

We have been engaged by the Company to act as its financial advisor and we will receive a fee from the Company for providing our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. The opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. We have, in the past, provided financial advisory and financing services to the Company and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we and our affiliates may actively trade securities of the Company for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide investment banking and financial advisory services to the Company, the Acquiror or entities that are affiliated with the Company or the Acquiror, for which we would expect to receive compensation.

This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Merger or any other matter. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Jaffray Opinion Committee.

This opinion addresses solely the fairness, from a financial point of view, to holders of Company Common Stock of the proposed Common Per Share Amount set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement or any related agreement. We were not requested to opine to, and this opinion does not address, the transactions contemplated by Section 7.8 of the Agreement or the value of the liquidating trust referred to therein. In addition, we were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, Acquiror’s ability to fund the merger consideration, any other terms contemplated by the Agreement or the fairness of the Merger or the consideration to be paid to any class or series of preferred stock of the Company, or any other class of securities, creditor or other constituency of the Company. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the compensation to be received by holders of Company Common Stock in the Merger or with respect to the fairness of any such compensation.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Common Per Share Amount is fair, from a financial point of view, to the holders of Company Common Stock (other than the Acquiror and its affiliates, if any) as of the date hereof.

Sincerely,

PIPER JAFFRAY & CO.

ANNEX D

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation.

Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13.;

SOFTBRANDS, INC.
SPECIAL MEETING OF STOCKHOLDERS
August •, 2009
• a.m., CDT
[location]

proxy

This proxy is solicited on behalf of the Board of Directors
for use at the Special Meeting on August •, 2009
The undersigned hereby appoints Randal B. Tofteland and Gregg A. Waldon, and each of them, with the power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Special Meeting of Stockholders of SoftBrands, Inc. to be held on August •, 2009, and any adjournment(s) thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY
MAIL OR ELECTRONICALLY AS DESCRIBED ON THE REVERSE SIDE.
See reverse for voting instructions.

COMPANY #
There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-___-___		QUICK * ** EASY ** * IMMEDIATE

	•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on August •, 2009.

	•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — www.eproxy.com/sbn		QUICK *** EASY *** IMMEDIATE

	•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on August •, 2009.

•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
	•	Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to SoftBrands, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
Please detach here
The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

1.	Proposal to adopt the Agreement and Plan of Merger, dated June 11, 2009, by and among Steel Holdings, Inc., Steel Merger Sub, Inc. and SoftBrands, Inc.	☐ For	☐ Against	☐ Abstain

2.	Proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.	☐ For	☐ Against	☐ Abstain
The Named Proxies are authorized to vote in their discretion upon such matter or matters which may properly be brought before the meeting or any adjournment(s) thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.
Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.